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                                                                     EXHIBIT 2.1



                             ARRANGEMENT AGREEMENT

                                    BETWEEN

                   FRANCO-NEVADA MINING CORPORATION LIMITED

                                      AND

                          NEWMONT MINING CORPORATION

                               NOVEMBER 14, 2001



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

                               TABLE OF CONTENTS


                                                                     PAGE
                                                                     NO.
                                                                     ----
        1. THE ARRANGEMENT AND ITS ANNOUNCEMENT.....................   1
           A.  Process Regarding Franco-Nevada......................   1
           B.  Process Regarding Newmont............................   2
           C.  Circulars............................................   2
           D.  Public Announcement..................................   3

        2. CONDITIONS TO THE ARRANGEMENT............................   3
           A.  Mutual Conditions....................................   3
           B.  Conditions in Favour of Franco-Nevada................   3
           C.  Conditions in Favour of Newmont......................   3
           D.  Satisfaction, Waiver and Release of Conditions.......   3

        3. REPRESENTATIONS AND WARRANTIES...........................   3
           A.  Representations and Warranties of Franco-Nevada......   3
           B.  Representations and Warranties of Newmont............   4
           C.  Survival of Representations, Warranties and Covenants   4
           D.  Exchangeable Shares Held by New Newmont..............   4

        4. IMPLEMENTATION...........................................   4
           A.  General..............................................   4
           B.  Options..............................................   5
           C.  Defence of Proceedings...............................   5
           D.  Waiver of Shareholder Rights Plan....................   6
           E.  Securities Law Compliance and Related Covenants......   6
           F.  Registrar and Transfer Agent.........................   6
           G.  Access to Information; Confidentiality...............   7
           H.  Duty to Inform.......................................   7
           I.  Governance...........................................   7
           J.  Board Recommendations................................   7
           K.  Affiliate Letters....................................   8

        5. CONDUCT OF BUSINESS......................................   8
           A.  Conduct of Business by Franco-Nevada.................   8
           B.  Conduct of Business by Newmont.......................  10

        6. ALTERNATIVE TRANSACTIONS.................................  12
           A.  Non-Solicitation; Adverse Acts.......................  12
           B.  Permitted Actions....................................  12
           C.  Notification of Acquisition Proposal.................  12
           D.  Access to Information................................  13
           E.  Implementation of Superior Proposal..................  13
           F.  Response by Newmont..................................  13
           G.  General..............................................  14

        7. TERMINATION AND AMENDMENT OF AGREEMENT...................  14
           A.  Termination..........................................  14
           B.  Amendment............................................  15
           C.  Mutual Understanding Regarding Amendments............  16
           D.  Approval of Amendments...............................  16

        8. TERMINATION PAYMENTS.....................................  16
           A.  Payment to Newmont...................................  16
           B.  Payment to Franco-Nevada.............................  16

                                                           PAGE
                                                           NO.
                                                           ----
                  9. CONFIDENTIALITY AND PUBLIC DISCLOSURE  16

                 10. GENERAL..............................  17
                     A.     Definitions...................  17
                     B.     Assignment....................  17
                     C.     Binding Effect................  17
                     D.     Representatives...............  17
                     E.     Responsibility for Expenses...  17
                     F.     Time..........................  17
                     G.     Notices.......................  17
                     H.     Governing Law.................  18
                     I.     Injunctive Relief.............  19
                     J.     Currency......................  19
                     K.     Accounting Matters............  19
                     L.     Knowledge.....................  19
                     M.     Entire Agreement..............  19
                     N.     Further Assurances............  19
                     O.     Waivers and Modifications.....  19
                     P.     Schedules.....................  19
                     Q.     Counterparts..................  20
                     R.     Date For Any Action...........  20
                     S.     Interpretation................  20
                     T.     Severability..................  20

                             ARRANGEMENT AGREEMENT

   THIS AGREEMENT made this 14th day of November, 2001.

BETWEEN:

          FRANCO-NEVADA MINING CORPORATION LIMITED, a corporation incorporated under the laws of Canada, ("FRANCO-NEVADA"),

          --AND--

          NEWMONT MINING CORPORATION, a corporation incorporated under the laws of Delaware, ("NEWMONT")

   WHEREAS:

   A. The authorized capital of Franco-Nevada consists of an unlimited number of common shares and an unlimited number of First Preference Shares issuable in series, of which 158,920,430 common shares and no First Preference Shares are issued and outstanding as fully paid and non-assessable;

   B. There are no options, warrants or other securities outstanding that require the issue or sale of any securities of Franco-Nevada, other than the Franco-Nevada Stock Options to acquire an aggregate of 5,040,356 common shares, Franco-Nevada Class A Warrants to acquire an aggregate of 8,985,344 common shares and Franco-Nevada Class B Warrants to acquire an aggregate of 6,571,953 common shares;

   C. Newmont proposes to acquire, through related entities (to be formed by Newmont), all of the Franco-Nevada Shares pursuant to the Arrangement as provided for in this agreement;

   D. Newmont proposes to acquire, through a related entity (to be formed by Newmont), all of the issued and outstanding shares in the capital of Normandy;

   E. The board of directors of Franco-Nevada, after receiving the Fairness Opinion and legal advice and after considering other factors, has determined that it would be advisable and in the best interests of Franco-Nevada and the Franco-Nevada Shareholders for it to enter into this agreement, to support and implement the Transactions and to recommend that Franco-Nevada Shareholders vote in favour of the Arrangement; and

   F. The parties intend that the Transactions shall qualify as reorganizations within the meaning of Section 368(a) of the Code and/or as exchanges that, taken together with the contemplated acquisition of Normandy, are described in
Section 351 of the Code.

   NOW THEREFORE in consideration of the mutual covenants set out in this agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Franco-Nevada and Newmont agree that:

1. THE ARRANGEMENT AND ITS ANNOUNCEMENT

A. PROCESS REGARDING FRANCO-NEVADA.

   Subject to the terms and conditions of this agreement:

      (a) as soon as practicable after the execution of this agreement, and in any event before January 15, 2002, Franco-Nevada shall, in a manner acceptable to Newmont, apply to the Court pursuant to (S)192 of the Act for the Interim Order;

      (b) provided the Interim Order has been obtained, Franco-Nevada shall, in a manner acceptable to Newmont, call and hold the Franco-Nevada Special Meeting as soon as reasonably practicable after the Interim Order has been obtained, and in any event before February 28, 2002, and, in connection with the Franco-Nevada Special Meeting, ensure that the Franco-Nevada Circular contains all information necessary to permit Franco-Nevada Shareholders to make an informed judgement about the Arrangement;

      (c) after having called the Franco-Nevada Special Meeting, Franco-Nevada shall not, without the prior written consent of Newmont, adjourn, postpone or cancel the Franco-Nevada Special Meeting;

      (d) Franco-Nevada shall, subject to the prior review and written approval of Newmont, prepare, file and distribute the Franco-Nevada Circular and such other documents (including documents required by the TSE and the OSC or applicable Law) as may be necessary or desirable to permit Franco-Nevada Shareholders to vote on the Arrangement;

      (e) provided the Arrangement is approved at the Franco-Nevada Special Meeting as set out in the Interim Order, as soon as reasonably practicable thereafter at a time determined with Newmont, Franco-Nevada shall forthwith, in a manner acceptable to Newmont, take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such manner as the Court may direct;

      (f) provided the Final Order is obtained and the conditions set out in
   (S)2 have been satisfied or waived, Franco-Nevada shall send to the Director, for endorsement and filing by the Director, articles of arrangement and such other documents as may be required under the CBCA to give effect to the Arrangement; and

      (g) provided the Final Order is obtained and the conditions set out in
   (S)2 have been satisfied or waived, the Support Agreement and the Voting and Exchange Trust Agreement shall be executed.

B. PROCESS REGARDING NEWMONT.

   Newmont shall take all action necessary to cause a meeting of its shareholders to be duly called and held for the purposes of voting on all matters required by the Delaware General Corporation Law and the rules of the NYSE in order to consummate the transactions contemplated by this agreement. Such shareholders meeting shall be held at the earliest practicable time following the Franco-Nevada Special Meeting, subject to compliance with all applicable Law. In connection with its shareholders meeting, Newmont shall (i) mail all necessary documents to its shareholders as promptly as practicable, including the Newmont Circular, (ii) use all reasonable efforts to obtain the necessary approvals to consummate the transactions contemplated by this agreement and (iii) otherwise comply with all applicable legal requirements to hold the Newmont shareholder meeting and consummate the transactions contemplated by this agreement.

C. CIRCULARS.

   Franco-Nevada shall, subject to the prior review and written approval of Newmont, prepare the Franco-Nevada Circular (including supplements or amendments thereto) and cause the Franco-Nevada Circular (including supplements or amendments thereto) to be distributed in accordance with applicable Law. Newmont shall furnish to Franco-Nevada all information regarding itself, its Subsidiaries and its directors, officers and shareholders as may reasonably be required to be included in the Franco-Nevada Circular pursuant to applicable Laws. Each of Franco-Nevada and Newmont shall:

      (a) ensure that all information provided by it or on its behalf that is contained in the Franco-Nevada Circular does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in the Franco-Nevada Circular that is necessary to make any statement that it contains not misleading in light of the circumstances in which it is made; and

      (b) promptly notify the other if, at any time before the Effective Time, it becomes aware that the Franco-Nevada Circular, any document delivered to the Court in connection with the application for the Interim Order or Final Order or delivered to Franco-Nevada Shareholders in connection with the Franco-Nevada Special Meeting or any other document contemplated by (S)1.A contains a misrepresentation, an untrue statement of material fact, omits to state a material fact required to be stated in those documents that is necessary to make any statement it contains not misleading in light of the circumstances in which it is made or that otherwise requires an amendment or a supplement to those documents.

   Franco-Nevada shall furnish to Newmont all information regarding itself, its Subsidiaries and its directors, officers and shareholders as may reasonably be required to be included in the Newmont Circular pursuant to applicable Laws. Newmont shall provide Franco-Nevada with the opportunity to review the Newmont Circular prior to its submission to the SEC and its dissemination. Each of Newmont and Franco-Nevada shall:

      (a) ensure that the information provided by it or on its behalf that is contained in the Newmont Circular does not contain any untrue statements of a material fact or omit to state a material fact required to be stated in the Newmont Circular or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and

      (b) promptly notify the other if, at any time before the Effective Time, it becomes aware that the Newmont Circular, any document delivered to Newmont Shareholders in connection with the Newmont Special Meeting or any other document contemplated by (S)1.B contains any untrue statements of a material fact or omits to state a material fact required to be stated in those documents or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or otherwise requires an amendment or supplement.

D. PUBLIC ANNOUNCEMENT.

   Immediately after the execution of this agreement, Franco-Nevada and Newmont shall issue a joint public announcement, announcing the entering into of this agreement and the Transactions, which announcement shall be in form and substance acceptable to each of them.

2. CONDITIONS TO THE ARRANGEMENT

A. MUTUAL CONDITIONS.

   The respective obligations of Franco-Nevada and Newmont to complete the Arrangement shall be subject to the fulfilment, or the waiver by each of Franco-Nevada and Newmont, on or before the Outside Date, of the conditions set forth in Schedule C, each of which may be waived by mutual consent of Franco-Nevada and Newmont, in whole or in part. For greater certainty, the conditions set forth in Schedule C are inserted for the benefit of each of the parties to this agreement and may be waived by mutual consent of Franco-Nevada and Newmont, in whole or in part, in their sole discretion.

B. CONDITIONS IN FAVOUR OF FRANCO-NEVADA.

   The obligations of Franco-Nevada to complete the Arrangement shall be subject to the fulfilment, or the waiver by Franco-Nevada, on or before the Outside Date, of the conditions set forth in Schedule D, each of which is for the exclusive benefit of Franco-Nevada and may be waived by Franco-Nevada alone, at any time, in whole or in part, in its sole discretion.

C. CONDITIONS IN FAVOUR OF NEWMONT.

   The obligations of Newmont to complete the Arrangement shall be subject to the fulfilment, or the waiver by Newmont, on or before the Outside Date, of the conditions set out in Schedule E, each of which is for the exclusive benefit of Newmont and may be waived by Newmont alone, at any time, in whole or in part, in its sole discretion.

D. SATISFACTION, WAIVER AND RELEASE OF CONDITIONS.

   Upon the issuance of a certificate of arrangement in respect of the Arrangement by the Director in accordance with the Final Order and the CBCA, the conditions provided for in this section shall be deemed conclusively to have been satisfied, waived or released.

3. REPRESENTATIONS AND WARRANTIES

A. REPRESENTATIONS AND WARRANTIES OF FRANCO-NEVADA.

   Franco-Nevada represents and warrants to Newmont as to those matters set forth in Schedule F (and acknowledges that Newmont is relying on such representations and warranties in entering into this agreement and completing the Transactions).

B. REPRESENTATIONS AND WARRANTIES OF NEWMONT.

   Newmont represents and warrants to Franco-Nevada as to those matters set forth in Schedule G (and acknowledges that Franco-Nevada is relying on such representations and warranties in entering into this agreement and completing the Transactions).

C. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

   The representations, warranties and covenants of Franco-Nevada and Newmont contained in this agreement or in any instrument delivered pursuant to this agreement shall merge upon, and shall not survive, the Effective Date; provided that this (S)3.C shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

D. EXCHANGEABLE SHARES HELD BY NEW NEWMONT.

   If New Newmont (or a successor thereto) is a "specified financial institution" for purposes of the ITA, any Exchangeable Shares held by New Newmont, or a corporation related to New Newmont, will not be redeemed or cancelled if such redemption or cancellation would result in any holder of an Exchangeable Share (other than a Newmont corporation) holding more than 10% of the issued and outstanding Exchangeable Shares.

4. IMPLEMENTATION

A. GENERAL.

   The Transactions are intended, subject to the terms and conditions hereof and thereof, to result in:

  . in respect of any Franco-Nevada Shareholder who elects pursuant to the terms of Section 2.3 of the Plan of Arrangement, the acquisition by NSULC and Acquisitionco of all of the issued shares of a Holdco in consideration of, at the option of the holder of such Holdco Shares, either:

     (i) if the Holdco Shares are sold to Acquisitionco, 0.80 Exchangeable Shares per Franco-Nevada Share owned by the Holdco, or

    (ii) if the Holdco Shares are sold to NSULC, 0.80 Newmont Shares per Franco-Nevada Share owned by the Holdco;

  . in any other case, the acquisition by NSULC and Acquisitionco of all of the issued and outstanding Franco-Nevada Shares from the holders of those shares (other than Franco-Nevada Shares owned by Holdcos) in consideration of, at the option of the holder, either:

     (i) 0.80 Exchangeable Shares per Franco-Nevada Share acquired by Acquisitionco, or

    (ii) 0.80 Newmont Shares per Franco-Nevada Share acquired by NSULC, and cash in lieu of fractional shares; and

  . condition (f) of Schedule C being satisfied as soon as reasonably practicable.

Subject to the provisions of the Plan of Arrangement, Acquisitionco agrees to execute joint elections under subsection 85(1) or 85(2) of the ITA or any equivalent provincial legislation in respect of the acquisition of Franco-Nevada Shares or Holdco Shares by Acquisitionco. In addition, each of Franco-Nevada and Newmont shall (and shall cause its Subsidiaries to) use all efforts to satisfy each of the conditions precedent to be satisfied by it, as soon as practical and in any event before the Effective Date, and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable to permit the completion of the Transactions in accordance with the Arrangement, this agreement, the agreements that it contemplates and applicable Law, and to cooperate with each other in connection therewith (provided, however, that, with respect to Canadian provincial or territorial qualifications, neither Newmont nor New Newmont shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where it is not now so subject, except as to matters and transactions arising solely from the issuance of the Exchangeable Shares and the Newmont Shares), including using all efforts to:

      (a) provide notice to, and obtain all waivers, consents, permits, licenses, authorizations, orders, approvals and releases necessary or desirable to complete the Transactions from, Agencies and other persons, including parties to agreements, understandings or other documents to which each of Franco-Nevada and Newmont (and its respective Subsidiaries) is a party or by which it or its properties is bound or affected (including loan agreements, shareholder agreements, leases, pledges, guarantees and security), the failure of which to provide or obtain would prevent the completion of the Arrangement or which, individually or in the aggregate, could reasonably be expected to be Materially Adverse to either Franco-Nevada or Newmont and their respective Subsidiaries, in each case taken as a whole;

      (b) obtain the Interim Order and the approval of Franco-Nevada Shareholders at the Franco-Nevada Special Meeting at the earliest practicable date, as specified in the Interim Order and the Final Order;

      (c) effect or cause to be effected all registrations and filings and submissions of information necessary or desirable to complete the Transactions or requested of it by Agencies, the failure of which to obtain could reasonably be expected to prevent the completion of the Transactions or could reasonably be expected to be Materially Adverse to either Franco-Nevada or Newmont and their respective Subsidiaries, in each case taken as a whole; and

      (d) keep the other reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including providing the other with copies of all related applications and notifications.

B. OPTIONS.

   (a) Franco-Nevada shall take all necessary actions and do all things necessary to ensure that, in accordance with the terms of the Franco-Nevada Options, each holder of a Franco-Nevada Option shall be entitled to receive after the Effective Time upon the subsequent exercise of such holder's Franco-Nevada Option, in accordance with its terms, and shall accept in lieu of the number of Franco-Nevada Shares to which such holder was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of Newmont Shares that such holder would have been entitled to receive as a result of the Transactions if, on the Effective Date, such holder had been the registered holder of the number of Franco-Nevada Shares to which such holder was theretofore entitled upon such exercise. For example, a holder of ten Franco-Nevada Class A Warrants would be entitled to receive new warrants bearing the same terms and conditions, except that such warrants would be exercisable for 32 (i.e., 10 x 4 x 0.80) Newmont Shares for a total exercise price of $200.

   (b) As soon as practicable following the Effective Date, but it no event later than 20 days after the Effective Date, Newmont shall, to the extent required, file with the SEC a registration statement on Form S-8 (or other appropriate form) under the Securities Act with respect to the Newmont Shares issued pursuant to Section 4.B(a) with respect to Franco-Nevada Options. Newmont shall take all necessary action to ensure that a sufficient number of Newmont Shares are reserved for issuance upon the exercise of Franco-Nevada Options as contemplated by Section 4.B(a). In addition, Newmont shall take all necessary action to cause Newmont equity securities issued in connection with the Arrangement to the holders of Franco-Nevada Options who become executive officers or directors of Newmont to be exempt from Section 16(b) of the Securities Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

C. DEFENCE OF PROCEEDINGS.

   Each of Franco-Nevada and Newmont shall vigorously defend, or shall cause to be vigorously defended, any lawsuits or other legal proceeding brought against it or any of its Subsidiaries or their respective directors, officers or shareholders challenging this agreement or the completion of the Transactions. Neither Franco-Nevada nor Newmont shall settle or compromise (or permit any of their respective Subsidiaries to compromise or settle) any claim brought in connection with the Transactions, without the prior written consent of the other.

D. WAIVER OF SHAREHOLDER RIGHTS PLAN.

   Franco-Nevada hereby confirms, acknowledges and agrees that the board of directors of Franco-Nevada has approved the Transactions and has, acting in good faith, determined it to be necessary and desirable to extend the Separation Time (as defined therein) under the Franco-Nevada Rights Agreement until after the vote by the Franco-Nevada Shareholders on the Arrangement at the Franco-Nevada Special Meeting and to obtain the consent of Franco-Nevada Shareholders to waive the Franco-Nevada Rights Agreement so that neither the entering into nor delivery of this agreement, the Arrangement or the other agreements contemplated hereby nor the consummation of all or any part of the Transactions shall constitute a Flip-in Event (as defined in the Franco-Nevada Rights Agreement), and Franco-Nevada has done all such acts and executed and delivered all such documents and instruments that are required in order to extend the Separation Time, including providing the Rights Agent (as defined in the Franco-Nevada Rights Agreement) with notice in writing of such extension.

E. SECURITIES LAW COMPLIANCE AND RELATED COVENANTS.

   Newmont shall use its best efforts (which, for greater certainty, shall not require Newmont to consent to a term or condition of an approval or consent which Newmont reasonably determines could have a Materially Adverse effect on Newmont or its Subsidiaries):

      (a) to obtain all orders required from the applicable Canadian securities regulatory Agencies to permit the first resale of:

          (i) the Exchangeable Shares issued pursuant to the Arrangement; and

          (ii) the Newmont Shares issued from time to time upon exchange of the Exchangeable Shares,

   in each case without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any securities regulatory Agency in any of the provinces of Canada (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Newmont or Acquisitionco or Callco (as defined in the provisions attaching to the Exchangeable Shares) for purposes of Canadian federal, provincial or territorial securities Laws or equivalent Laws of the United States or any of its states);

      (b) to cause the Exchangeable Shares to be listed and posted for trading on the TSE by the Effective Time and to take reasonable steps to maintain such listings for so long as there are Exchangeable Shares outstanding (other than those securities held by Newmont or any of its affiliates);

      (c) take reasonable steps to ensure that Acquisitionco has, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Newmont or any of its affiliates), a "substantial Canadian presence" within the meaning of subsection 206(1.1) of the ITA;

      (d) take reasonable steps to cause the listing and admission to trading on NYSE of the Newmont Shares to be issued at the Effective Time and from time to time (i) upon exchange of the Exchangeable Shares, and (ii) upon the exercise of the Franco-Nevada Options; and

      (e) take reasonable steps to ensure that Acquisitionco is, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Newmont or any of its affiliates), a "taxable Canadian corporation" and not a "mutual fund corporation," each within the meaning of the ITA.

F. REGISTRAR AND TRANSFER AGENT.

   Franco-Nevada shall permit the registrar and transfer agent for Franco-Nevada Shares and Franco-Nevada Warrants to act as depositary in connection with the Arrangement and instruct that transfer agent to furnish to Newmont (and such persons as it may designate) at such times as it may request such information and provide to Newmont (and such persons as it may designate) such other assistance as it may request in connection with the implementation and completion of the Transactions.

G. ACCESS TO INFORMATION; CONFIDENTIALITY.

      (a) Franco-Nevada shall, and shall cause its Subsidiaries to, afford to Newmont and to its Representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of the properties, books, contracts, commitments, personnel and records of Franco-Nevada and its Subsidiaries and, during such period, Franco-Nevada shall, and shall cause each of its Subsidiaries to, furnish promptly to Newmont (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal, provincial or state securities Laws and (ii) all other information concerning its business, properties and personnel as Newmont may reasonably request, including any information with respect to shareholder approval at the Franco-Nevada Special Meeting and the status of the efforts to obtain such approval. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

      (b) During the period prior to the Effective Time of the Arrangement, Newmont shall, and shall cause its Subsidiaries to, furnish promptly to Franco-Nevada information concerning its business and properties as Franco-Nevada may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

H. DUTY TO INFORM.

   Each of Franco-Nevada and Newmont shall keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining the requisite approvals and consents or governmental orders, including:

      (a) promptly notifying the other of, and if in writing promptly furnishing the other with copies of, any communications from or with any Agency with respect to the Transactions;

      (b) permitting the other party to review in advance, and considering in good faith the view of one another in connection with, any proposed communication with any Agency in connection with proceedings under or relating to any applicable Law; and

      (c) not agreeing to participate in any meeting or discussion with any Agency in connection with proceedings under or relating to any applicable Law unless it consults with the other party in advance, and, to the extent permitted by such Agency, give the other party the opportunity to attend and participate.

I. GOVERNANCE.

   At the time of completion of the Transactions:

      (a) the board of directors of Newmont (or its direct or indirect parent corporation that issues the shares into which all or substantially all of the Original Newmont Share are converted or for which they are exchanged on or before the Effective Date in connection with the transactions contemplated by the Plan of Arrangement ("NEW NEWMONT")) shall be constituted with a maximum of 17 directors, including Mr. Seymour Schulich, Mr. Pierre Lassonde, and one member of the current Franco-Nevada board of directors who shall be recommended by Franco-Nevada and subject to Newmont's approval; and

      (b) the Chief Executive Officer of Newmont immediately prior to the Effective Time shall be the Chief Executive Officer of Newmont or New Newmont, as applicable, the President and Co-Chief Executive Officer of Franco-Nevada immediately prior to the Effective Time shall be the President of Newmont or New Newmont, as applicable, and the Chairman of the Board of Directors and Co-Chief Executive Officer of Franco-Nevada shall be the Chairman of Newmont's or New Newmont's, as applicable, new merchant banking Subsidiary.

J. BOARD RECOMMENDATIONS.

   The board of directors of Franco-Nevada shall, subject to (S)6.E, recommend that Franco-Nevada Shareholders approve the Arrangement. The board of directors of Newmont shall recommend that Newmont Shareholders approve all matters necessary to consummate the Transactions, subject to applicable Law.

K. AFFILIATE LETTERS.

   Franco-Nevada shall cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Franco-Nevada for purposes of Rule 145 under the Securities Act, to execute and deliver to Newmont no less than 30 days prior to the date of the Franco-Nevada Special Meeting, the written undertakings in the form attached hereto as Schedule I. No later than 45 days prior to such date, Franco-Nevada, after consultation with its outside counsel, shall provide Newmont with a letter (reasonably satisfactory to outside counsel to Newmont) specifying all of the persons or entities who, in Franco-Nevada's opinion, may be deemed to be "affiliates" of Franco-Nevada under the preceding sentence. The foregoing notwithstanding, Newmont shall be entitled to place legends as specified in Schedule I on the certificates evidencing any of the Newmont Shares and, to the extent applicable, Exchangeable Shares to be received by (i) any such "affiliate" of Franco-Nevada specified in such letter or (ii) any person Newmont reasonably identifies (by written notice to Franco-Nevada) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Newmont Shares and, to the extent applicable, Exchangeable Shares, consistent with the terms of the affiliate letter in the form of Schedule I, regardless of whether such person has executed such letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence. The limitations on the amount of securities that may be sold by an "affiliate" pursuant to Rule 144(e) under the Securities Act, as of the date of this agreement, are set forth on Schedule J.

5. CONDUCT OF BUSINESS

A. CONDUCT OF BUSINESS BY FRANCO-NEVADA.

   Prior to the Effective Time, unless Newmont otherwise agrees in writing or as otherwise expressly contemplated or permitted by this agreement, Franco-Nevada shall, and shall cause each of its Subsidiaries to, (i) conduct its business only in, not take any action except in, and maintain its facilities in, the ordinary course of business consistent with past practice,
(ii) maintain and preserve its business organization and its material rights and franchises, (iii) retain the services of its officers and key employees,
(iv) maintain relationships with customers, suppliers, lessees, joint venture partners, licensees, lessors, licensors and other third parties, and (v) maintain all of its operational assets in their current condition (normal wear and tear excepted) to the end that the goodwill and ongoing business of Franco-Nevada and its Subsidiaries shall not be impaired in any material respect. Without limiting the generality of the foregoing, Franco-Nevada shall (unless Newmont otherwise agrees in writing or as otherwise expressly contemplated or permitted by this agreement):

      (a) not do, permit any of its Subsidiaries to do or permit to occur any of the following (directly or indirectly),

          (i) issue, grant, sell, transfer, pledge, lease, dispose of, encumber or agree to issue, grant, sell, pledge, lease, dispose of or encumber,

             (A) any Franco-Nevada Shares or other securities entitling the holder to rights in respect of the securities or assets of Franco-Nevada or its Subsidiaries, other than pursuant to rights to acquire such securities existing at the date of this agreement as disclosed in the Disclosure statement, or

             (B) any property or assets of Franco-Nevada or any of its Subsidiaries, except in the ordinary course of business consistent with past practice,

          (ii) amend or propose to amend the constitutional documents (including articles or other organizational documents or by-laws) of it or any of its Subsidiaries,

          (iii) declare or make any dividend or other distribution (in cash, securities or other property) in respect of any securities of it or any of its Subsidiaries,

          (iv) redeem, purchase or offer to purchase any securities of its capital stock, or enter into any agreement, understanding or arrangement with respect to the voting, registration or repurchase of its capital stock,

          (v) adjust, split, combine or reclassify its capital stock or merge, consolidate or enter into a joint venture with any person,

          (vi) except in accordance with executed agreements of purchase and sale provided to Newmont before the date of this agreement or as contemplated in (S)5.A(a)(vii), acquire or agree to acquire (by purchase, amalgamation, merger or otherwise) any person or assets that individually exceeds $5 million or, in the aggregate, exceed $10 million,

          (vii) make, or commit to make, any capital expenditures that individually exceeds $10 million or, in the aggregate, exceed $25 million,

          (viii) amend or modify, or propose to amend or modify, the Franco-Nevada Rights Plan, as amended as of the date hereof,

          (ix) incur, create, assume, commit to incur, guarantee or otherwise become liable or responsible for indebtedness for borrowed money, other than:

             (A) advances from Subsidiaries of Franco-Nevada made in the ordinary course of business consistent with past practice,

             (B) advances from Subsidiaries of Franco-Nevada made to fund expenditures permitted by this agreement, and

             (C) pursuant to existing operating lines of credit with third party lenders as disclosed in the Disclosure Statement,

          (x) settle or compromise any suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation involving the possible payment or receipt of amounts that exceed, in the aggregate, $250,000,

          (xi) enter into, adopt or amend any Employee Benefit Plan or Employment Agreement, except as may be required by applicable Law,

          (xii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which Franco-Nevada is a party,

          (xiii) other than as a result of the Transactions, take any action that could give rise to a right to severance benefits pursuant to any employment, severance, termination, change in control or similar agreements or arrangements,

          (xiv) adopt or amend, or increase or accelerate the timing, payment or vesting of benefits under or funding of, any bonus, profit sharing compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any current or former employee, director or consultant,

          (xv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice,

          (xvi) except as otherwise required by Law, make any material Tax election, settle or compromise any material Tax claim, file any Tax Return (other than in a manner consistent with past practice) or change any method of Tax accounting,

          (xvii) take any action to exempt or make not subject to the provisions of any take-over Law or other Law, which purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Newmont or its Subsidiaries) or any action taken thereby, which person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom,

          (xviii) make any changes to existing accounting practices, except as the regular, independent auditors of Franco-Nevada advise in writing are required by applicable Law or generally accepted accounting principles, or write up, write down or write off the book value of any assets in amount that, in aggregate, exceed $500,000, except for depreciation and amortization in accordance with generally accepted accounting principles, or

          (xix) enter into or modify any employment, severance, collective bargaining or similar agreements or arrangements with, or take any action with respect to or grant any salary increases, bonuses, benefits, severance or termination pay to, any current or former officers, directors or other employees or consultants;

      (b) use its best efforts to cause the current insurance (or re-insurance) policies of it and its Subsidiaries not to be cancelled or terminated or any other coverage under those policies to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

      (c) not do or permit any action that would, or could reasonably be expected to, render any representation or warranty made by it in this agreement untrue or inaccurate in a manner that would, or could reasonably be expected to, be Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole;

      (d) promptly notify Newmont orally and in writing of any change in the ordinary course of the business, operations or properties of Franco-Nevada or its Subsidiaries and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) that, individually is or in the aggregate are, or could reasonably be expected to be, Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole;

      (e) not implement any other change in the business, affairs, capitalization or dividend policy of Franco-Nevada or its Subsidiaries that is, or in the aggregate are, or could reasonably be expected to be, Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole; and

      (f) not enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this (S)5.A.

B. CONDUCT OF BUSINESS BY NEWMONT.

   (a) Prior to the Effective Time, unless Franco-Nevada otherwise agrees in writing or as otherwise expressly contemplated or permitted by this agreement, Newmont shall, and shall cause each of its Subsidiaries to, (i) conduct its business and maintain its facilities in the ordinary course of business consistent with past practice, (ii) maintain and preserve its business organization and its material rights and franchises, (iii) retain the services of its officers and key employees, (iv) maintain relationships with customers, suppliers, lessees, joint venture partners, licensees, lessors, licensors and other third parties, and (v) maintain all of its operational assets in their current condition (normal wear and tear excepted) to the end that the goodwill and ongoing business of Newmont and its Subsidiaries shall not be impaired in any material respect. Without limiting the generality of the foregoing, Newmont shall (unless Franco-Nevada otherwise agrees in writing or as otherwise expressly contemplated or permitted by this agreement):

      (i) not, nor permit any of its Subsidiaries to, redeem, purchase or offer to purchase any securities of its capital stock, or enter into any agreement, understanding or arrangement with respect to the repurchase of its capital stock (except for transactions among Newmont and its presently existing or future direct or indirect wholly-owned Subsidiaries);

      (ii) not make any amendment to its Articles of Incorporation that changes the fundamental attributes of Newmont Shares;

      (iii) not make, declare or pay any dividend (other than quarterly dividends not in excess of $0.03 per share of common stock and $0.8125 per share of preferred stock, with record and payment dates consistent with past practice);

      (iv) not adjust, split, combine or reclassify its capital stock or, except in connection with the Transactions, merge or consolidate with any person (except for transactions among Newmont, New Newmont and their direct or indirect wholly-owned Subsidiaries);

      (v) not incur, create, assume, commit to incur, guarantee or otherwise become liable or responsible for indebtedness for borrowed money that, in the aggregate, exceed $200 million, except in the ordinary course of business consistent with past practice and other than:

          (A) advances from Subsidiaries of Newmont made to fund expenditures permitted by this agreement, and

          (B) pursuant to existing operating or replacement lines of credit with third party lenders;

      (vi) not do or permit any action that would, or could reasonably be expected to, render any representation or warranty made by it in this agreement untrue or inaccurate in a manner that would, or could reasonably be expected to be, Materially Adverse to Newmont and its Subsidiaries, taken as a whole;

      (vii) promptly notify Franco-Nevada orally and in writing of any change in the ordinary course of the business, operations or properties of Newmont or its Subsidiaries and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) that, individually is or in the aggregate are, or could reasonably be expected to be, Materially Adverse to Newmont and its Subsidiaries, taken as a whole;

      (viii) not enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this (S)5.B; and

      (ix) not implement any other change in the business, affairs, capitalization or dividend policy of Newmont or its Subsidiaries that is, or in the aggregate are, or could reasonably be expected to be, Materially Adverse to Newmont and its Subsidiaries, taken as a whole.

   (b) In addition, Newmont shall not (unless Newmont first consults with Franco-Nevada or as otherwise expressly contemplated or permitted by this agreement) do, permit any of its Subsidiaries to do or permit to occur any of the following (directly or indirectly), except for transactions among Newmont, New Newmont and their direct or indirect wholly-owned Subsidiaries:

      (i) issue, grant, sell, transfer, pledge, lease, dispose of, encumber or agree to issue, grant, sell, pledge, lease, dispose of or encumber;

          (A) any Newmont Shares or other securities entitling the holder to rights in respect of the securities or assets of Newmont or its Subsidiaries, other than pursuant to rights to acquire such securities existing at the date of this agreement, or

          (B) any property or assets of Newmont or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;

      (ii) except in accordance with executed agreements of purchase and sale provided to Franco-Nevada before the date of this agreement or as contemplated in (S)5.B(iii) below, acquire or agree to acquire (by purchase, amalgamation, merger or otherwise) any person or assets that individually exceeds $50 million or, in the aggregate, exceed $100 million; or

      (iii) except as provided in Newmont's regular budget, make, or commit to make, any capital expenditures that individually exceeds $50 million.

6. ALTERNATIVE TRANSACTIONS

A. NON-SOLICITATION; ADVERSE ACTS.

   Franco-Nevada shall not (and shall not permit any of its Subsidiaries to), directly or indirectly, through any of its or its Subsidiaries' Representatives or otherwise, take any action that may in any way adversely affect or reduce the likelihood of the successful completion of the Transactions. Without limiting the foregoing, Franco-Nevada shall not (and shall not permit any of its Subsidiaries to), directly or indirectly, through any of its or its Subsidiaries' Representatives or otherwise:

      (a) solicit, initiate, encourage, or facilitate (including by way of furnishing non-public information) any inquiries or proposals regarding an Alternative Transaction;

      (b) participate in any discussions or negotiations regarding any Alternative Transaction;

      (c) approve or recommend any Alternative Transaction; or

      (d) accept or enter any agreement, arrangement or understanding related to any Alternative Transaction.

Additionally, Franco-Nevada shall:

      (a) immediately cease and cause to be terminated any existing discussions or negotiations, directly or indirectly, with any person with respect to any Alternative Transaction; and

      (b) not, directly or indirectly, waive or vary any terms or conditions of any confidentiality or standstill agreement that it has, as of the date hereof, entered into with any person considering any Alternative Transaction and shall immediately request the return (or the deletion from retrieval systems and data bases or the destruction) of all information.

B. PERMITTED ACTIONS.

   Notwithstanding anything in this agreement, nothing shall prevent the board of directors of Franco-Nevada from:

      (a) complying with its obligations under applicable securities Law to prepare and deliver a directors' circular in response to a take-over bid; and

      (b) considering, participating in discussions or negotiations and entering into confidentiality agreements and providing information, in each case pursuant to (S)6, regarding an unsolicited BONA FIDE written Acquisition Proposal that (i) did not result from a breach of (S)6, and (ii) the board of directors of Franco-Nevada has determined by formal resolution, in good faith and after consultation with its financial advisors and outside legal counsel, is a Superior Proposal, but only to the extent that the board of directors of Franco-Nevada also has determined by formal resolution, in good faith after consultation with its outside counsel, that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties.

The board of directors of Franco-Nevada shall not, except in compliance with
(S)6.E and F, approve, recommend, accept, support or enter into any other agreement, arrangement or understanding in respect of any such Acquisition Proposal.

C. NOTIFICATION OF ACQUISITION PROPOSAL.

   Franco-Nevada shall immediately notify Newmont, at first orally and then promptly in writing, of any Acquisition Proposal and any inquiry that could lead to any Alternative Transaction, or any amendments to the foregoing, or any request for information relating to Franco-Nevada or any of its Subsidiaries in connection with any Alternative Transaction or for access to the properties, books, or records of Franco-Nevada or any of its Subsidiaries by any person that may be proposing to make, or has made, any Alternative Transaction. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the person making such proposal, inquiry or contact and such other details of the proposal, inquiry, contact, discussions or negotiations as Newmont may, in its sole discretion request, and shall attach copies of all letters, agreements and other documentation (whether executed or in draft) in respect of such Alternative Transaction. Franco-Nevada shall keep Newmont informed by way of further such notices of the status including any change to the material terms of any such Alternative Transaction or inquiry.

D. ACCESS TO INFORMATION.

   If Franco-Nevada receives a request for information from a person that has made an unsolicited BONA FIDE written Acquisition Proposal that complies with
(S)6.B(b)(i) and (ii), then, and only in such case, the board of directors of Franco-Nevada may, subject to the execution by such person of a confidentiality agreement containing terms at least as favourable to Franco-Nevada as those contained in this agreement and the Confidentiality Agreement, provide such person with access to information regarding Franco-Nevada and its Subsidiaries that then has been provided to Newmont; provided that Franco-Nevada sends a copy of any such confidentiality agreement to Newmont promptly upon its execution and Franco-Nevada provides Newmont with copies of the information provided to such person and immediately provides Newmont with access to all information to which such person was provided access.

E. IMPLEMENTATION OF SUPERIOR PROPOSAL.

   Subject to Newmont's rights under (S)6.F, Franco-Nevada may accept, approve or recommend or enter into an agreement, understanding or arrangement to implement a Superior Proposal in respect of which there has been no breach of
(S)6 only if:

      (a) Franco-Nevada has complied with its obligations under this (S)6 and has provided Newmont with a copy of all documentation (including unexecuted draft documentation) relating to the Superior Proposal;

      (b) a period (the "RESPONSE PERIOD") of five business days shall have elapsed from the later of the date on which Newmont received written notice from the board of directors of Franco-Nevada it has resolved, subject only to compliance with this (S)6.E, to accept, approve, recommend or enter into a binding agreement to implement the Superior Proposal and the date Newmont received all of the documentation described in (S)6.E(a); and

      (c) the board of directors of Franco-Nevada has considered any amendment to the terms of this agreement proposed by Newmont (or on its behalf) before the end of the Response Period and determined in good faith, after consultation with its financial advisors and outside legal counsel, that the Superior Proposal is more favourable to Franco-Nevada Shareholders from a financial point of view than the Arrangement and the other Transactions (with the amendments, if any, proposed by Newmont) and that it would be a breach of its fiduciary duties not to enter into a binding agreement in respect of the Superior Proposal.

Franco-Nevada shall provide to Newmont the basis for the above determination of the board of directors of Franco-Nevada in reasonable detail (including copies of evidence, if any, of financing of any Superior Proposal) promptly upon the board of directors of Franco-Nevada determining that any Superior Proposal is more favourable to Franco-Nevada Shareholders from a financial point of view than the Arrangement and the other Transactions. If the Response Period would not terminate before the Franco-Nevada Special Meeting, at the request of Newmont, Franco-Nevada shall adjourn the Franco-Nevada Special Meeting to a date that is no less than two and no more than five business days after the Response Period.

F. RESPONSE BY NEWMONT.

   During the Response Period, Newmont shall have the right, but not the obligation, to offer to amend the terms of this agreement. The board of directors of Franco-Nevada shall review any such offer by Newmont to

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

amend this agreement in good faith, in consultation with its financial advisors and outside legal counsel, to determine whether the Acquisition Proposal to which Newmont is responding would be a Superior Proposal when assessed against Newmont's proposal. If the board of directors of Franco-Nevada does not so determine by formal resolution, it shall enter into an amended agreement with Newmont reflecting Newmont's amended proposal. If the board of directors of Franco-Nevada does so determine and Franco-Nevada has paid (or has caused to be paid) to Newmont $100 million in immediately available funds to an account designated by Newmont, Franco-Nevada may approve, recommend, accept or enter into an agreement, understanding or arrangement to implement the Superior Proposal; provided that in no event shall the board of directors of Franco-Nevada take any action that may obligate Franco-Nevada or any other person to seek to interfere with the completion of the Transactions, or impose any "break-up," "hello" or other fees or options or rights to acquire assets or securities, or any other obligations that would survive completion of the Transactions, on Franco-Nevada or any of its Subsidiaries, property or assets. Franco-Nevada shall provide to Newmont the basis for the above determinations of the board of directors of Franco-Nevada in reasonable detail (including copies of evidence, if any, of financing of any Acquisition Proposal) promptly upon the board of directors of Franco-Nevada determining that the Acquisition Proposal remains a Superior Proposal.

G. GENERAL.

   Nothing in this (S)6 shall limit the obligation of Franco-Nevada to convene and hold the Franco-Nevada Special Meeting to consider the Arrangement as contemplated in (S)1.A. Each successive amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of (S)6.E and F and Newmont shall be afforded a new Response Period in respect of each such Acquisition Proposal.

7. TERMINATION AND AMENDMENT OF AGREEMENT

A. TERMINATION.

   The rights and obligations of the parties pursuant to this agreement, other than pursuant to (S)(S)4.G (as it relates to the confidentiality of information), 7, 8, 9 and 10, may be terminated at any time before the Effective Time:

      (a) by mutual agreement in writing executed by Franco-Nevada and Newmont (for greater certainty, without further action on the part of Franco-Nevada Shareholders if termination occurs after the holding of the Franco-Nevada Special Meeting);

      (b) by Franco-Nevada,

          (i) after the Outside Date, if the conditions provided in (S)2.A and B have not been satisfied or waived by Franco-Nevada on or before the Outside Date and provided that Franco-Nevada has not failed to perform any covenant required to be performed by it pursuant to this agreement (or such failure is not Materially Adverse to Newmont and its Subsidiaries, taken as a whole) and no representation or warranty made by Franco-Nevada is untrue in any material respect; or

          (ii) at any time, if Newmont Shareholders do not cast (or do not cause to be cast) sufficient votes at the Newmont Special Meeting to approve all matters necessary to consummate the transactions contemplated by this agreement; or

          (iii) at any time, if a person other than Newmont or a related entity of Newmont unconditionally acquires not less than 50.1% of the Normandy shares, calculated on a fully diluted basis; and

      (c) by Newmont,

          (i) after the Outside Date, if the conditions provided in (S)2.A and C have not been satisfied or waived by Newmont on or before the Outside Date, provided that Newmont has not failed to perform any covenant required to be performed by it pursuant to this agreement (or such failure is not

       Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole) and no representation or warranty made by Newmont is untrue in any material respect; or

          (ii) at any time if the board of directors of Franco-Nevada

             (A) does not recommend, or withdraws or modifies in a manner adverse to Newmont or refuses to affirm (within 5 days of a written request) its recommendation, that Franco-Nevada Shareholders vote in favour of the Transactions, or

             (B) approves, recommends, accepts or enters into any agreement, undertaking or arrangement in respect of an Alternative Transaction; or

          (iii) at any time if the Franco-Nevada Special Meeting is cancelled, adjourned or delayed except as expressly contemplated by this agreement or agreed to by Newmont in writing;

          (iv) at any time, if Franco-Nevada Shareholders do not cast (or do not cause to be cast) sufficient votes at the Franco-Nevada Special Meeting to permit completion of the Arrangement; or

          (v) at any time, if a person other than Newmont or an affiliate of Newmont unconditionally acquires not less than 50.1% of the Normandy shares, calculated on a fully diluted basis.

   Neither Franco-Nevada nor Newmont may seek to rely upon any conditions precedent in (S)2.A, B or C or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the articles of arrangement for acceptance by the Director, Franco-Nevada or Newmont, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which Franco-Nevada or Newmont, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Franco-Nevada or Newmont, as the case may be, is proceeding diligently to cure such matter, if such matter is susceptible of being cured (for greater certainty, except by way of disclosure in the case of representations and warranties), the other may not terminate this agreement as a result thereof until the later of the Outside Date and the expiration of a period of 15 days from such notice (the "TERMINATION PERIOD"). If such notice has been delivered prior to the date of the Franco-Nevada Special Meeting, such meeting shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the articles of arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, if such matter is cured within the Termination Period without being Materially Adverse to the curing party and its Subsidiaries, taken as a whole, this agreement may not be terminated as a result of the cured breach.

B. AMENDMENT

   This agreement, including the Plan of Arrangement, may be amended by written agreement of the parties at any time before and after the Franco-Nevada Special Meeting, but not later than the Effective Date and any such amendment may, subject to applicable Law or the Interim Order, without limitation:

      (a) change the time for performance of any of the obligations or acts of the parties;

      (b) waive any inaccuracies in or modify any representation contained in this agreement or any document to be delivered pursuant to this agreement;

      (c) waive compliance with or modify any of the covenants contained in this agreement or waive or modify performance of any of the obligations of the parties; and/or

      (d) waive compliance with or modify any condition precedent contained in this agreement.

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

C. MUTUAL UNDERSTANDING REGARDING AMENDMENTS

   If Franco-Nevada or Newmont, as the case may be, shall propose any amendment or amendments to this agreement or the Plan of Arrangement, the other shall consider such amendment and if it and its security holders are not prejudiced by reason of any such amendment, it will cooperate so that such amendment can be effected subject to applicable Law and the rights of the security holders.

D. APPROVAL OF AMENDMENTS.

   Franco-Nevada and Newmont will use all efforts to obtain the approvals of the Court and Franco-Nevada Shareholders in respect of any amendments to this agreement, including the Plan of Arrangement, to the extent required by applicable Law.

8. TERMINATION PAYMENTS

A. PAYMENT TO NEWMONT.

   Provided that Newmont has not failed to perform any covenant required to be performed by it pursuant to this agreement (or such failure is not Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole) and no representation or warranty made by Newmont in Schedule G is untrue in any material respect, if Newmont exercises its right of termination pursuant to:

      (a) (S)7.A(c)(ii), (iii) or (iv) (where, in the case of (S)7.A(c)(iv), at the time of the Franco-Nevada Special Meeting, a BONA FIDE Acquisition Proposal that has been made has not been withdrawn) Franco-Nevada shall immediately pay (or cause to be paid) to Newmont $100 million in immediately available funds to an account designated by Newmont; or

      (b) pursuant to (S)7.A(c)(iv) (where, at the time of the Franco-Nevada Special Meeting, any BONA FIDE Acquisition Proposal that has been made has been withdrawn or no such proposal has been made), Franco-Nevada shall immediately pay (or cause to be paid) to Newmont $20 million in immediately available funds to an account designated by Newmont. If, at any time within twelve months after the date of such payment, Franco-Nevada approves, recommends, accepts, enters into or consummates an Acquisition Proposal, Franco-Nevada shall pay (or cause to be paid) to Newmont $80 million in immediately available funds to an account designated by Newmont upon consummation of that Acquisition Proposal.

   The fees payable pursuant to this (S)8.A shall in no event exceed $100 million.

B. PAYMENT TO FRANCO-NEVADA.

   If, after the Franco-Nevada Shareholder Approval is obtained, Newmont's shareholders do not approve the Transactions (or that part of the Transactions for which their approval is sought), provided that Franco-Nevada has not failed to perform any covenant required to be performed by it pursuant to this agreement (or such failure is not Materially Adverse to Franco-Nevada and its Subsidiaries or Newmont and its Subsidiaries, in each case taken as a whole) and no representation or warranty made by Franco-Nevada is untrue in any material respect, if Franco-Nevada exercises its right of termination pursuant to (S)7.A(b)(ii), Newmont shall pay to Franco-Nevada $10 million in immediately available funds to an account designated by Franco-Nevada, for Franco-Nevada's out-of-pocket expenses.

9. CONFIDENTIALITY AND PUBLIC DISCLOSURE

   Franco-Nevada and Newmont shall consult with each other as to the general nature of any news releases or public statements with respect to this agreement or the Transactions, and shall use their respective efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable law, each party shall use its efforts to enable the other party to review and comment on all such news releases and public statements prior to the release thereof. The parties agree to issue jointly the news release in the agreed form with respect to this agreement and the Transactions following the execution of this agreement in accordance with (S)1.D. Franco-Nevada and Newmont shall consult with each other in preparing and making any filings and communications in connection with any Regulatory Approvals and in seeking any third-party consents contemplated in
(S)4.A.

10. GENERAL

A. DEFINITIONS.

   For the purposes of this agreement, those terms defined in Schedule A and Schedule B shall have the meanings attributed to them in those Schedules.

B. ASSIGNMENT.

   This agreement, including (for greater certainty) the Plan of Arrangement, shall not be assignable by any party except that Newmont may assign any or all of its rights or obligations (without reducing its own obligations under this agreement) to one or more of its Subsidiaries or to New Newmont.

C. BINDING EFFECT.

   This agreement, including (for greater certainty) the Plan of Arrangement, shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No third party shall have any rights under this agreement.

D. REPRESENTATIVES.

   Each of Franco-Nevada and Newmont shall ensure that its and its Subsidiaries' Representatives (other than persons who are insiders only as a result of their shareholdings) are aware of the provisions of this agreement, and each of Franco-Nevada and Newmont shall be responsible for any breach of those provisions by any of those persons, respectively.

E. RESPONSIBILITY FOR EXPENSES.

   Each party to this agreement shall pay its own expenses incurred in connection with this agreement and the completion of the transactions that it contemplates, except as expressly provided in this agreement.

F. TIME.

   Time shall be of the essence of this agreement in each and every matter or thing herein provided.

G. NOTICES.

   (a) Each party shall give prompt notice to the other of:

      (i) the occurrence or failure to occur of any event that causes, or could reasonably be expected to cause, any representation or warranty on its part contained in this agreement to be untrue or inaccurate or, in the case of Franco-Nevada, that is Materially Adverse to any of Franco-Nevada and its Subsidiaries; and

      (ii) any material breach of its obligations under this agreement, provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this agreement.

   (b) Each of Franco-Nevada and Newmont shall give prompt notice to the other of any previously undisclosed fact of which it becomes aware after the date of this agreement that is, in the case of Franco-Nevada Materially Adverse to Franco-Nevada or its Subsidiaries, taken as a whole or, in the case of Newmont, is Materially Adverse to the ability of Newmont to perform its obligations under this agreement.

   (c) Any notice or other communications required or permitted to be given under this agreement shall be sufficiently given if delivered in person, by overnight courier, or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully):

      (i) in the case of Franco-Nevada, to the following address:
          Franco-Nevada Mining Corporation Limited
          Attn: Sharon E. Dowdall
          20 Eglinton Avenue West
          Suite 1900, P.O. Box 2005
          Toronto, Ontario M4R 1K8
          Canada
          Tel: (416) 480-6491
          Fax: (416) 488-6598

     (ii) in the case of Newmont, to the following address:
          Newmont Mining Corporation
          Attn: Britt D. Banks
          1700 Lincoln Street
          Denver, Colorado 80203
          United States of America
          Tel: (303) 837-5998
          Fax: (303) 837-5810

         with a copy to:

          Wachtell, Lipton, Rosen & Katz
          Attn: David A. Katz
          51 West 52nd Street
          New York, New York 10019
          United States of America
          Tel: (212) 403-1000
          Fax: (212) 403-2000

         and:

          Goodmans, LLP
          Attn: Jonathan Lampe
          250 Yonge Street
          Suite 2400
          Toronto, Ontario
          Canada
          Tel: (416) 979-2211
          Fax: (416) 979-1234

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section, and if so given the same shall be deemed to have been received on the date of such delivery or sending.

H. GOVERNING LAW.

   This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable herein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

I. INJUNCTIVE RELIEF.

   The parties agree that the remedy at law for any breach of the provisions of this agreement will be inadequate and that the party that is not in breach, on any application to a court, shall be entitled to temporary and permanent injunctive relief, specific performance and any other equitable relief against the party or parties in breach of the provisions of this agreement.

J. CURRENCY.

   Except as expressly indicated otherwise, all sums of money referred to in this agreement are expressed and shall be payable in United States dollars.

K. ACCOUNTING MATTERS.

   All accounting terms used in this agreement shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made in respect of Franco-Nevada shall be made in a manner consistent with GAAP.

L. KNOWLEDGE.

   Where a statement is made "TO THE KNOWLEDGE OF" a party or refers to information "KNOWN TO" a party it is based on information available to any of the directors or senior officers of that party after due enquiry.

M. ENTIRE AGREEMENT.

   This agreement, including the Plan of Arrangement, constitutes the entire agreement of the parties with respect to the Transactions, as of the date of this agreement, and shall supersede all agreements, understanding, negotiations and discussions whether oral or written, between the parties with respect to the Transactions on or prior to the date of this agreement, other than the Confidentiality Agreement.

N. FURTHER ASSURANCES.

   Each party shall, from time to time, and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof. The parties shall act in a commercially reasonable manner in exercising their rights and performing their duties under this agreement.

O. WAIVERS AND MODIFICATIONS.

   Franco-Nevada and Newmont may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to it under this agreement or in any document to be delivered pursuant to this agreement and may waive or consent to the modification of any or the obligations contained in this agreement for its benefit or waive or consent to the modification of any of the obligations of the other party. Any waiver or consent to the modification of any of the provisions of this agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

P. SCHEDULES.

   The following are the Schedules to this agreement, which form an integral part hereof:

Schedule A --  Definitions
Schedule B --  Plan of Arrangement, including Provisions Attaching to the Exchangeable Shares
Schedule C --  Mutual Conditions
Schedule D --  Conditions in Favour of Franco-Nevada
Schedule E --  Conditions in Favour of Newmont
Schedule F --  Representations and Warranties of Franco-Nevada
Schedule G --  Representations and Warranties of Newmont
Schedule H --  Regulatory Approvals
Schedule I --  Form of Franco-Nevada Affiliate Letter
Schedule J --  Securities Act Rule 144(e)
Schedule K --  Support Agreement
Schedule L --  Voting and Exchange Trust Agreement

Q. COUNTERPARTS.

   This agreement may be signed in any number of counterparts (by facsimile or otherwise), each of which shall be deemed to be original and all of which, when taken together, shall be deemed to constitute one and the same instrument. It shall not be necessary in making proof of this agreement to produce more than one counterpart.

R. DATE FOR ANY ACTION.

   In the event that any date on which any action is required to be taken under this agreement by either of the parties hereto is not a business day, such actions shall be required to be taken on by succeeding day which is a business day at the place where the action is to be taken.

S. INTERPRETATION.

   When a reference is made in this agreement to a Section, (S), Exhibit or Schedule, such reference shall be to a Section or (S) of, or an Exhibit or Schedule to, this agreement unless otherwise indicated. The table of contents and headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this agreement.

T. SEVERABILITY.

   If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner Materially Adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the maximum extent possible.

   IN WITNESS WHEREOF, each of the parties hereto has executed this agreement as of the date first written above.

                                        FRANCO-NEVADA MINING CORPORATION LIMITED


                                                   /S/ SEYMOUR SCHULICH

                                        By: ___________________________________

                                           Name: Seymour Schulich


                                           Title:  Chairman and Co-Chief
                                             Executive Officer


                                        NEWMONT MINING CORPORATION


                                                      /S/ WAYNE W. MURDY

                                        By: ___________________________________

                                           Name: Wayne W. Murdy


                                           Title:  President and Chief
                                             Executive Officer

                                  SCHEDULE A

                                  DEFINITIONS

   "ACQUISITION PROPOSAL" means any proposal or offer with respect to any transaction (by purchase, merger, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization, take-over bid or otherwise) that would result in any person (or group of persons) other than Newmont and its Subsidiaries acquiring (a) assets of Franco-Nevada and/or its Subsidiaries that are, individually or in the aggregate, material to Franco-Nevada or any of its Subsidiaries or (b) 20% or more the equity (or rights thereto) of Franco-Nevada or any of its Subsidiaries.

   "ACQUISITIONCO" means the corporation incorporated under the laws of Canada that issues the Exchangeable Shares pursuant to the Arrangement and, following the amalgamation of Acquisitionco, Franco-Nevada and others as contemplated in the Plan of Arrangement, the corporation continuing as a result of that amalgamation.

   "ACT" or the "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, as amended.

   "AFFILIATE" has the meaning corresponding to "affiliated companies" in the SECURITIES ACT (Ontario), as amended.

   "AGENCY" means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency or authority or other regulatory authority (including the TSE and NYSE) or administrative agency or commission (including the Ontario Securities Commission and the SEC) or any elected or appointed public official.

   "ALTERNATIVE TRANSACTION" means any Acquisition Proposal or other transaction that may adversely affect or reduce the likelihood of the successful completion of any of the Transactions.

   "ARRANGEMENT" means an arrangement under (S)192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with this agreement (including the Plan of Arrangement) or made at the direction of the Court.

   "AUTHORIZED CAPITAL" has the meaning set out in (S)(c) of Schedule F.

   "BUSINESS DAY" means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable Law.

   "BUSINESS PERSONNEL" has the meaning set out in (S)(o) of Schedule F.

   "CALLCO" means Newmont or a subsidiary of Newmont to be incorporated under the laws of Nova Scotia or such other jurisdiction as Newmont may determine prior to the Effective Date, and may, in Newmont's sole discretion, be NSULC.

   "CCRA" means the Canada Customs and Revenue Agency.

   "CODE" means the United States INTERNAL REVENUE CODE OF 1986, as amended.

   "COMPANY PROPERTIES" has the meaning set out in (S)(m) of Schedule F.

   "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated September 25, 2001 between Franco-Nevada and Newmont.

   "CONTRACT" has the meaning set out in (S)(d) of Schedule F.

   "COURT" means the Superior Court of Justice of the Province of Ontario.

   "DIRECTOR" means the Director appointed pursuant to (S)260 of the CBCA.

   "DISCLOSURE STATEMENT" means the statement delivered by Franco-Nevada to Newmont concurrently with the execution of this agreement.

   "EFFECTIVE DATE" means the date on or before the Outside Date on which the Arrangement becomes effective in accordance with the CBCA and the Final Order.

   "EFFECTIVE TIME" means the time on the Effective Date that the Arrangement becomes effective in accordance with its terms.

   "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, program, policy, practices or other arrangement providing benefits to any current or former employee, officer, consultant or director of Franco-Nevada or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Franco-Nevada or any of its Subsidiaries or to which Franco-Nevada or any of its Subsidiaries contributes or is obligated to contribute or with respect to which Franco-Nevada or any of its Subsidiaries may have liabilities, whether or not written, including any employee welfare benefit plan within the meaning of (S)3(1) of ERISA, any employee pension benefit plan within the meaning of (S)3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

   "EMPLOYMENT AGREEMENT" means a contract, offer, letter or agreement of Franco-Nevada or of any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which Franco-Nevada or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

   "ENVIRONMENTAL LAWS" has the meaning set out in (S)(m) of Schedule F.

   "ERISA" means the UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and the rules promulgated thereunder.

   "EXCHANGE ACT" means the U.S. SECURITIES EXCHANGE ACT OF 1934, as amended.

   "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of Acquisitionco as more particularly described in Appendix 1 to Schedule B.

   "EXCHANGE RATIO" means 0.80 Exchangeable Shares or Newmont Shares, as the case may be, to be paid in consideration of each Franco-Nevada Share pursuant to the terms of this agreement.

   "EXISTING DATA" has the meaning set out in (S)(m) of Schedule F.

   "FAIRNESS OPINION" means the opinion of the Financial Advisor to the board of directors of Franco-Nevada to the effect that, as of the date of the opinion, the consideration to be received by Franco-Nevada Shareholders pursuant to the Arrangement is fair to Franco-Nevada Shareholders from a financial point of view.

   "FILED FRANCO-NEVADA PUBLIC DISCLOSURE DOCUMENTS" has the meaning set out in
(S)(g) of Schedule F.

   "FILED NEWMONT PUBLIC DISCLOSURE DOCUMENTS" has the meaning set out in
(S)(g) of Schedule G.

   "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time before the Effective Time, or if appealed, unless that appeal is withdrawn or denied, as affirmed or as amended on appeal.

   "FINANCIAL ADVISOR" means National Bank Financial Inc.

   "FIRPTA" means the FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT, as amended.

   "FRANCO-NEVADA" means Franco-Nevada Mining Corporation Limited, a corporation incorporated under the laws of Canada.

   "FRANCO-NEVADA CIRCULAR" means the notice of special meeting and accompanying management information circular of Franco-Nevada, including all appendices thereto, to be sent to Franco-Nevada Shareholders in connection with the Franco-Nevada Special Meeting.

   "FRANCO-NEVADA CLASS A WARRANTS" means the Class A Warrants issued by Franco-Nevada expiring September 15, 2003, of which warrants entitling holders to purchase 8,985,344 Franco-Nevada Shares (each warrant being exercisable for 4 Franco-Nevada Shares at a price of $50 per share) are issued and outstanding.

   "FRANCO-NEVADA CLASS B WARRANTS" means the Class B Warrants issued by Franco-Nevada expiring November 12, 2003, of which warrants entitling holders to purchase 6,571,953 Franco-Nevada Shares (each warrant being exercisable for 3.08 Franco-Nevada Shares at a price of $32.47 per share) are issued and outstanding.

   "FRANCO-NEVADA DISCLOSURE DOCUMENTS" means the annual report of Franco-Nevada for the year ended March 31, 2001, the renewal annual information form of Franco-Nevada dated March 31, 2001, the notice of annual meeting and information circular of Franco-Nevada dated May 7, 2001 and all interim financial statements and reports to shareholders, news releases and other reports or materials filed by Franco-Nevada with the Ontario Securities Commission through SEDAR on a non-confidential basis since March 31, 2000 pursuant to applicable Law.

   "FRANCO-NEVADA OPTIONS" means collectively, Franco-Nevada Stock Options, Franco-Nevada Class A Warrants and Franco-Nevada Class B Warrants.

   "FRANCO-NEVADA OWNED PROPERTIES" has the meaning set out in (S)(m) of Schedule F.

   "FRANCO-NEVADA PLANS" has the meaning set out in (S)(p) of Schedule F.

   "FRANCO-NEVADA PROPERTY" has the meaning set out in (S)(z) of Schedule F.

   "FRANCO-NEVADA RIGHTS" means the rights provided for under the Franco-Nevada Rights Plan.

   "FRANCO-NEVADA RIGHTS AGREEMENT" means the shareholder rights agreement entered into between Franco-Nevada and Montreal Trust Company of Canada and approved by the Franco-Nevada Shareholders on September 21, 2000.

   "FRANCO-NEVADA RIGHTS PLAN" means the shareholder rights plan provided for in the Franco-Nevada Rights Agreement.

   "FRANCO-NEVADA SHAREHOLDER APPROVAL" means approval of the Arrangement by the affirmative vote of 66 2/3% of the votes cast at a special meeting of the Franco-Nevada Shareholders called for such purpose.

   "FRANCO-NEVADA SHAREHOLDERS" means the holders at the relevant time of Franco-Nevada Shares.

   "FRANCO-NEVADA SHARES" means the common shares in the capital of Franco-Nevada.

   "FRANCO-NEVADA SPECIAL MEETING" means the special meeting of Franco-Nevada Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

   "FRANCO-NEVADA STOCK OPTIONS" means all options to purchase Franco-Nevada Shares issued pursuant to the Franco-Nevada employee stock option plan, of which options entitling holders to purchase a total of 5,040,356 Franco-Nevada Shares are issued and outstanding.

   "FRANCO-NEVADA WARRANTS" means, collectively, the Franco-Nevada Class A Warrants and the Franco-Nevada Class B Warrants.

   "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means (a) with respect to Franco-Nevada and its Subsidiaries, Canadian generally accepted accounting principles as set forth in the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time; and (b) with respect to Newmont and its Subsidiaries, United States generally accepted accounting principles.

   "HOLDCO" has the meaning ascribed in (S)2.4 of the Plan of Arrangement;

   "HOLDCO SHARES" means all issued and outstanding shares of any particular Holdco;

   "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation."

   "INTERIM ORDER" means an interim order of the Court, as may be amended, providing for, among other things, the calling and holding of the Franco-Nevada Special Meeting.

   "ITA" means the INCOME TAX ACT (Canada), as now in effect and as it may be amended before the Effective Time.

   "LAW" means all laws, statutes, by-laws, rules, regulations, orders, decrees, ordinances, protocols, codes, guidelines, policies, notices, directions and judgements or other requirements of any Agency.

   "LIENS" has the meaning set out in (S)(b) of Schedule F.

   "MATERIAL EMPLOYMENT AGREEMENT" means an Employment Agreement pursuant to which Franco-Nevada or any of its Subsidiaries has or could have an obligation to provide compensation and/or benefits (including, without limitation, severance pay or benefits) in an amount or having a value in excess of $100,000 per year or $250,000 in the aggregate.

   "MATERIALLY ADVERSE" means, with respect to a person, a fact, circumstance, change, effect, occurrence, event or term that is or could reasonably be expected to (i) materially and adversely affect the financial condition, operations, results of operations, business, assets, capital or prospects of that person, or (ii) prevent such person from performing its obligations under this agreement, the Transactions or any other agreement contemplated hereby or thereby.

   "MULTIEMPLOYER PLAN" means any "MULTIEMPLOYER PLAN" within the meaning of ((S)4001(a)(3) of ERISA.

   "MULTIPLE EMPLOYER PLAN" has the meaning set out in (S)(p) of Schedule F.

   "NEWMONT CIRCULAR" means the Schedule 14A proxy statement of Newmont, including all appendices thereto, to be sent to Newmont Shareholders in connection with the Newmont Special Meeting.

   "NEWMONT CONVERTIBLE PREFERRED STOCK" means Newmont Preferred Stock designated as "$3.25 Convertible Preferred Stock," par value $5.00 per share.

   "NEWMONT FILINGS" has the meaning set out in (S)(f) of Schedule F.

   "NEWMONT PREFERRED STOCK" means the preferred stock, par value $5.00 per share, in the capital of Newmont.

   "NEWMONT PUBLIC DISCLOSURE DOCUMENTS" has the meaning set out in (S)(e) of Schedule G.

   "NEWMONT RIGHTS" means the rights to purchase shares of Newmont Series A Preferred Stock.

   "NEWMONT RIGHTS AGREEMENT" means the Rights Agreement, dated as of August 31, 2000, by and between Newmont and Mellon Investor Services LLC, as amended from time to time.

   "NEWMONT SERIES A PREFERRED STOCK" means Newmont Preferred Stock designated as the "Series A Junior Participating Preferred Stock," par value $5.00 per share.

   "NEWMONT SHAREHOLDERS" means the holders at the relevant time of Newmont Shares.

   "NEWMONT SHARES" means the Original Newmont Shares or the common stock of the corporation into which all or substantially all of the Original Newmont Shares are converted or for which they are exchanged on or before the Effective Date in connection with the transactions contemplated by the Plan of Arrangement, and any other securities into which such shares may be changed.

   "NEWMONT SPECIAL MEETING" means the meeting of Newmont Shareholders, including any adjournment thereof, to be called and held to consider all actions necessary to consummate the transactions contemplated by this agreement.

   "NEW NEWMONT" has the meaning set out in (S)4.I.

   "NORMANDY" means Normandy Mining Limited, a corporation incorporated under the laws of Australia.

   "NYSE" means The New York Stock Exchange or its successor.

   "NSULC" means a Nova Scotia Unlimited Liability Company and direct wholly-owned Subsidiary of New Newmont (or direct or indirect wholly-owned Subsidiary of Newmont) to be formed under the laws of the Province of Nova Scotia.

   "ORIGINAL NEWMONT SHARES" means the common stock, par value $1.60 per share, in the capital of Newmont.

   "OSC" means the Ontario Securities Commission.

   "OUTSIDE DATE" means October 31, 2002 or such later date to which each of Franco-Nevada and Newmont may agree in writing.

   "PBGC" has the meaning set out in (S)(p) of Schedule F.

   "PERMITS" has the meaning set out in (S)(d) of Schedule F.

   "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Agency, syndicate or other entity, whether or not having legal status.

   "PLAN" means any Employee Benefit Plan other than a Multiemployer Plan.

   "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule B annexed to the Arrangement Agreement, and any amendments or variations thereto made in accordance with (S)7.B of the Arrangement Agreement or (S)6 of the Plan of Arrangement or made at the direction of the Court.

   "PROXY STATEMENT" has the meaning set out in (S)(d) of Schedule F.

   "PUBLIC DISCLOSURE DOCUMENTS" has the meaning set out in (S)(e) of Schedule
F.

   "REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a time lapses following the giving of notice of an objection being made by an Agency), including those set out on Schedule H.

   "REPRESENTATIVES" of a person means, collectively, the directors, officers, employees, insiders, professional advisors, agents or other authorized representatives of such person.

   "SAFETY ACTS" has the meaning set out in (S)(x) of Schedule F.

   "SEC" means the U.S. Securities and Exchange Commission.

   "SECURITIES ACT" means the U.S. SECURITIES ACT OF 1933, as amended.

   "SECURITIES EXCHANGE ACT" means the U.S. SECURITIES EXCHANGE ACT OF 1934, as amended.

   "SUBSIDIARIES" means in respect of a person, each of the corporate entities, partnerships and other entities over which it exercises direction or control.

   "SUPERIOR PROPOSAL" means a written, unsolicited BONA FIDE Alternative Transaction for the acquisition of all or substantially all of the assets of Franco-Nevada and its Subsidiaries or more than 50% of the Franco-Nevada Shares (calculated on a fully-diluted basis) and in respect of which the board of directors of Franco-Nevada has:

      (i) received evidence satisfactory to it, and in good faith and after consultation with its financial advisors, that the proposal is fully financed, and

      (ii) determined by formal resolution, in good faith and after consultation with its financial advisors and outside legal counsel,

          (A) is reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal), and

          (B) would, if consummated in accordance with its terms, result in a transaction more favourable to Franco-Nevada Shareholders from a financial point of view than the Arrangement and the other Transactions.

   "TAX" and "TAXES" has the meaning set out in (S)(1) of Schedule F.

   "TAX RETURN" has the meaning set out in (S)(1) of Schedule F.

   "TRANSACTIONS" means the Arrangement and the other transactions related to the acquisition of Franco-Nevada by Newmont contemplated by this agreement and the other agreements contemplated hereby.

   "TSE" means The Toronto Stock Exchange or its successor.

   "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

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                                  SCHEDULE B

                              PLAN OF ARRANGEMENT

SECTION 1--INTERPRETATION

   1.1 DEFINITIONS. In this Plan of Arrangement:

      "ACQUISITIONCO" means the corporation incorporated under the laws of Canada that issues the Exchangeable Shares pursuant to the Arrangement and, following the amalgamation of Acquisitionco, Franco-Nevada and others as contemplated herein, the corporation continuing as a result of that amalgamation.

      "AFFILIATE" has the meaning corresponding to "affiliated companies" in the SECURITIES ACT (Ontario), as amended.

      "AGENCY" means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency or authority or other regulatory authority (including The Toronto Stock Exchange and the New York Stock Exchange) or administrative agency or commission (including the Ontario Securities Commission and the U.S. Securities and Exchange Commission) or any elected or appointed public official.

      "ANCILLARY RIGHTS" means the voting rights and any other rights of the holders of Exchangeable Shares under the Voting and Exchange Trust Agreement and the Support Agreement.

      "ARRANGEMENT" means an arrangement under (S)192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with this Plan of Arrangement or made at the direction of the Court.

      "ARRANGEMENT AGREEMENT" means the arrangement agreement made as of the 14/th/ day of November, 2001 between Franco-Nevada and Newmont to which this Schedule B is attached and forms a part.

      "BUSINESS DAY" means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable Law.

      "CALLCO" means Newmont or a subsidiary of Newmont to be incorporated under the laws of Nova Scotia or such other jurisdiction as Newmont may determine prior to the Effective Date, and may, in Newmont's sole discretion, be NSULC.

      "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, as amended.

      "CCRA" means the Canada Customs and Revenue Agency.

      "COURT" means the Superior Court of Justice of the Province of Ontario.

      "CURRENT MARKET PRICE" has the meaning set out in the Exchangeable Share Provisions.

      "DISSENTING SHAREHOLDER" means holders of Franco-Nevada Shares that have exercised Dissent Rights.

      "DISSENT RIGHTS" has the meaning set out in (S)3.1.

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

      "DIVIDEND AMOUNT" means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco or Newmont from such holder.

      "EFFECTIVE DATE" means the date on or before the Outside Date on which the Arrangement becomes effective in accordance with the CBCA and the Final Order.

      "EFFECTIVE TIME" means the time on the Effective Date that the Arrangement becomes effective in accordance with its terms.

      "ELECTION DEADLINE" means 5:00 p.m. (Toronto time) at the place of deposit on the date which is two business days prior to the date of the Franco-Nevada Special Meeting.

      "ELIGIBLE HOLDER" means a Franco-Nevada Shareholder or Holdco Shareholder who is (i) a resident of Canada for the purposes of the ITA, (ii) a non-resident of Canada and for whom the Franco-Nevada Shares or Holdco Shares, as the case may be, constitute "taxable Canadian property," all for the purposes of the ITA, or (iii) a partnership if one or more of the partners would otherwise be an Eligible Holder. In addition, in order to be an Eligible Holder, a Franco-Nevada Shareholder or Holdco Shareholder, as the case may be, must forward a Tax Election Package to the Transfer Agent on or before the date which is 90 days following the Effective Date.

      "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be as set out in Appendix 1.

      "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of Acquisitionco as more particularly described in Appendix 1 to Schedule B.

      "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time before the Effective Time, or if appealed, unless that appeal is withdrawn or denied, as affirmed or as amended on appeal.

      "FRANCO-NEVADA" means Franco-Nevada Mining Corporation Limited, a corporation incorporated under the laws of Canada.

      "FRANCO-NEVADA CIRCULAR" means the notice of special meeting and accompanying management information circular of Franco-Nevada, including all appendices thereto, to be sent to Franco-Nevada Shareholders in connection with the Franco-Nevada Special Meeting.

      "FRANCO-NEVADA CLASS A WARRANTS" means the Class A Warrants issued by Franco-Nevada expiring September 15, 2003, of which warrants entitling holders to purchase 8,985,344 Franco-Nevada Shares (each warrant being exercisable for 4 Franco-Nevada Shares at a price of $50 per share) are issued and outstanding.

      "FRANCO-NEVADA CLASS B WARRANTS" means the Class B Warrants issued by Franco-Nevada expiring November 12, 2003, of which warrants entitling holders to purchase 6,571,953 Franco-Nevada Shares (each warrant being exercisable for 3.08 Franco-Nevada Shares at a price of $32.47 per share) are issued and outstanding.

      "FRANCO-NEVADA OPTIONS" means collectively, the Franco-Nevada Stock Options, the Franco-Nevada Class A Warrants and the Franco-Nevada Class B Warrants.

      "FRANCO-NEVADA SHAREHOLDERS" means the holders at the relevant time of Franco-Nevada Shares.

      "FRANCO-NEVADA SHARES" means common shares in the capital of Franco-Nevada.

      "FRANCO-NEVADA SPECIAL MEETING" means the special meeting of Franco-Nevada Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

      "FRANCO-NEVADA STOCK OPTIONS" means all options to purchase Franco-Nevada Shares issued pursuant to the Franco-Nevada employee stock option plan, of which options entitling holders to purchase a total of 5,040,356 Franco-Nevada Shares are issued and outstanding.

      "HOLDCO" has the meaning ascribed in (S)2.4.

      "HOLDCO LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Holdco Shares, in the form accompanying the Franco-Nevada Circular.

      "HOLDCO SHAREHOLDERS" means the holders at the relevant time of Holdco Shares.

      "HOLDCO SHARES" means all issued and outstanding shares of any particular Holdco.

      "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation".

      "INTERIM ORDER" means an interim order of the Court, as may be amended, providing for, among other things, the calling and holding of the Franco-Nevada Special Meeting.

      "ITA" means the INCOME TAX ACT (Canada), as now in effect and as it may be amended before the Effective Time.

      "LAW" means all laws, statutes, by-laws, rules, regulations, orders, decrees, ordinances, protocols, codes, guidelines, policies, notices, directions and judgements or other requirements of any Agency.

      "LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Franco-Nevada Shares (other than Holdcos), in the form accompanying the Franco-Nevada Circular.

      "LIQUIDATION AMOUNT" has the meaning set out in the Exchangeable Share Provisions.

      "LIQUIDATION DATE" has the meaning set out in the Exchangeable Share Provisions.

      "NEWMONT" means Newmont Mining Company, a corporation existing under the laws of Delaware, or its new, direct or indirect, parent corporation that issues the shares into which the Original Newmont Shares are converted or for which they are exchanged on or before the Effective Date in connection with the transactions contemplated by the Plan of Arrangement, or such other corporation that at the time is the issuer of the Newmont Shares.

      "NEWMONT CIRCULAR" means the proxy statement of Newmont, including all appendices thereto, to be sent to Newmont Shareholders in connection with the Newmont Special Meeting.

      "NEWMONT SHAREHOLDERS" means the holders at the relevant time of Newmont Shares.

      "NEWMONT SHARES" means the Original Newmont Shares or the common stock of the corporation into which all or substantially all of the Original Newmont Shares are converted or for which they are exchanged on or before the Effective Date in connection with the transactions contemplated herein, and any other securities into which such shares may be changed.

      "NEWMONT SPECIAL MEETING" means the meeting of Newmont Shareholders, including any adjournment thereof, to be called and held to consider all actions necessary to consummate the transactions contemplated by the Arrangement Agreement.

      "NSULC" means a Nova Scotia Unlimited Liability Company and a direct or indirect subsidiary of Newmont to be formed under the laws of the Province of Nova Scotia.

      "ORIGINAL NEWMONT SHARES" means the common stock, par value U.S.$1.60 per share, in the capital of Newmont.

      "OUTSIDE DATE" means October 31, 2002 or such later date to which each of Franco-Nevada and Newmont may agree in writing.

      "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Agency, syndicate or other entity, whether or not having legal status.

      "PLAN OF ARRANGEMENT" means this plan of arrangement.

      "REDEMPTION DATE" has the meaning set out in the Exchangeable Share Provisions.

      "SPECIAL SHARES" means the special shares in the capital of Acquisitionco.

      "SPECIAL VOTING SHARE" means the special voting share in the capital of Newmont having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

      "SUPPORT AGREEMENT" means an agreement to be made among Newmont, Callco and Acquisitionco in connection with this Plan of Arrangement substantially in the form and substance of Schedule K to the Arrangement Agreement.

      "TAX ELECTION PACKAGE" means two copies of CCRA form T-2057, or, if the Franco-Nevada Shareholder or Holdco Shareholder (as the case may be) is a partnership, two copies of CCRA form T-2058 and two copies of any applicable equivalent provincial or territorial election form, which forms have been duly and properly completed and executed by the Franco-Nevada Shareholder or Holdco Shareholder, as the case may be, in accordance with the rules contained in the ITA or the relevant provincial legislation. At the option of the Franco-Nevada Shareholder or Holdco Shareholder, as the case may be, the Tax Election Package may also contain two copies of an election pursuant to section 57.9 of the CORPORATIONS TAX ACT (Ontario) or analagous provincial or territorial legislation.

      "TRANSFER AGENT" means Computershare Trust Company of Canada or such other person as may from time to time be appointed by Acquisitionco as the registrar and transfer agent for the Exchangeable Shares.

      "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement to be made among Newmont, Acquisitionco and the Trustee (as defined in the Exchangeable Share Provisions) in connection with this Plan of Arrangement substantially in the form of Schedule L to the Arrangement Agreement.

   1.2 HEADINGS AND REFERENCES. The division of this Plan of Arrangement into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Sections are to Sections of this Plan of Arrangement.

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

   1.3 CURRENCY. Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in Canadian dollars.

   1.4 TIME. Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time at, Toronto, Ontario.

SECTION 2--THE ARRANGEMENT

   2.1 BINDING EFFECT. Subject to the terms of the Arrangement Agreement, the Arrangement will become effective at, and be binding at and after, the Effective Time, on Franco-Nevada and Newmont and all holders and beneficial holders of Franco-Nevada Shares.

   2.2 PRE-ARRANGEMENT TRANSACTIONS. Subject to such amendments, deletions, modifications or additions as Newmont deems necessary or advisable, the following transactions (among others) shall occur prior to the Effective Time but in connection with the Arrangement:

      (a) a corporation ("NEW NEWMONT") shall be incorporated as a subsidiary of Newmont. An additional new U.S. corporation ("NEWMONT ACQUISITIONCO") shall be incorporated as a subsidiary of New Newmont; and

      (b) Newmont shall merge with Newmont Acquisitionco, with Newmont being the surviving corporation, upon which merger, all common shares in the capital of Newmont shall be exchanged for common shares in the capital of New Newmont (subject to the rights of dissenting shareholders, if any).

   2.3 THE ARRANGEMENT. Commencing at the Effective Time on the Effective Date, subject to the terms and conditions of the Arrangement Agreement, the following shall occur as part of the Arrangement and shall be deemed to occur in the following order without any further act or formality:

      (a) each Holdco Share shall be acquired, at the option of the holder thereof (provided that the Holdco Shares of a particular Holdco must be all acquired by Acquisitionco or all acquired by NSULC, and shall not be acquired by a combination of Acquisitionco and NSULC), by either Acquisitionco or NSULC (and failing such choice by NSULC) and the holder (or, in the case of (i) below, holders) of such Holdco Shares shall be entitled to receive in consideration therefor, (in the case of (i) below, pro rata to the number of Holdco Shares held by the holder if more than one holder),

          (i) if the Holdco Shares are sold to Acquisitionco, 0.80 Exchangeable Shares (plus the Ancillary Rights granted in connection therewith) per Franco-Nevada Share owned by the Holdco, or

          (ii) if the Holdco Shares are sold to NSULC, 0.80 Newmont Shares per Franco-Nevada Share owned by the Holdco;

      (b) each issued and outstanding Franco-Nevada Share (other than Franco-Nevada Shares owned by Holdcos in respect of which (S)2.3(a) applies) shall be acquired, at the option of the holder thereof, by (except as provided below) either Acquisitionco or NSULC (and failing such choice by NSULC) and each Franco-Nevada Shareholder shall be entitled to receive in consideration therefor,

          (i) in the case of a Dissenting Shareholder, the fair value of each Franco-Nevada Share in respect of which he or she dissents in accordance and upon compliance with (S)3, and

          (ii) in the case of every other Franco-Nevada Shareholder, either

             (A) 0.80 Exchangeable Shares (plus the Ancillary Rights granted in connection therewith) per Franco-Nevada Share acquired by Acquisitionco, or

             (B) 0.80 Newmont Shares per Franco-Nevada Share acquired by NSULC;

      (c) Newmont shall issue to and deposit with the Transfer Agent the Special Voting Share, in consideration of the payment to Newmont by Franco-Nevada on behalf of the Franco-Nevada Shareholders

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

   of one dollar ($1.00), to be thereafter held of record by the Transfer Agent as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement;

      (d) in accordance with the terms of the Franco-Nevada Options, each holder of a Franco-Nevada Option shall be entitled to receive upon the subsequent exercise of such holder's Franco-Nevada Option, in accordance with its terms, and shall accept in lieu of the number of Franco-Nevada Shares to which such holder was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of Newmont Shares, that such holder would have been entitled to receive as a result of the transactions contemplated by this Plan of Arrangement, if, on the Effective Date, such holder had been the registered holder of the number of Franco-Nevada Shares to which such holder was theretofore entitled upon such exercise. For example, a holder of ten Franco-Nevada Class A Warrants would be entitled to receive new warrants bearing the same terms and conditions except that such warrants would be exercisable for 32 (i.e., 10 x 4 x 0.80) Newmont Shares for a total exercise price of $200. If the foregoing results in the issuance of a fraction of a Newmont Share, then the number of Newmont Shares otherwise issued shall be rounded down to the next whole Newmont Share and the total exercise price for the Newmont Shares will be reduced by the exercise price of such fractional Newmont Share (rounded up to the nearest cent);

      (e) each issued and outstanding Franco-Nevada Share and Holdco Share acquired by NSULC will be transferred by NSULC to Acquisitionco in consideration for the issuance of 1000 Special Shares; and

      (f) following the transactions set out in (S)2.3(a) to (S)2.3(e), Acquisitionco, each Holdco and Franco-Nevada shall amalgamate pursuant to the provisions of the CBCA, as more fully described below.

   2.4 HOLDCO ALTERNATIVE. Each Franco-Nevada Shareholder shall be entitled to transfer its Franco-Nevada Shares to a newly-incorporated corporation (a "HOLDCO") and sell the Holdco Shares to either NSULC or Acquisitionco as provided in (S)2.3(a) provided that each of the following conditions are satisfied on or prior to and as of the Effective Date:

      (a) the Franco-Nevada Shareholder is a resident of Canada for the purposes of the ITA;

      (b) Holdco is incorporated no earlier than 60 days prior to the Effective Date, under the CBCA;

      (c) the Franco-Nevada Shareholder transfers its Franco-Nevada Shares to Holdco solely in consideration for the Holdco Shares;

      (d) Holdco has no indebtedness or liabilities and owns no assets other than the Franco-Nevada Shares;

      (e) the Franco-Nevada Shareholder indemnifies Newmont, Franco-Nevada, NSULC and Acquisitionco for any and all liabilities of Holdco (other than tax liabilities of Holdco that arise solely as a result of the tax status of Newmont, NSULC or Acquisitionco as a "financial institution" for purposes of the ITA) in a form satisfactory to Newmont in its sole discretion, and such Franco-Nevada Shareholder either has net assets as reflected on its audited financial statements for its most recently ended fiscal year which are satisfactory to Newmont or provides Newmont with security satisfactory to Newmont in respect of such shareholder's indemnification obligations as set out above;

      (f) prior to the Effective Date, Holdco (i) declares one or more stock dividends which (if the Holdco Shares are to be acquired by Acquisitionco) may be in the form of preferred shares of Holdco that are converted into common shares of Holdco prior to the Effective Date, (ii) increases the stated capital of the Holdco Shares or (iii) (if the Holdco Shares are to be acquired by Acquisitionco) declares one or more cash dividends, provided that such cash is used to subscribe, directly or indirectly, for shares of Holdco;

      (g) on the Effective Date, Holdco has no issued shares outstanding other than the shares described above and such shares will be owned by the Franco-Nevada Shareholder (and, if the Holdco Shares are to be acquired by Acquisitionco, one or more of its wholly-owned subsidiaries);

      (h) on or prior to the Effective Date, Holdco has never entered into any transaction (or conducted any business or operations or engaged in any activity) other than those described herein;

      (i) other than as provided (f) above, Holdco will not declare or pay any dividends or other distributions;

      (j) the Franco-Nevada Shareholder shall prepare and file all income tax returns of its Holdco in respect of the taxation year-end of such Holdco ending immediately prior to the acquisition of such Holdco Shares by Acquisitionco or NSULC, as the case may be, subject to Newmont's right to approve all such returns as to form and substance;

      (k) the Franco-Nevada Shareholder provides Franco-Nevada and Newmont with copies of all documents necessary to effect the transactions contemplated in this (S)2.4 at least ten days prior to the Effective Date, which documents must be approved by both Franco-Nevada and Newmont in their sole discretion; and

      (l) the Franco-Nevada Shareholder and its Holdco execute a share purchase agreement, in the form required by Newmont, acting reasonably, providing for, among other things the sale of the Holdco Shares to either NSULC or Acquisitionco, and containing the terms and conditions, among others, set out in (S)2.4(a) - (k).

   2.5 AMALGAMATION OF HOLDCOS, ACQUISITIONCO AND FRANCO-NEVADA. Franco-Nevada, Acquisitionco and all of the Holdcos shall amalgamate and continue as one corporation (Franco-Nevada) under the CBCA, with the effect described below unless and until otherwise determined in the manner required by Law or by Acquisitionco, its directors or shareholders, and the following shall apply:

      (a) NAME. The name of the amalgamated corporation shall be Franco-Nevada Mining Corporation Limited.

      (b) REGISTERED OFFICE. The registered office of the amalgamated corporation shall be located in the City of Toronto in the Province of Ontario. The address of the registered office of the amalgamated corporation shall be . .

      (c) BUSINESS AND POWERS. There shall be no restrictions on the business that the amalgamated corporation may carry on or on the powers it may exercise.

      (d) AUTHORIZED SHARE CAPITAL. The amalgamated corporation shall be authorized to issue an unlimited number of common shares, an unlimited number of Special Shares and an unlimited number of Exchangeable Shares.

      (e) SHARES. Each common share in the capital of Acquisitionco shall become one common share in the capital of the amalgamated corporation. Each Special Share in the capital of Acquisitionco shall become one Special Share in the capital of the amalgamated corporation. Each Exchangeable Share in the capital of Acquisitionco shall become one Exchangeable Share in the capital of the amalgamated corporation. Each share in the capital of Franco-Nevada, and each share in the capital of each Holdco, shall be cancelled.

      (f) NUMBER OF DIRECTORS. The number of directors of the amalgamated corporation shall be not less than one (1) and not more than ten (10) as the shareholders of the amalgamated corporation may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of the amalgamated corporation may from time to time determine.

      (g) INITIAL DIRECTORS. The initial directors of the amalgamated corporation shall be . , . , and . .

      (h) BY-LAWS. The by-laws of the amalgamated corporation shall be the same as the by-laws of Acquisitionco.

      (i) STATED CAPITAL. For the purposes of the CBCA, there shall be added to the stated capital of the amalgamated corporation in respect of the common shares of the amalgamated corporation, the aggregate amount of the stated capital of the common shares of Acquisitionco. There shall be added to the stated capital of the amalgamated corporation in respect of the Special Shares the aggregate amount of the stated capital of the Special Shares of Acquisitionco. There shall be added to the stated capital of the amalgamated corporation in respect of the Exchangeable Shares of the amalgamated corporation, the aggregate amount of the stated capital of the Exchangeable Shares of Acquisitionco. The amalgamated corporation shall elect in its return of income for its first taxation year to have the provisions of subsection 87(3.1) of the ITA apply.

2.6 ELECTIONS.

      (a) Each person who, at or prior to the Election Deadline, is a holder of record of Franco-Nevada Shares or Holdco Shares will be entitled, with respect to their shares, to make an election to receive either (i) Exchangeable Shares, or (ii) Newmont Shares, in exchange for such person's Franco-Nevada Shares or Holdco Shares, as the case may be, all on the basis set forth herein (including the provisions of (S)2.3) and in the Letter of Transmittal and Election Form or the Holdco Letter of Transmittal and Election Form, as the case may be.

      (b) Franco-Nevada Shareholders and Holdco Shareholders who are Eligible Holders, other than any such person who is exempt under the provisions of the ITA from tax under the ITA, who are entitled to receive Exchangeable Shares under the Arrangement shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the person is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax Law) with respect to the transfer of their Franco-Nevada Shares or their Holdco Shares, as the case may be, to Acquisitionco, by providing the Tax Election Package to the Transfer Agent within 90 days following the Effective Date, duly completed with the details of the number of Franco-Nevada Shares or Holdco Shares transferred and the applicable agreed amounts. Thereafter, subject to the Tax Election Package being correct and complete and complying with the provisions of the ITA (or applicable provincial income or corporate tax Law), the relevant forms will be signed by Acquisitionco and returned to such persons within 30 days after the receipt thereof by the Transfer Agent for filing with the CCRA (or the applicable provincial taxing Agency). Acquisitionco will not be responsible for the proper completion of the Tax Election Package and, except for Acquisitionco's obligation to return duly completed Tax Election Packages which are received by the Transfer Agent within 90 days of the Effective Date, within 30 days after the receipt thereof by the Transfer Agent, Acquisitionco will not be responsible for any taxes, interest or penalties resulting from the failure by a Franco-Nevada Shareholder or by a Holdco Shareholder to properly complete or file the necessary election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, Acquisitionco may choose to sign and return Tax Election Packages received more than 90 days following the Effective Date, but Acquisitionco will have no obligation to do so.

   2.7 SHARE REGISTERS. Every person from whom a Franco-Nevada Share is acquired pursuant to the Arrangement shall be removed from the register of holders of Franco-Nevada Shares at the time of that acquisition pursuant to the Arrangement and shall cease to have any rights in respect of such Franco-Nevada Shares, and the person that acquires those shares pursuant to the Arrangement will be added to that register at that time and shall be entitled as of the Effective Time to all of the rights and privileges attached to the Franco-Nevada Shares. Every person who acquires Exchangeable Shares or Newmont Shares pursuant to the Arrangement shall be added to the register of holders of Exchangeable Shares and Newmont Shares, respectively, and shall be entitled as of the Effective Time to all of the rights and privileges attached to the Exchangeable Shares or Newmont Shares, as the case may be.

   2.8 ADJUSTMENTS TO CONSIDERATION. The consideration to be paid pursuant to
(S)2.3 shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Newmont Shares or Franco-Nevada Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to Newmont Shares or Franco-Nevada Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

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   2.9 AFFILIATE LETTERS. Notwithstanding (S)2.3, no Franco-Nevada Shareholder
that is an "affiliate" of Franco-Nevada for the purposes of Rule 145(c) under the U.S. SECURITIES ACT OF 1933, as amended, shall receive the consideration provided in (S)2.3 until Newmont has received written undertakings from that Franco-Nevada Shareholder in the form attached as Schedule J to the Arrangement Agreement.

SECTION 3--DISSENT RIGHTS

   3.1 Holders of Franco-Nevada Shares may exercise rights of dissent with respect to those Franco-Nevada Shares pursuant to, and, except as expressly indicated to the contrary in this (S)3.1, in the manner set forth in, (S)190 of the CBCA and this (S)3.1 (the "DISSENT RIGHTS") in connection with the Arrangement; provided that, notwithstanding (S)190(5) of the CBCA, the written objection to the resolution approving the Arrangement referred to in (S)190(5) of the CBCA must be received by Franco-Nevada not later than 5:00 p.m. (Toronto time) on the business day before the Special Meeting; and provided further that, notwithstanding the provisions of (S)190 of the CBCA, Franco-Nevada Shareholders who duly exercise Dissent Rights and who:

      (a) ultimately are determined to be entitled to be paid fair value for their Franco-Nevada Shares, which fair value, notwithstanding anything to the contrary contained in (S)190, shall be determined as of the Effective Time, shall be deemed to have transferred those Franco-Nevada Shares as of the Effective Time at the fair value of the Franco-Nevada Shares determined as of the Effective Time, without any further act or formality and free and clear of all liens and claims, to Acquisitionco; or

      (b) ultimately are determined not to be entitled, for any reason, to be paid fair value for their Franco-Nevada Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Franco-Nevada Shares and shall be deemed to have elected to receive, and shall receive, the consideration provided in (S)2.3(b)(ii)(B), but in no case shall Franco-Nevada, Newmont, the Transfer Agent or any other person be required to recognize such Dissenting Shareholders as holders of Franco-Nevada Shares after the Effective Time, and the names of those Dissenting Shareholders shall be deleted from the register of holders of Franco-Nevada Shares at the Effective Time.

SECTION 4--CERTIFICATES AND FRACTIONAL SHARES

   4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES. At or promptly after the Effective Time, Acquisitionco shall deposit with the Transfer Agent, for the benefit of the holders of Franco-Nevada Shares and of the Holdco Shareholders, certificates representing that number of whole Exchangeable Shares issuable under the Arrangement. Upon surrender to the Transfer Agent for cancellation of a certificate which immediately prior to the Effective Time represented Franco-Nevada Shares or Holdco Shares that were transferred for Exchangeable Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form or a Holdco Letter of Transmittal and Election Form, as the case may be, and such other documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive, and after the Effective Time the Transfer Agent shall deliver to such person, certificates registered in the name of such person representing that number of Exchangeable Shares which such person is entitled to receive (together with any cash in lieu of Exchangeable Shares pursuant to (S)4.4, less any amounts withheld pursuant to
(S)4.7), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Franco-Nevada Shares which was not registered in the transfer records of Franco-Nevada, certificates representing the number of Exchangeable Shares issuable in exchange for such Franco-Nevada Shares may be registered in the name of and issued to the transferee if the certificate representing such Franco-Nevada Shares is presented to the Transfer Agent, accompanied by a duly completed Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form, as the case may be, and all documents required to evidence and effect such transfer. Without limiting the provisions of (S)2.7 and 4.6, until surrendered as contemplated by this (S)4.1, each certificate, which immediately prior to the Effective Time represented one or more outstanding Franco-Nevada Shares that, under the Arrangement, were exchanged for

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

Exchangeable Shares pursuant to (S)2.3, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Exchangeable Shares as contemplated by this
(S)4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated under (S)4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the Exchangeable Shares as contemplated by (S)4.3, in each case less any amounts withheld pursuant to (S)4.7.

   4.2 EXCHANGE OF CERTIFICATES FOR NEWMONT SHARES. At or promptly after the Effective Time, NSULC shall deposit or cause to be deposited with the Transfer Agent, for the benefit of the holders of Franco-Nevada Shares and of the Holdco Shareholders, certificates representing that whole number of Newmont Shares issuable under the Arrangement. Upon surrender (on or prior to the Election Deadline) to the Transfer Agent for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Franco-Nevada Shares or Holdco Shares that were transferred for Newmont Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form or a Holdco Letter of Transmittal and Election Form, as the case may be, and such other documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive, and after the Effective Time the Transfer Agent shall deliver to such person, a certificate representing that number of Newmont Shares which such person is entitled to receive (together with any dividends or distributions with respect thereto pursuant to (S)4.3 and any cash in lieu of fractional Newmont Shares pursuant to (S)4.4, less any amounts withheld pursuant to
(S)4.7), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Franco-Nevada Shares which was not registered in the transfer records of Franco-Nevada, the certificates representing the number of Newmont Shares issuable in exchange for such Franco-Nevada Shares may be registered in the name of and issued to the transferee if the certificate representing such Franco-Nevada Shares is presented to the Transfer Agent on or prior to the Election Deadline, accompanied by a duly completed Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form, as the case may be, and all documents required to evidence and effect such transfer. Without limiting the provisions of (S)2.7 and 4.6, until surrendered as contemplated by this (S)4.1, each certificate, which immediately prior to the Effective Time represented one or more outstanding Franco-Nevada Shares that, under the Arrangement, were exchanged for Newmont Shares pursuant to (S)2.3, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Newmont Shares as contemplated by this (S)4.1, (ii) a cash payment in lieu of any fractional Newmont Shares as contemplated under (S)4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the Newmont Shares as contemplated by (S)4.3, in each case less any amounts withheld pursuant to (S)4.7.

   4.3 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions paid, declared or made with respect to (i) Exchangeable Shares or (ii) Newmont Shares, in each case with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Franco-Nevada Shares or outstanding Holdco Shares or in lieu of fractional Exchangeable Shares or Newmont Shares shall be paid to any such person pursuant to (S)4.4, unless and until such person shall have complied with the provisions of (S)4.1 or 4.2, as applicable. Subject to applicable Law, and to the provisions of (S)4.6, at the time such person shall have complied with the provisions of such sections (or, in the case of clause (z) below, at the appropriate payment date), there shall be paid to such person, without interest
(x) the amount of any cash payable in lieu of a fractional Exchangeable Share or Newmont Share to which such person is entitled pursuant to (S)4.4, (y) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Share or the Newmont Share, as the case may be, to which such person is entitled pursuant hereto, and (z) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such person with the provisions of (S)4.1 or 4.2 and a payment date subsequent to the date of such compliance and payable with respect to such Exchangeable Shares or Newmont Shares, as the case may be.

   4.4 NO FRACTIONAL SHARES. No certificates representing fractional Exchangeable Shares or fractional Newmont Shares shall be issued upon compliance with the provisions of (S)4.1 or 4.2 and no dividend, stock split

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or other change in the capital structure of Acquisitionco or Newmont shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Acquisitionco or Newmont. Acquisitionco will make arrangements with the Transfer Agent for the issuance to the Transfer Agent of Newmont Shares in respect of any such fractional security and shall instruct the Transfer Agent to aggregate and, as soon as is reasonably practicable following the Effective Date, sell such Newmont Shares. The proceeds (net of any commissions in respect of the sale but excluding any deduction for the fees of the Transfer Agent, which fees shall be paid by Acquisitionco) (the "Net Proceeds") received by the Transfer Agent from such sale shall, as soon as is reasonably practicable be distributed to each person otherwise entitled to a fractional interest in an Exchangeable Share or Newmont Share on a PRO RATA basis. The Transfer Agent shall be entitled to retain such brokers and advisors as may be necessary in connection with the sale of the Newmont Shares and shall not be liable for any action taken or omitted to be taken in connection with the sale of the Newmont Shares or the distribution of the Net Proceeds referred to in this (S)4.4. Under no circumstances shall interest accrue or be paid by Acquisitionco, Newmont or the Transfer Agent to persons depositing Franco-Nevada Shares pursuant to (S)2.3, regardless of any delay in selling the Newmont Shares or making any delivery or payment in respect of such shares.

   4.5 LOST CERTIFICATES. In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Franco-Nevada Shares that were exchanged pursuant to (S)2.3 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, any cash and/or certificates representing Exchangeable Shares or Newmont Shares (and any dividends or distributions with respect thereto) deliverable in accordance with
(S)2.3 and such holder's Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form, as the case may be. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom cash (if any) and/or certificates representing Exchangeable Shares or Newmont Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Franco-Nevada, Acquisitionco, Newmont and their respective transfer agents in such amount as Franco-Nevada, Acquisitionco or Newmont may direct or otherwise indemnify Franco-Nevada, Acquisitionco and Newmont in a manner satisfactory to Franco-Nevada, Acquisitionco and Newmont against any claim that may be made against Franco-Nevada, Acquisitionco or Newmont with respect to the certificate alleged to have been lost, stolen or destroyed.

   4.6 EXTINCTION OF RIGHTS. Any certificate which immediately prior to the Effective Time represented outstanding Franco-Nevada Shares that were exchanged pursuant to (S)2.3 that is not deposited with all other instruments required by
(S)4.1 or 4.2 on or prior to the date of the notice referred to in (S)7(2) of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature as a securityholder of Acquisitionco or Newmont. On such date, the cash and/or Exchangeable Shares and/or Newmont Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Acquisitionco. None of Newmont, Franco-Nevada, Acquisitionco, Callco or the Transfer Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

   4.7 WITHHOLDING RIGHTS. Franco-Nevada, Acquisitionco, Callco, Newmont and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Franco-Nevada Shares, Holdco Shares, Newmont Shares or Exchangeable Shares such amounts as Franco-Nevada, Acquisitionco, Callco, Newmont or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA, United States tax laws or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency.

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

SECTION 5--RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

   5.1 CALLCO LIQUIDATION CALL RIGHT

      (a) Callco shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Acquisitionco or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs, pursuant to (S)5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Newmont or an affiliate of Newmont) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per share (the "LIQUIDATION CALL PURCHASE PRICE") equal to the Current Market Price of Newmont Shares on the last business day prior to the Liquidation Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Newmont Share, which on issue will be admitted to listing and traded on the NYSE (subject to official notice of issuance), plus any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and Acquisitionco shall have no obligation to pay any Liquidation Amount or Dividend Amount to the holders of such shares so purchased by Callco.

      (b) To exercise the Liquidation Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares and Acquisitionco of Callco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Acquisitionco or any other voluntary distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs, and at least five business days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Acquisitionco or any other involuntary distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

      (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Newmont Shares which Callco shall deliver or cause to be delivered pursuant to (S)5.1(a) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, in each case less any amounts withheld pursuant to (S)4.7. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, unless payment of the aggregate Liquidation Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this
   (S)5.1(c), in which case the rights of the holders shall remain unaffected until the aggregate Liquidation Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and articles of Acquisitionco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall transfer to such holder, the Newmont Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder certificates representing the Newmont Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such Newmont Shares with a record date after the Liquidation Date and before the date of the transfer of such Newmont Shares to such holder, less any amounts withheld pursuant to (S)4.7. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Acquisitionco in connection with the liquidation, dissolution or winding-up of Acquisitionco or any distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs pursuant to Article (S)5 of the Exchangeable Share Provisions.

   5.2 CALLCO REDEMPTION CALL RIGHT

   In addition to Callco's rights contained in the Exchangeable Share Provisions, including the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

      (a) Callco shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by Acquisitionco pursuant to Article (S)7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Newmont or an affiliate of Newmont) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the "REDEMPTION CALL PURCHASE PRICE") equal to the Current Market Price of a Newmont Share on the last business day prior to the Redemption Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Newmont Share, which on issue will be admitted to listing and traded on the NYSE (subject to official notice of issuance), plus any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and Acquisitionco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

      (b) To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares and Acquisitionco of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Newmont Control Transaction (as defined in the Exchangeable Share Provisions) or an Exchangeable Share Voting Event, in which case Callco shall so notify the Transfer Agent and Acquisitionco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

      (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Newmont Shares which Callco shall deliver or cause to be delivered pursuant to (S)5.2(a) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the aggregate Redemption Call Purchase Price, in each case less any amounts withheld pursuant to (S)4.7. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, unless payment of the aggregate Redemption Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this (S)5.2(c), in which case the rights of the holders shall remain unaffected until the aggregate Redemption Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and articles of Acquisitionco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall transfer to such holder, the Newmont Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder certificates representing the Newmont Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such Newmont Shares with a record date after the Redemption Date and before the date of the transfer of such Newmont Shares to such holder, less any amounts withheld pursuant to (S)4.7. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Acquisitionco in connection with the redemption of the Exchangeable Shares pursuant to Article (S)7 of the Exchangeable Share Provisions.

   5.3 CONTINUATION OF RIGHTS. For greater certainty, the amalgamation of Acquisitionco pursuant to (S)2.3(f) shall not impair the Liquidation Call Right or the Redemption Call Right, which thereafter may continue to be exercised by Callco.

   5.4 DESIGNATION. Notwithstanding anything to the contrary contained in this
(S)5, the Voting and Exchange Trust Agreement, the Support Agreement or in the provisions attaching to the Exchangeable Shares, the Liquidation Call Right and/or the Redemption Call Right may be exercised by, and the related obligations thereunder performed by, Newmont, Newmont Subco or an affiliate of Newmont, either alone or together with Callco.

   5.5 SHAREHOLDER RIGHTS PLAN. The rights ("NEWMONT RIGHTS") issued under Newmont's shareholder rights plan, dated as of August 31, 2000, shall attach to all Newmont Shares issued in exchange for Franco-Nevada Shares and Holdco Shares, as the case may be, pursuant to the Arrangement and upon the exercise of Franco-Nevada Options. The Newmont Rights shall not attach to any Exchangeable Shares issued under the Plan of Arrangement.

SECTION 6--AMENDMENT

   6.1 PLAN OF ARRANGEMENT AMENDMENT.

      (a) Franco-Nevada reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time (with the prior written consent of Newmont), provided that any such amendment, modification and/or supplement must be contained in a written document that is filed with the Court and, if made after the Special Meeting, approved by the Court and communicated to shareholders in the manner required by the Court (if so required).

      (b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Franco-Nevada (with the prior written consent of Newmont) at any time before or at the Special Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Special Meeting, shall become part of this Plan of Arrangement for all purposes.

      (c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Special Meeting shall be effective only if it is consented to in writing by Franco-Nevada and Newmont and, if required by the Court, is consented to by Franco-Nevada Shareholders voting in the manner directed by the Court.

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      (d) Any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date unilaterally by Newmont, provided that it concerns a matter which, in the reasonable opinion of Newmont, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Franco-Nevada Shareholder.

SECTION 7--FURTHER ASSURANCES

   Franco-Nevada and Newmont shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them to document or evidence any of the transactions or events set out in this Plan of Arrangement.

SECTION 8--NOTICE

   Any notice to be given by Newmont pursuant to the Arrangement will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to registered Franco-Nevada Shareholders at their addresses as shown on the register of Shareholders maintained by Franco-Nevada and will be deemed to have been received on the first day following the date of mailing which is a business day.

   The provisions of this Plan of Arrangement, the Arrangement Agreement, the Letter of Transmittal and Election Form and the Holdco Letter of Transmittal and Election Form apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail services in Canada or, the United States or elsewhere following mailing. In the event of any interruption of mail service following mailing, Newmont intends to make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail, any notice which Newmont or the Transfer Agent may give or cause to be given under the Arrangement will be deemed to have been properly given and to have been received by Franco-Nevada Shareholders if (i) it is given to the TSE for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in The Financial Post or any other daily newspaper of general circulation published in the City of Toronto.

   Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement, the Letter of Transmittal and Election Form and the Holdco Letter of Transmittal and Election Form, certificates for Newmont Shares and cheques in payment for Newmont Shares exchanged pursuant to the Arrangement need not be mailed if Newmont determines that delivery thereof by mail may be delayed. Persons entitled to cheques and certificates which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deposited certificates for Newmont Shares in respect of which the cheque and certificates being issued were deposited, upon application to the Transfer Agent, until such time as Newmont has determined that delivery by mail will not longer be delayed. Newmont will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this (S)8. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement, the Letter of Transmittal and Election Form and the Holdco Letter of Transmittal and Election Form, the deposit of cheques and certificates with the Transfer Agent in such circumstances will constitute delivery to the persons entitled thereto and the Newmont Shares will be deemed to have been paid for immediately upon such deposit.

                                  APPENDIX 1

                          TO THE PLAN OF ARRANGEMENT

                PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

   The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1. INTERPRETATION

   (1) For the purposes of these share provisions:

      "ACQUISITIONCO" means the corporation incorporated under the laws of Canada that issues the Exchangeable Shares pursuant to the Arrangement and, following the amalgamation of Acquisitionco, Franco-Nevada and others as contemplated in the Plan of Arrangement, the corporation continuing as a result of that amalgamation.

      "AFFILIATE" has the meaning corresponding to "affiliated companies" in the SECURITIES ACT (Ontario), as amended.

      "AGENCY" means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency or authority or other regulatory authority (including the TSE and the NYSE) or administrative agency or commission (including the Ontario Securities Commission and the SEC) or any elected or appointed public official.

      "AGENT" means any chartered bank or trust company in Canada selected by Acquisitionco for the purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with (S)5 or (S)7, respectively.

      "ARRANGEMENT" means an arrangement under (S)192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1.

      "ARRANGEMENT AGREEMENT" means the arrangement agreement made as of the 14/th/ day of November, 2001 between Franco-Nevada and Newmont, as further amended, supplemented and/or restated in accordance with its terms, providing for, among other things, the Arrangement.

      "BOARD OF DIRECTORS" means the board of directors of Acquisitionco.

      "BUSINESS DAY" means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable law.

      "CALLCO" means a (i) subsidiary of Newmont existing under the laws of Nova Scotia or such other jurisdiction as Newmont may determine prior to the Effective Date, or (ii) in Newmont's sole discretion, such other company which exercises the Liquidation Call Right or Redemption Call Right, including Newmont or NSULC.

      "CALLCO CALL NOTICE" has the meaning ascribed thereto in (S)6(3) of these share provisions.

      "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying:

          (a) the Foreign Currency Amount; by

          (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose, which determination shall be conclusive and binding.

      "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, as amended.

      "COMMON SHARES" means the common shares in the capital of Acquisitionco.

      "CURRENT MARKET PRICE" means, in respect of a Newmont Share on any date, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during the period of 20 consecutive trading days ending not more than three trading days before such date; by (b) the aggregate volume of Newmont Shares used to calculate such Daily Value of Trades.

      "DAILY VALUE OF TRADES" means, in respect of the Newmont Shares on any trading day, the Canadian Dollar Equivalent of the product of (a) the volume weighted average price of Newmont Shares on the NYSE (or, if the Newmont Shares are not listed on the NYSE, on such other stock exchange or automated quotation system on which the Newmont Shares are listed or quoted, as the case may be, as may be selected by the board of directors of Newmont for such purpose) on such date, as determined by Bloomberg L.P. or other reputable, third party information source selected by the board of directors of Newmont; and (b) the aggregate volume of Newmont Shares traded on such day on the NYSE or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by the board of directors of Newmont shall be conclusive and binding.

      "DIRECTOR" means the Director appointed pursuant to (S)260 of the CBCA.

      "DIVIDEND AMOUNT" means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco or Newmont from such holder pursuant to (S)5.1, (S)6.1 or (S)7.1.

      "EFFECTIVE DATE" means the date on or before the Outside Date on which the Arrangement becomes effective in accordance with the CBCA and the Final Order.

      "EXCHANGEABLE SHARES" means the non-voting, exchangeable shares in the capital of Acquisitionco, having the rights, privileges, restrictions and conditions set forth herein.

      "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Acquisitionco and in respect of which the Board of Directors determines in good faith that after giving effect to such matter the economic equivalence of the Exchangeable Shares and the Newmont Shares is maintained for the holders of Exchangeable Shares (other than Newmont and its affiliates).

      "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means an Exchangeable Share Voting Event in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Newmont Shares.

      "FRANCO-NEVADA" means Franco-Nevada Mining Corporation Limited, a corporation incorporated under the laws of Canada.

      "HOLDER" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Acquisitionco in respect of the Exchangeable Shares.

      "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation".

      "LIQUIDATION AMOUNT" has the meaning ascribed thereto in (S)5(1) of these share provisions.

      "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

      "LIQUIDATION DATE" has the meaning ascribed thereto in (S)5(1) of these share provisions.

      "NEWMONT" means Newmont Mining Company, a corporation existing under the laws of Delaware, or its new, direct or indirect, parent corporation that issues the shares into which the Original Newmont Shares are converted or for which they are exchanged on or before the Effective Date in connection with the transactions contemplated by the Plan of Arrangement, or such other corporation that at the time is the issuer of the Newmont Shares.

      "NEWMONT CONTROL TRANSACTION" means any merger, amalgamation, arrangement, take-over bid or tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Newmont, or any proposal to do so.

      "NEWMONT DIVIDEND DECLARATION DATE" means the date on which the board of directors of Newmont declares any dividend or other distribution on the Newmont Shares that would require a corresponding payment to be made in respect of the Exchangeable Shares.

      "NEWMONT SHARES" means the Original Newmont Shares or the common stock of the corporation into which all or substantially all of the Original Newmont Shares are converted or for which they are exchanged on or before the Effective Date in connection with the transactions contemplated by the Plan of Arrangement, and any other securities into which such shares may be changed.

      "NYSE" means the New York Stock Exchange or its successor.

      "ORIGINAL NEWMONT SHARES" means the common stock, par value U.S.$1.60 per share, in the capital of Newmont.

      "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Agency, syndicate or other entity, whether or not having legal status.

      "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule B annexed to the Arrangement Agreement, and any amendments or variations thereto made in accordance with (S)7.B of the Arrangement Agreement or (S)6 of the Plan of Arrangement or made at the direction of the Court.

      "PURCHASE PRICE" has the meaning ascribed thereto in (S)6(3) of these share provisions.

      "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

      "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

      "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by Acquisitionco of all but not less than all of the outstanding Exchangeable Shares pursuant to (S)7 of these share provisions, which date shall be no earlier than the seventh anniversary of the date on which Exchangeable Shares first are issued, unless:

          (a) there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Newmont and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as they may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

          (b) a Newmont Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Newmont Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Newmont Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as it may determine, upon such number of days' prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

          (c) an Exchangeable Share Voting Event that is not an Exempt Exchangeable Share Voting Event is proposed and (i) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or the holders of the Exchangeable Shares do take the necessary action but, in connection therewith, the holders of more than 2% of the outstanding Exchangeable Shares (other than those held by Newmont and its affiliates) exercise rights of dissent under the CBCA, and (ii) the Board of Directors determines in good faith that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the later of the events described in (i) and (ii) above occur;

          (d) an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action; or

          (e) the Canadian tax legislation is amended and becomes effective such that substantially all Canadian resident holders of Exchangeable Shares may exchange their Exchangeable Shares for Newmont Shares on a tax deferred basis for Canadian income tax purposes, in which case the Board of Directors may accelerate such Redemption Date to such date prior to the seventh anniversary of the date on which Exchangeable
       Shares are issued as they may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee,

   provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c), (d) or (e) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

      "REDEMPTION PRICE" has the meaning ascribed thereto in (S)7(1) of these share provisions.

      "RETRACTED SHARES" has the meaning ascribed thereto in (S)6(1)(a) of these share provisions.

      "RETRACTION CALL RIGHT" has the meaning ascribed thereto in (S)6(1)(c) of these share provisions.

      "RETRACTION DATE" has the meaning ascribed thereto in (S)6(1)(b) of these share provisions.

      "RETRACTION PRICE" has the meaning ascribed thereto in (S)6(1) of these share provisions.

      "RETRACTION REQUEST" has the meaning ascribed thereto in (S)6(1) of these share provisions.

      "SEC" means the U.S. Securities and Exchange Commission.

      "SECURITIES ACT" means the SECURITIES ACT (Ontario) and the rules, regulations and policies made thereunder, as amended.

      "SPECIAL SHARES" means the special shares in the capital of Acquisitionco.

      "SUPPORT AGREEMENT" means the agreement made between Newmont, Callco and Acquisitionco substantially in the form and content of Schedule K to the Arrangement Agreement.

      "TRANSFER AGENT" means Computershare Trust Company of Canada or such other person as may from time to time be appointed by Acquisitionco as the registrar and transfer agent for the Exchangeable Shares.

      "TRUSTEE" means the trustee chosen by Newmont to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

      "TSE" means The Toronto Stock Exchange or its successor.

      "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement to be made among Newmont, Acquisitionco and the Trustee in connection with the Plan of Arrangement substantially in the form of Schedule L to the Arrangement Agreement.

2. RANKING OF EXCHANGEABLE SHARES

   The Exchangeable Shares shall be entitled to a preference over the Common Shares, the Special Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Acquisitionco, whether voluntary or involuntary, or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs.

3. DIVIDENDS

   (1) A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Newmont Dividend Declaration Date, declare a dividend on each Exchangeable Share:

      (a) in the case of a cash dividend declared on the Newmont Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend declared on each Newmont Share on the Newmont Dividend Declaration Date;

      (b) in the case of a stock dividend declared on the Newmont Shares to be paid in Newmont Shares, by the issue or transfer by Acquisitionco of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Newmont Shares to be paid on each Newmont Share unless in lieu of such stock dividend Acquisitionco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with (S)3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

      (c) in the case of a dividend declared on the Newmont Shares in property other than cash or Newmont Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (to be determined by the Board of Directors as contemplated by (S)3(5) hereof) to the type and amount of property declared as a dividend on each Newmont Share.

   Such dividends shall be paid out of money, assets or property of Acquisitionco properly applicable to the payment of dividends, or out of authorized but unissued shares of Acquisitionco, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this (S)3(1).

   (2) Cheques of Acquisitionco payable at par at any branch of the bankers of Acquisitionco shall be issued in respect of any cash dividends contemplated by
(S)3(1)(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by (S)3(1)(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by (S)3(1)(c) hereof shall be issued, distributed or transferred by Acquisitionco in such manner as it shall determine and the issuance, distribution or transfer thereof by Acquisitionco to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Acquisitionco any dividend that is represented by a cheque that has not been duly presented to Acquisitionco's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

   (3) The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under (S)3(1) hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Newmont Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under (S)3(1)(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend declared on the Newmont Shares.

   (4) If on any payment date for any dividends declared on the Exchangeable Shares under (S)3(1) hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Acquisitionco shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

   (5) The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of these share provisions, including (S)3(1) hereof, and each such determination shall be conclusive and binding on Acquisitionco and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

      (a) in the case of any stock dividend or other distribution payable in Newmont Shares, the number of such shares issued in proportion to the number of Newmont Shares previously outstanding;

      (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

      (c) in the case of the issuance or distribution of any other form of property (including any shares or securities of Newmont of any class other than Newmont Shares, any rights, options or warrants other than those referred to in (S)3(5)(b) hereof, any evidences of indebtedness of Newmont or any assets of Newmont), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Newmont Share and the Current Market Price of a Newmont Share; and

      (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Newmont Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4. CERTAIN RESTRICTIONS

   So long as any of the Exchangeable Shares are outstanding, Acquisitionco shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in (S)10(2) of these share provisions:

      (a) pay any dividends on the Common Shares, Special Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares, Special Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

      (b) redeem or purchase or make any capital distribution in respect of Common Shares, Special Shares or any other shares ranking junior to the Exchangeable Shares;

      (c) redeem or purchase any other shares of Acquisitionco ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of Acquisitionco, whether voluntary or involuntary, or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs; or

      (d) issue any Exchangeable Shares or any other shares of Acquisitionco ranking equally with the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares; and

      (e) issue any shares of Acquisitionco ranking superior to the Exchangeable Shares.

   The restrictions in (S)4(a), (b), (c) and (d) hereof shall not apply if: (i) all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Newmont Shares shall have been declared and paid on the Exchangeable Shares; and (ii) in the case of an issuance of any Exchangeable Shares as contemplated in (S)4(d), the members of the board of directors of Newmont that vote on the matter shall have unanimously approved the issuance of the additional Exchangeable Shares.

5. DISTRIBUTION ON LIQUIDATION

   (1) In the event of the liquidation, dissolution or winding-up of Acquisitionco or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs, subject to the exercise by Callco of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Acquisitionco in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of Acquisitionco among the holders of the Common Shares, Special Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "LIQUIDATION AMOUNT") equal to the Current Market Price of a Newmont Share on the last business day prior to the Liquidation Date, which shall be satisfied in full by Acquisitionco delivering or causing to be delivered to such holder one Newmont Share, plus an amount equal the Dividend Amount.

   (2) On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Callco, Acquisitionco shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of Acquisitionco and such additional documents, instruments and payments as the Transfer Agent and Acquisitionco may reasonably require, at the registered office of Acquisitionco or at any office of the Transfer Agent as may be specified by Acquisitionco by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the Newmont Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of Acquisitionco for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of Acquisitionco or at any office of the Transfer Agent as may be specified by Acquisitionco by notice to the holders of Exchangeable Shares, on behalf of Acquisitionco certificates representing Newmont Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance) and a cheque of Acquisitionco payable at par at any branch of the bankers of Acquisitionco in respect of the Dividend Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. Acquisitionco shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Agent the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by the Agent, all dividends and other distributions with respect to the Newmont Shares to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Newmont Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

   (3) After Acquisitionco has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to (S)5(1) of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of Acquisitionco.

6. RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

   (1) A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this (S)6, to require Acquisitionco to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Newmont Share on the last business day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by Acquisitionco delivering or causing to be delivered to such holder one Newmont Share (which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)) for each Exchangeable Share presented and surrendered by the holder together with, on the designated payment date therefor, the Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of Acquisitionco or at any office of the Transfer Agent as may be specified by Acquisitionco by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have Acquisitionco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of Acquisitionco and such additional documents, instruments and payments as the Transfer Agent and Acquisitionco may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to Acquisitionco:

      (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by Acquisitionco;

      (b) stating the business day on which the holder desires to have Acquisitionco redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 10 business days nor more than 15 business days after the date on which the Retraction Request is received by Acquisitionco and further provided that, in the event that no such business day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th business day after the date on which the Retraction Request is received by Acquisitionco and subject also to (S)6(8); and

      (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in (S)6(3) hereof.

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   (2) Provided that Callco has not exercised the Retraction Call Right, upon receipt by Acquisitionco or the Transfer Agent in the manner specified in
(S)6(1) of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in (S)6(7), Acquisitionco shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Newmont Shares to which such holder is entitled and shall comply with (S)6(4) hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Acquisitionco.

   (3) Subject to the provisions of this (S)6, upon receipt by Acquisitionco of a Retraction Request, Acquisitionco shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify Acquisitionco of its determination to do so (the "CALLCO CALL NOTICE") within five business days of notification to Callco by Acquisitionco of the receipt by Acquisitionco of the Retraction Request. If Callco does not so notify Acquisitionco within such five business day period, Acquisitionco will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in (S)6(7), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, Acquisitionco shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share, plus, on the designated payment date therefor, to the extent not paid by Acquisitionco on the designated payment date therefor, any Dividend Amount. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, Acquisitionco shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purpose of completing a purchase pursuant to the Retraction Call Right, on the Retraction Date, Callco shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the Newmont Shares to which such holder is entitled. Provided that Callco has complied with the immediately preceding sentence and
(S)6(4) hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Acquisitionco of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in (S)6(7), Acquisitionco shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this (S)6.

   (4) Acquisitionco or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of Acquisitionco for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of Acquisitionco or at any office of the Transfer Agent as may be specified by Acquisitionco by notice to the holders of Exchangeable Shares, certificates representing the Newmont Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance and which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of Acquisitionco or Callco, as applicable, representing the aggregate Dividend Amount, in payment of the Retraction Price or the Purchase Price, as the case may be, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of Acquisitionco or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price or Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

   (5) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Retraction Price or Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Retraction Price or the Purchase Price, as the case may be, shall not be made as provided in
(S)6(4) hereof, in which case the rights of such holder shall remain unaffected until the Retraction Price or the Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price or the Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Acquisitionco or purchased by Callco shall thereafter be a holder of the Newmont Shares delivered to it.

   (6) Notwithstanding any other provision of this (S)6, Acquisitionco shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Acquisitionco believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Acquisitionco shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two business days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Acquisitionco. In any case in which the redemption by Acquisitionco of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, Acquisitionco shall redeem Retracted Shares in accordance with (S)6(2) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of Acquisitionco, representing the Retracted Shares not redeemed by Acquisitionco pursuant to (S)6(2) hereof. If Acquisitionco would otherwise be obligated to redeem the Retracted Shares pursuant to (S)6(2) of these share provisions but is not obligated to do so as a result of solvency requirements or other provisions of applicable law, Newmont shall, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Newmont to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided for in the Voting and Exchange Trust Agreement.

   (7) A holder of Retracted Shares may, by notice in writing given by the holder to Acquisitionco before the close of business on the business day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

   (8) Notwithstanding any other provision of this (S)6, if:

      (a) exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require Acquisitionco to redeem any Exchangeable Shares pursuant to this (S)6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of NYSE to the listing and trading (subject to official notice of issuance) of, the Newmont Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

      (b) as a result of (a) above, it would not be practicable
   (notwithstanding the reasonable endeavours of Newmont) to obtain such approvals in time to enable all or any of such Newmont Shares to be admitted to listing and trading by NYSE (subject to official notice of issuance) when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second business day immediately following the date the approvals referred to in (S)6(8)(a) are obtained, and
(ii) the date which is 30 business days after the date on which the relevant Retraction Request is received by Acquisitionco, and references in these share provisions to such Retraction Date shall be construed accordingly.

7. REDEMPTION OF EXCHANGEABLE SHARES BY ACQUISITIONCO

   (1) Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, Acquisitionco shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the "REDEMPTION PRICE") equal to the Current Market Price of a Newmont Share on the last business day prior to the Redemption Date, which shall be satisfied in full by Acquisitionco causing to be delivered to each holder of Exchangeable Shares one Newmont Share for each Exchangeable Share held by such holder, together with an amount equal to the Dividend Amount.

   (2) In any case of a redemption of Exchangeable Shares under this (S)7, Acquisitionco shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Newmont Control Transaction or an Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Acquisitionco or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Newmont Control Transaction or an Exchangeable Share Voting Event, the written notice of the redemption by Acquisitionco or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

   (3) On or after the Redemption Date and provided that the Redemption Call Right has not been exercised by Callco, Acquisitionco shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of Acquisitionco or at any office of the Transfer Agent as may be specified by Acquisitionco in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of Acquisitionco and such additional documents, instruments and payments as the Transfer Agent and Acquisitionco may reasonably require. Payment of the Redemption Price for such Exchangeable Shares shall be made by transferring or causing to be issued or transferred to each holder the Newmont Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of Acquisitionco for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of Acquisitionco or at any office of the Transfer Agent as may be specified by Acquisitionco in such notice, on behalf of Acquisitionco certificates representing Newmont Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance), and, if applicable, a cheque of Acquisitionco payable at par at any branch of the bankers of Acquisitionco in payment of the Dividend Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Redemption Price, unless payment of the Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. Acquisitionco shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Agent named in such notice the Redemption Price for the Exchangeable Shares (except as otherwise provided in this (S)7(3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax required to be deducted and withheld therefrom, such aggregate Redemption Price to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption

Date, as the case may be, shall be limited to receiving their proportionate part of the aggregate Redemption Price for such Exchangeable Shares, without interest, and when received by the Agent, all dividends and other distributions with respect to the Newmont Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such Newmont Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

8. PURCHASE FOR CANCELLATION

   Subject to applicable law, Acquisitionco may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares.

9. VOTING RIGHTS

   Except as required by applicable law and by (S)10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Acquisitionco or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable law.

10. AMENDMENT AND APPROVAL

   (1) The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

   (2) Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

11. RECIPROCAL CHANGES, ETC. IN RESPECT OF NEWMONT SHARES

   (1) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding, Newmont will not without the prior approval of Acquisitionco and the prior approval of the holders of the Exchangeable Shares given in accordance with (S)10(2) of these share provisions:

      (a) issue or distribute Newmont Shares (or securities exchangeable for or convertible into Newmont Shares) to the holders of all or substantially all of the then outstanding Newmont Shares by way of stock dividend or other distribution, other than an issue of Newmont Shares (or securities exchangeable for or convertible into Newmont Shares) to holders of Newmont Shares (i) who exercise an option to receive dividends in Newmont Shares (or securities exchangeable for or convertible into Newmont Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement;

      (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Newmont Shares entitling them to subscribe for or to purchase Newmont Shares (or securities exchangeable for or convertible into Newmont Shares); or

      (c) issue or distribute to the holders of all or substantially all of the then outstanding Newmont Shares:

          (i) shares or securities of Newmont of any class other than Newmont Shares (other than shares convertible into or exchangeable for Newmont Shares);

          (ii) rights, options or warrants other than those referred to in
       (S)11(1)(b) above;

          (iii) evidence of indebtedness of Newmont; or

          (iv) assets of Newmont,

   unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Newmont in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Plan of Arrangement.

   (2) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding, Newmont will not without the prior approval of Acquisitionco and the prior approval of the holders of the Exchangeable Shares given in accordance with (S)10(2) of these share provisions:

      (a) subdivide, redivide or change the then outstanding Newmont Shares into a greater number of Newmont Shares;

      (b) reduce, combine, consolidate or change the then outstanding Newmont Shares into a lesser number of Newmont Shares; or

      (c) reclassify or otherwise change the Newmont Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Newmont Shares,

   unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares and at least 7 days prior written notice is given to the holders of Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with
   (S)10(2) of these share provisions.

12. ACTIONS BY ACQUISITIONCO UNDER SUPPORT AGREEMENT

   (1) Acquisitionco will take all such actions and do all such things as shall be necessary to perform and comply with and to ensure performance and compliance by Newmont, Callco and Acquisitionco with all provisions of the Support Agreement applicable to Newmont, Callco and Acquisitionco, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary to enforce for the direct benefit of Acquisitionco all rights and benefits in favour of Acquisitionco under or pursuant to such agreement.

   (2) Acquisitionco shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with (S)10(2) of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

      (a) adding to the covenants of the other parties to such agreement for the protection of Acquisitionco or the holders of the Exchangeable Shares thereunder;

      (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to Acquisitionco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein.

13. LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

   (1) The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

   (2) Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of Acquisitionco or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

   (3) Acquisitionco, Callco, Newmont and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as Acquisitionco, Callco, Newmont or the Transfer Agent is required to deduct and withhold with respect to such payment under the INCOME TAX ACT (Canada) or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Acquisitionco, Callco, Newmont and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Acquisitionco, Callco, Newmont or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Acquisitionco, Callco, Newmont or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

14. NOTICES

   (1) Any notice, request or other communication to be given to Acquisitionco by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by telecopy or by delivery to the registered office of Acquisitionco and addressed to the attention of the Secretary of Acquisitionco. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by Acquisitionco.

   (2) Any presentation and surrender by a holder of Exchangeable Shares to Acquisitionco or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Acquisitionco or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of Acquisitionco or to such office of the Transfer

Agent as may be specified by Acquisitionco, in each case, addressed to the attention of the Secretary of Acquisitionco. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Acquisitionco or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

   (3) Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Acquisitionco shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of Acquisitionco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third business day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Acquisitionco pursuant thereto.

   (4) In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, Newmont intends to make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which Newmont or the Transfer Agent may give or cause to be given under the Arrangement will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if (i) it is given to the TSE for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

   Notwithstanding any other provisions of these share provisions, notices, other communications and deliveries need not be mailed if Newmont determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as Newmont has determined that delivery by mail will not longer be delayed. Newmont will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this (S)14(4). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

15. DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

   Acquisitionco shall be entitled to require any holder of an Exchangeable Share or any person who Acquisitionco knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Acquisitionco) under (S)101 of the Securities Act or as would be required under the Articles of Newmont or any laws or regulations, or pursuant to the rules or regulations of any regulatory Agency if the Exchangeable Shares were Newmont Shares.

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                                  SCHEDULE A

                              RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:  . ("ACQUISITIONCO") and .  ("CALLCO") and Newmont Mining Corporation
  ("NEWMONT")

   This notice is given pursuant to (S)6 of the provisions (the "SHARE PROVISIONS") attaching to the Exchangeable Shares of Acquisitionco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

   The undersigned hereby notifies Acquisitionco that, provided that the Retraction Call Right referred to below has not been exercised, the undersigned desires to have Acquisitionco redeem in accordance with (S)6 of the Share
Provisions:

[_] all share(s) represented by this certificate; or

[_]      share(s) only represented by this certificate.
    -----

The undersigned hereby notifies Acquisitionco that the Retraction Date shall be
           .

NOTE: The Retraction Date must be a business day and must not be less than 10 business days nor more than 15 business days after the date upon which this notice is received by Acquisitionco. If no such business day is specified above, the Retraction Date shall be deemed to be the 15th business day after the date on which this notice is received by Acquisitionco.

   The undersigned acknowledges the overriding Retraction Call Right of Callco or Newmont to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco or Newmont in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in (S)6(3) of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Acquisitionco at any time before the close of business on the business day immediately preceding the Retraction Date.

   The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Acquisitionco is unable to redeem all Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require Newmont to purchase the unredeemed Retracted Shares.

   The undersigned hereby represents and warrants to Callco, Newmont and Acquisitionco that the undersigned:

[_] is

          (select one)

[_] is not

a non-resident of Canada for purposes of the INCOME TAX ACT (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

[_] The undersigned hereby represents and warrants to Callco, Newmont and Acquisitionco that the undersigned is not a person within the United States of America, its territories or possessions or any state thereof, or the

District of Columbia (collectively, the "United States") or a U.S. person (within the meaning of Regulation S under the United States SECURITIES ACT OF 1933, as amended) and is not making this Retraction Request for the account or benefit of a person within the United States or such a U.S. person.

   The undersigned hereby represents and warrants to Callco, Newmont and Acquisitionco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco, Newmont or Acquisitionco, as the case may be, free and clear of all liens, claims and encumbrances.

------------------------ -------------------------- ------------------------
         (Date)          (Signature of Shareholder) (Guarantee of Signature)

[_] Please check box if the certificates for Newmont Shares and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Acquisitionco and the certificates for Newmont Shares and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date: _________________________________________________________________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Acquisitionco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Acquisitionco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                  SCHEDULE C

                               MUTUAL CONDITIONS

   The respective obligations of Franco-Nevada and Newmont to complete the Arrangement shall be subject to the satisfaction, on or before the Outside Date, of the following conditions, each of which may be waived only by the written mutual consent of Franco-Nevada and Newmont:

      (a) the Arrangement, with or without amendment, shall have been approved at the Franco-Nevada Special Meeting in accordance with the Interim Order;

      (b) the shareholders of Newmont shall have approved, in accordance with applicable Law, the issuance of Newmont Shares pursuant to the Arrangement, the acquisition of Normandy and the exchange of the Exchangeable Shares and the consummation of the Arrangement and the acquisition of Normandy;

      (c) the Final Order shall have been obtained in form and substance satisfactory to each of Franco-Nevada and Newmont;

      (d) the Newmont Shares and Exchangeable Shares, issuable to the Franco-Nevada Shareholders pursuant to the Arrangement, shall have been approved for listing on the NYSE, subject to official notice of issuance, and conditionally approved for listing on the TSE, respectively;

      (e) there shall not be in force any injunction, order, judgement or decree restraining or enjoining the consummation of the Transactions and there shall be no:

          (i) proceeding, of a judicial or administrative nature or otherwise, brought by or before an Agency in progress, that, if successful, or

          (ii) Law proposed, enacted, promulgated or applied, that would result in an order or ruling that,

   in either case, would reasonably be expected to preclude completion of, or materially impair the benefits to be realized from, the Transactions in accordance with the terms hereof or be Materially Adverse to either Franco-Nevada and its Subsidiaries or Newmont and its Subsidiaries, in each case taken as a whole;

      (f) Newmont and its associates shall have a "relevant interest" in at least 50.1% of the shares in the capital of Normandy, calculated on a fully diluted basis; and

      (g) all necessary regulatory approvals, including, without limitation, the approval of all securities regulatory authorities having jurisdiction over the exchange of Franco-Nevada Shares for the Newmont Shares and Exchangeable Shares as provided in the Arrangement, and all other approvals necessary to permit the first trade of the Newmont Share and Exchangeable Shares, shall have been obtained, in each case without any condition unacceptable to Newmont and Franco-Nevada.

                                  SCHEDULE D

                     CONDITIONS IN FAVOUR OF FRANCO-NEVADA

   The obligations of Franco-Nevada to complete the Transactions shall also be subject to the satisfaction, on or before the Outside Date, of the following conditions, each of which is for the exclusive benefit of Franco-Nevada and may be waived, in whole or in part, by Franco-Nevada in its sole discretion:

      (a) all necessary corporate action shall have been taken by Newmont to authorize the execution and delivery of this agreement and the consummation of the Arrangement and the performance of its other obligations under this agreement;

      (b) Newmont shall not have failed to perform any of the obligations to be performed by it under this agreement on or prior to the Effective Date or such failure is not Materially Adverse to Newmont and its Subsidiaries, taken as a whole;

      (c) all waivers, consents, permits, orders and approvals of any Agency (including the Regulatory Approvals), and the expiry of any waiting periods (whether regulatory or contractual), in connection with, or required to permit, the consummation of the Arrangement, shall have been obtained or received or, in the case of such waiting periods, shall have expired, on terms that are not Materially Adverse to Newmont and its Subsidiaries, in each case taken as a whole;

      (d) the representations and warranties of Newmont under this agreement shall be true and correct in all material respects (except where already qualified as to materiality or the absence of a Materially Adverse effect), on and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties refer solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by the Transactions), and Franco-Nevada shall have received a certificate of Newmont addressed to Franco-Nevada and dated the Effective Date, signed on behalf of Newmont by a senior officer of Newmont (on Newmont's behalf and without personal liability) confirming the same as at the Effective Date; and

      (e) there shall not have occurred, since the date of this agreement, any event, change, effect or development that individually or in the aggregate, has had or is reasonably likely to have, a Materially Adverse effect on Newmont and its Subsidiaries, taken as a whole.

                                  SCHEDULE E

                        CONDITIONS IN FAVOUR OF NEWMONT

   The obligations of Newmont to complete the Transactions shall also be subject to the satisfaction, on or before the Outside Date, of the following conditions, each of which is for the exclusive benefit of Newmont and may be waived, in whole or in part, by Newmont in its sole discretion:

      (a) the board of directors of Franco-Nevada shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Franco-Nevada to authorize the execution and delivery of this agreement and the consummation of the Arrangement and the performance of its provisions;

      (b) Franco-Nevada shall not have failed to perform any of the obligations to be performed by it under this agreement on or prior to the Effective Date or such failure is not Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole;

      (c) the representations and warranties of Franco-Nevada under this agreement shall be true and correct in all material respects (except where already qualified as to materiality or the absence of a Materially Adverse effect), on and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties refer solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by the Transactions), and Newmont shall have received a certificate of Franco-Nevada addressed to Newmont and dated the Effective Date, signed on behalf of Franco-Nevada by a senior officer of Franco-Nevada (on Franco-Nevada's behalf and without personal liability) confirming the same as at the Effective Date;

      (d) there shall not have been delivered and not withdrawn notices of dissent with respect to the Arrangement in respect of more than 4 million Franco-Nevada Shares;

      (e) there shall not have occurred, since the date of this agreement, any event, change, effect or development that individually or in the aggregate, has had or is reasonably likely to have, a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole;

      (f) Newmont shall have received a FIRPTA certificate in form and content reasonably acceptable to Newmont and its counsel signed on behalf of Franco-Nevada by a duly authorized officer of Franco-Nevada;

      (g) there shall not be pending or threatened any suit, action or proceeding by or before any Agency

          (i) seeking to prohibit or restrict the acquisition by Newmont or any of its direct or indirect Subsidiaries of any Franco-Nevada Shares, or

          (ii) seeking to restrain or prohibit the consummation of the Transactions, or

          (iii) seeking to impose limitations on the ability of Newmont or any of its direct or indirect Subsidiaries to acquire or hold, or exercise full rights of ownership of any Franco-Nevada Shares; and

      (h) all waivers, consents, permits, orders and approvals of any Agency or other third party (including the Regulatory Approvals), and the expiry of any waiting periods (whether regulatory or contractual), in connection with, or required to permit, the consummation of the Arrangement, shall have been obtained or received or, in the case of such waiting periods, shall have expired, on terms that are not Materially Adverse to either Franco-Nevada or Newmont and their respective Subsidiaries, in each case taken as a whole.

                                  SCHEDULE F

                REPRESENTATIONS AND WARRANTIES OF FRANCO-NEVADA

   Franco-Nevada represents and warrants to Newmont as follows (and acknowledges that Newmont is relying on such representations and warranties in entering into this agreement and completing the Transactions):

      (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Franco-Nevada and each of its Subsidiaries is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to own its assets and conduct its business as currently owned and conducted. Each of Franco-Nevada and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Franco-Nevada has made available for review by Newmont complete and correct copies of its Articles of Incorporation and By-Laws and the certificates of incorporation and by-laws or comparable organization documents of the Subsidiaries of Franco-Nevada, in each case as amended to the date of this agreement. Franco-Nevada is not in violation of any provision of its Articles of Incorporation or By-Laws, and no Subsidiary of Franco-Nevada is in violation of any provisions of its certificate of incorporation, by-laws or comparable organizational documents.

      (b) FRANCO-NEVADA SUBSIDIARIES. (S)(b) of the Disclosure Statement lists each Subsidiary of Franco-Nevada and the ownership or interest therein of Franco-Nevada. All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and non-assessable and, except as set forth in (S)(b) of the Disclosure Statement, are owned by Franco-Nevada, by another Subsidiary of Franco-Nevada or by Franco-Nevada and another Subsidiary of Franco-Nevada, free and clear of all pledges, claims, liens, charges, mortgages, deeds of trust, net profit interests, net smelter returns, royalties, overriding royalty interests, other payments out of production, other burdens, security interests and other encumbrances of any kind or nature whatsoever held by third parties (collectively, "LIENS"). Except for the capital stock of the Subsidiaries of Franco-Nevada and except for the ownership interests set forth in (S)(b) of the Disclosure Statement, Franco-Nevada does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this agreement greater than $100,000 in any person.

      (c) CAPITALIZATION. The authorized capital (the "AUTHORIZED CAPITAL") and issued capital of Franco-Nevada is as set out in the recitals to this agreement. Except as set forth above, there are no shares of capital stock or other voting securities of Franco-Nevada issued, reserved for issuance or outstanding. Except as set forth in (S)(c) of the Disclosure Statement, there are not any bonds, debentures, notes or other indebtedness of Franco-Nevada having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Franco-Nevada must vote. Except as set forth above and except as set forth in (S)(c) of the Disclosure Statement, as of the date of this agreement, there are not any options, warrants, puts, calls, rights, commitments, agreements, arrangements or undertakings of any kind (collectively, "OPTIONS") to which Franco-Nevada or any of its Subsidiaries is a party or by which any of them is bound relating to the issued or unissued capital stock of Franco-Nevada or any of its Subsidiaries, or obligating Franco-Nevada or any of its Subsidiaries to issue, transfer, grant, sell or pay for or repurchase any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, Franco-Nevada or any of its Subsidiaries or obligating Franco-Nevada or any of its Subsidiaries to issue, grant, extend or enter into any such Options. All shares of Franco-Nevada's capital stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The issuance and sale of all of the shares of capital stock described in this (S)(c) of Schedule F have been in compliance with all Laws. Franco-Nevada has previously provided Newmont with a schedule setting forth the names of, and the number of shares of each class (including the number of shares issuable upon exercise of Franco-Nevada Stock Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of Franco-Nevada Stock Options. (S)(c) of the

   Disclosure Statement sets forth the average exercise price for outstanding Franco-Nevada Stock Options. Except as set forth in (S)(c) of the Disclosure Statement, Franco-Nevada has not agreed to register any securities under any securities Laws or granted registration rights to any person or entity; copies of all such agreements have previously been made available to Newmont. Except as set forth above and in (S)(c) of the Disclosure Statement, as of the date of this agreement, there are not any outstanding contractual obligations or other requirements of Franco-Nevada or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Franco-Nevada or any of its Subsidiaries, or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Franco-Nevada or any other person. Without limiting the generality of the foregoing, there are no stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Franco-Nevada or any of its Subsidiaries.

      (d) AUTHORITY; NON-CONTRAVENTION. Franco-Nevada has all requisite corporate power and corporate authority to enter into this agreement and, subject to the Franco-Nevada Shareholder Approval, to consummate the Transactions and to perform its obligations under this agreement. The Board of Directors of Franco-Nevada, by the unanimous vote of its outside directors, has approved this agreement and the Transactions and has resolved to recommend to Franco-Nevada Shareholders that Franco-Nevada Shareholders give the Franco-Nevada Shareholder Approval. The execution and delivery of this agreement by Franco-Nevada and the consummation by Franco-Nevada of the Transactions have been duly authorized by all necessary corporate action on the part of Franco-Nevada, subject to the Franco-Nevada Shareholder Approval. No other corporate proceedings on the part of Franco-Nevada or any of its Subsidiaries are necessary to authorize this agreement and, subject to the Franco-Nevada Shareholder Approval, the Transactions. This agreement has been duly executed and delivered by Franco-Nevada and constitutes a valid and binding obligation of Franco-Nevada, enforceable by Newmont against Franco-Nevada and each of its Subsidiaries in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally. The execution and delivery of this agreement does not, and the consummation of the Transactions and compliance with the provisions of this agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of Franco-Nevada or any of its Subsidiaries under, (i) the Articles of Arrangement or By-laws of Franco-Nevada or the comparable organization documents of any of its Subsidiaries; (ii) any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding whether oral or written (a "CONTRACT"), to which Franco-Nevada or any of its Subsidiaries is a party or by which any of them or their respective properties or assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law applicable to Franco-Nevada or any of its Subsidiaries or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Agency, is required by or with respect to Franco-Nevada or any of its Subsidiaries in connection with the execution and delivery of this agreement by Franco-Nevada or the consummation by Franco-Nevada of the Transactions, except for (i) the filing with the applicable securities regulatory Agencies of a proxy statement relating to the Franco-Nevada Special Meeting (as amended or supplemented from time to time, the "PROXY STATEMENT"), (ii) any approvals required by the Interim Order and the Final Order, (iii) filings with the Director under the CBCA, and filings under the INVESTMENT CANADA ACT (Canada), as amended, the COMPETITION ACT (Canada), as amended, and the HART-SCOTT-RODINO ANTI-TRUST IMPROVEMENTS ACT OF 1976, as amended, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in (S)(d) of the Disclosure Statement. Each of Franco-Nevada and its Subsidiaries possesses all certificates, franchises, licenses, permits, grants, easements, covenants, certificates, orders, authorizations and approvals issued to or granted by Agencies or other third parties (collectively, "PERMITS"), including pursuant to any Environmental Law, necessary to own, lease and/or operate its properties and to conduct its business as such business is currently conducted or is expected to be conducted following completion of the Transaction. Except as set forth in (S)(d) of the Disclosure Statement, (i) all such Permits are validly held by Franco-Nevada or its Subsidiaries, and Franco-Nevada and its Subsidiaries have complied in all respects with all terms and conditions thereof, (ii) none of such Permits will be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this agreement or the consummation of the Transactions, and
   (iii) since March 31, 2001, neither Franco-Nevada nor any of its Subsidiaries has received any written notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Agency, alleging (A) any violation of such Permit, or (B) that Franco-Nevada or any of its Subsidiaries requires any Permit required for its business as such business is currently conducted, that is not currently held by it.

      (e) PUBLICLY FILED DOCUMENTS; UNDISCLOSED LIABILITIES. Franco-Nevada has filed all required reports, schedules, forms, statements and other documents (including documents incorporated by reference) with the applicable security regulatory Agencies since March 31, 1998 (the "PUBLIC DISCLOSURE DOCUMENTS"). As of its date, each Public Disclosure Document complied in all material respects with the requirements of all applicable securities Laws. None of the Public Disclosure Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later-filed Public Disclosure Document. The consolidated financial statements of Franco-Nevada included in the Public Disclosure Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the applicable securities regulatory Agencies with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Franco-Nevada as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as and to the extent disclosed, reflected or reserved against on the balance sheet or the notes thereto of Franco-Nevada as of March 31, 2001 included in the Filed Franco-Nevada Public Disclosure Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this agreement, or (iii) as set forth in (S)(e) of the Disclosure Statement, Franco-Nevada does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole. Except as set forth in (S)(e) of the Disclosure Statement, none of Franco-Nevada or its Subsidiaries is subject to the informational reporting requirements of, or required to file any form or other document with, any securities regulatory Agency (including any stock exchange).

      (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Franco-Nevada or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any other filings relating to the Transactions made by Newmont pursuant to the Securities Act, the Securities Exchange Act or Australian Law (collectively, the "NEWMONT FILINGS") will, at the date the Proxy Statement is first mailed to Franco-Nevada Shareholders or the Newmont Filing is filed, as the case may be, or at the time of the Franco-Nevada Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading. The Proxy Statement and Newmont Filings will comply as to form in all material respects with the requirements of applicable securities Laws, except that no representation or warranty is made by Franco-Nevada with respect to statements made or incorporated by reference therein based on information supplied by Newmont for inclusion or incorporation by reference in the Proxy Statement or the Newmont Filings.

      (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Public Disclosure Documents filed and publicly available prior to the date of this agreement (the "FILED FRANCO-NEVADA

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   PUBLIC DISCLOSURE DOCUMENTS"), since March 31, 2001, Franco-Nevada has conducted, and caused each of its Subsidiaries to conduct, its business only in the ordinary course and:

          (i) there has not been any event, change, effect or development (including any decision to implement such a change made by the board of directors of Franco-Nevada or any of its Subsidiaries in respect of which senior management believes that confirmation of the board of directors is probable), which, individually or in the aggregate, has had, or would reasonably be expected to have, a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole;

          (ii) there has not been, except for regular annual dividends not in excess of Cdn$0.45 per Franco-Nevada Share, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Franco-Nevada Shares;

          (iii) there has not been, except as provided for in this agreement, any split, combination or reclassification of any Authorized Capital of Franco-Nevada or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Authorized Capital of Franco-Nevada;

          (iv) there has not been, except as disclosed in (S)(g) of the Disclosure Statement, (A) any granting by Franco-Nevada or any of its Subsidiaries to any officer of Franco-Nevada or any of its Subsidiaries of any increase in or acceleration of compensation, except as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Franco-Nevada Public Disclosure Documents, (B) any granting by Franco-Nevada or any of its Subsidiaries to any such officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Franco-Nevada Public Disclosure Documents, or (C) any entry by Franco-Nevada or any of its Subsidiaries into any employment, severance of termination agreement with any such officer;

          (v) there has not been any change in accounting methods, principles or practices by Franco-Nevada or any of its Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or as set forth in (S)(g) of the Disclosure Statement;

          (vi) neither Franco-Nevada nor any of its Subsidiaries has engaged in any action which, if done after the date of this agreement, would violate (S)(g) of this agreement, except as set forth in (S)(g) of the Disclosure Statement; and

          (vii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that is Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole, has been incurred other than in the ordinary course of business consistent with past practice, except as set forth in (S)(g) of the Disclosure Statement.

      (h) DISCLOSURE. Franco-Nevada has not failed to disclose to Newmont in writing any information known to Franco-Nevada regarding any event, circumstance or action taken or failed to be taken that is Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing:

          (i) there are no severance and employment agreements with respect to current or former employees of Franco-Nevada or any of its Subsidiaries or any bonus or incentive arrangements with respect to such employees that may require payments as a result of the Transactions;

          (ii) except as disclosed in the financial statements contained in the Filed Franco-Nevada Public Disclosure Documents, Franco-Nevada and its Subsidiaries do not have liabilities or obligations in excess of the liabilities or obligations reflected or reserved against in those financial statements that, either individually or in the aggregate, are Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole;

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          (iii) none of Franco-Nevada or any of its Subsidiaries or any of their properties is the subject to a judgement, order or decree that is Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole; and

          (iv) the data or information made available to Newmont in respect of Franco-Nevada and its Subsidiaries, was complete and, to the knowledge of Franco-Nevada, correct in all material respects and, did not, at the time it was made available and for the period of and matter to which it relates, and to the knowledge of Franco-Nevada, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the circumstances.

      (i) COMPLIANCE. Except for any conflicts, defaults or violations that could not, individually or in the aggregate (taking into account the impact of any cross-defaults), reasonably be expected to result in a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole, each of Franco-Nevada and its Subsidiaries has complied with, and is not in conflict with, or in default (including cross defaults) under or in violation of:

          (i) its articles or other organizational documents or by-laws;

          (ii) any Law or Permit applicable to it, its business or operations or by which any of its properties or assets is bound or affected; or

          (iii) any agreement, arrangement or understanding to which it, its business or operations or by which any of its properties or assets is bound or affected.

   As of the Effective Date, each of Franco-Nevada and its Subsidiaries has or will have complied with each of its covenants and obligations under this agreement.

      (j) RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgement, injunction, order or decree binding upon Franco-Nevada or any of its Subsidiaries that has, or could reasonably be expected to have, the effect of prohibiting, restricting or impairing any business practice of Franco-Nevada or any of its Subsidiaries, any acquisition of property by Franco-Nevada or any of its Subsidiaries or the conduct of business by any of them as currently conducted (including following the Arrangement) other than such agreements, judgements, injunctions, orders or decrees which are not, individually or in the aggregate, Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole.

      (k) CONTRACTS. (S)(k) of the Disclosure Statement lists all Contracts to which Franco-Nevada or any of its Subsidiaries is a party and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of Franco-Nevada's business; (b) joint venture, partnership and similar agreements; (c) Contracts containing covenants purporting to limit the freedom of Franco-Nevada or any of its Subsidiaries to compete in any line of business in any geographic area, to hire any individual or group of individuals or to acquire any business, entity or the assets thereof; (d) Contracts which after the Effective Time of the Transactions would have the effect of limiting the freedom of Newmont or its Subsidiaries (other than Franco-Nevada and its Subsidiaries) to compete in any line of business in any geographic area, to hire any individual or group of individuals or to acquire any business, entity or the assets thereof; (e) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of Franco-Nevada of any of its Subsidiaries other than in the ordinary course of business;
   (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $5 million in the aggregate; (g) Contracts involving annual revenues or expenditures to the business of Franco-Nevada or any of its Subsidiaries in excess of 7.5% of Franco-Nevada's annual revenues; and (h) Contracts containing any rights on the part of any party, including joint venture partners or entities, to acquire mining or other property rights from Franco-Nevada or any of the Subsidiaries. All Contracts are valid and binding obligations of Franco-Nevada or any of its Subsidiaries and, to the knowledge of Franco-Nevada, the valid and binding obligation of each other party thereto except for such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Materially Adverse effect on Franco-Nevada and

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   its Subsidiaries, taken as a whole. Neither Franco-Nevada nor, to the knowledge of Franco-Nevada, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or entitle any party to terminate, accelerate, modify or call a default under, or trigger any pre-emptive rights or rights of first refusal under, any such Contract except such violations or defaults under such Contracts, which, individually or in the aggregate, would not have a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole. No approval or consent of any person is needed in order that such Contracts continue in full force and effect following the consummation of the Transactions.

      (l) TAX MATTERS.

          (i) Franco-Nevada and each of its subsidiaries have timely filed, or caused to be timely filed, all Tax Returns required to be filed by them, and have timely paid, or caused to be timely paid, all material amounts of Taxes due and payable by them, except for any such failure to file or failure to pay which would not individually or in the aggregate, have a Materially Adverse effect on Franco-Nevada. All such Tax Returns are true, correct and complete in all material respects. To the best of Franco-Nevada's knowledge, no such Tax Return contains any misstatement or omits any statement that should have been included therein. No Tax Return has been amended.

          (ii) Reserves and provisions for Taxes accrued but not yet due on or before the Effective Date as reflected in Franco-Nevada's Financial Statements are adequate as of the date of Franco-Nevada's Financial Statements, in accordance with GAAP. No deficiencies for Taxes have been proposed, asserted or assessed against Franco-Nevada that are not adequately reserved against.

          (iii) Neither Franco-Nevada nor any of its subsidiaries has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by the CCRA, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns filed or required to be filed, which would, individually or in the aggregate, have a Materially Adverse effect on Franco-Nevada. Neither Franco-Nevada nor any of its subsidiaries has taken any action, or failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Arrangement and the Transactions from constituting a transaction described in Section 351 of the Code.

          (iv) No unresolved assessments, reassessments, audits, claims, actions, suits, proceedings, or investigations exist or have been initiated with regard to any Taxes or Tax Returns of Franco-Nevada or its subsidiaries. To the knowledge of Franco-Nevada, no assessment, reassessment, audit or investigation by any Agency is underway, threatened or imminent with respect to Taxes for which Franco-Nevada or any of its subsidiaries may be liable, in whole or in part.

          (v) Other than an application to the Internal Revenue Service for an extension to file corporate income tax returns otherwise due December 15, 2001 (in respect of taxation years ended March 30, 2001), no election, consent for extension, nor any waiver that extends any applicable statute of limitations relating to the determination of a Tax liability of Franco-Nevada or any of its subsidiaries has been filed or entered into and is still effective.

          (vi) Franco-Nevada and each of its subsidiaries have properly withheld and remitted all amounts required to be withheld and/or remitted (including income tax, non-resident withholding tax, Canada Pension Plan contributions, Employment Insurance and Worker's Compensation premiums) and have paid such amounts due to the appropriate authority on a timely basis and in the form required under the appropriate legislation.

          (vii) The Franco-Nevada Shares do not constitute "foreign property" for the purposes of the ITA.

          (viii) The paid-up capital of the Franco-Nevada Shares is at least Cdn$1 billion.

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          (ix) "TAX" and "TAXES" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity or for which such entity is responsible, and any interest, penalties, additional taxes, additions to tax or other amounts imposed with respect to the foregoing. "TAX RETURNS" means returns, reports and forms (including schedules thereto) required to be filed with any Agency of Canada or the United States or any provincial, state or local Agency therein or any other jurisdiction responsible for the imposition or collection of Taxes.

          (x) For purposes of this Section (l), the term "MATERIAL AMOUNT OF TAXES" shall mean an amount of Taxes that is material to Franco-Nevada and its subsidiaries taken as a whole.

      (m) TITLE AND ENVIRONMENTAL MATTERS.

          (i) With respect to all Company Properties that are owned by Franco-Nevada or any of its Subsidiaries in fee simple (collectively, the "FRANCO-NEVADA OWNED PROPERTIES"), Franco-Nevada and its Subsidiaries are in exclusive possession thereof and have good, sufficient and marketable title to the real property interests, including fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by it necessary to permit the operation of its business as presently owned and conducted, except for failures of title that would individually or in the aggregate not be Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole. The term "COMPANY PROPERTIES" means all real property owned, leased or controlled by Franco-Nevada or any of its Subsidiaries.

          (ii) With respect to any Company Properties: (i) Franco-Nevada, together with its Subsidiaries, is in exclusive possession of such properties, subject to the paramount title of the United States with respect to unpatented mining claims in the U.S.; (ii) Franco-Nevada, together with its Subsidiaries, has not received any notice of default of any of the terms or provisions of such leases or other contracts;
       (iii) the execution, delivery and performance of this agreement by Franco-Nevada, and the consummation of the Transactions will not cause a default or termination, or give rise to the right of termination, or rights of first refusal or other pre-emptive rights under any such leases or contracts; (iv) such leases and other contracts are valid and are in good standing; (v) Franco-Nevada has no knowledge of any act or omission or any condition on such properties which could be considered or construed as a default under any such lease or other contract; (vi) none of Franco-Nevada and its Subsidiaries is a party to, or under any agreement to become a party to, any lease with respect to real property, which, if terminated, could reasonably be expected to be Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole; and
       (vii) such property covered thereby is free and clear of all Liens or material defects in title except the paramount title of the United States with respect to unpatented mining claims in the U.S.

          (iii) Franco-Nevada has delivered to or made available for inspection by Newmont all Existing Data in its possession or control, and true and correct copies of all material leases or other contracts relating to any real property owned, leased or used by Franco-Nevada or any of its Subsidiaries or in which Franco-Nevada or any of its Subsidiaries otherwise has an interest.

          (iv) With respect to unpatented mining claims and millsites, and any other exploration or mining concessions or like interest granted by any Agency, located by Franco-Nevada or any of its Subsidiaries that are included within any real property owned, leased or used by Franco-Nevada or any

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       of its Subsidiaries or in which Franco-Nevada or any of its Subsidiaries otherwise has an interest subject to the paramount title of Canada, the United States or any other applicable Agency, and subject to the paramount title of the United States with respect to unpatented mining claims in the U.S.:

             i. Franco-Nevada has valid title, and has maintained valid title, to such unpatented mining claims and millsites and any other exploration or mining concessions or like interest granted by any Agency;

             ii. the claims are free and clear of Liens or defects in title; and

             iii. Franco-Nevada has no knowledge of conflicting mining claims that would constitute a material defect in Franco-Nevada's title to any of its mining claims that contains known valuable minerals.

          (v) With respect to any real property owned, leased or used by Franco-Nevada or any of its Subsidiaries or in which Franco-Nevada or any of its Subsidiaries otherwise has an interest there are no pending or, to Franco-Nevada's knowledge, threatened suits, claims, actions, proceedings or investigations.

          (vi) Except as to matters otherwise specifically disclosed in (S)(m) of the Disclosure Statement, Franco-Nevada has not received inquiry from or notice of a pending investigation from any Agency or of any administrative or judicial proceeding concerning the violation of any applicable Laws or any Environmental Liabilities.

          (vii) Franco-Nevada has furnished or made available to Newmont, copies of all third party and internal environmental or other reports prepared by or for Franco-Nevada or any of its Subsidiaries with respect to any real property owned, leased or used by Franco-Nevada or any of its Subsidiaries or in which Franco-Nevada or any of its Subsidiaries otherwise has an interest.

          (viii) As used in this agreement, the following terms shall have the meanings specified:

             "ENVIRONMENTAL LAWS" means applicable Laws aimed at reclamation or restoration of the real properties owned, leased or used by Franco-Nevada or any of its Subsidiaries in which Franco-Nevada or any of its Subsidiaries otherwise has an interest, abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including ambient air, surface water and groundwater; and all other applicable Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

             "ENVIRONMENTAL LIABILITIES" means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgements, amounts paid in settlement, assessments, costs, disbursements, or expenses (including attorney's fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted by any person or entity (including any Agency) other than Franco-Nevada, alleging liability (including liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the real properties owned, leased or used by Franco-Nevada or any of its Subsidiaries or in which Franco-Nevada or any of its Subsidiaries otherwise has an interest and/or emanating or migrating and/or threatening to emanate or migrate from such

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          properties to off-site properties, (ii) physical disturbance of the environment, or (iii) the violation or alleged violation or any Environmental Laws.

             "EXISTING DATA" means maps, drill logs and other drilling data, core tests, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other material information developed in operations on the real properties owned, leased or used by Franco-Nevada or any of its Subsidiaries or in which Franco-Nevada or any of its Subsidiaries otherwise has or had an interest prior to the date of this agreement.

      (n) INTELLECTUAL PROPERTY. Franco-Nevada and its Subsidiaries own all right, title and interest in, or possesses the lawful right to use or has a currently pending application for all patents, patent applications, registered and common law trademarks (including applications therefor), service marks, trade names, copyright applications, copyrights, trade secrets, know-how, computer software, production technology, proprietary technology and other intellectual property and proprietary rights used in or necessary to conduct the business. Additionally:

          (i) Franco-Nevada is not aware of any infringement of any such intellectual property by any third party; and

          (ii) the conduct of the business of Franco-Nevada and its Subsidiaries has not, and will not, cause Franco-Nevada or any of its Subsidiaries to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights, computer software rights or licences or other intellectual property of any other person and neither Franco-Nevada nor any of its Subsidiaries has received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person arising out of the conduct of Franco-Nevada and its Subsidiaries and, in particular Franco-Nevada or the applicable Subsidiary has complied with any licence respecting intellectual property held by Franco-Nevada and its Subsidiaries.

      (o) EMPLOYMENT MATTERS.

          (i) Except as to matters otherwise specifically disclosed in (S)(o) of the Disclosure Statement, none of Franco-Nevada or its Subsidiaries is a party to any agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any director, consultant, employee or officer, other than any common law obligations of reasonable notice of termination or pay in lieu thereof and any statutory obligations.

          (ii) None of Franco-Nevada or any of its Subsidiaries had or has any labour contracts, collective bargaining agreements or employment or consulting agreements with any persons employed by Franco-Nevada or any persons otherwise performing services primarily for Franco-Nevada or any of its Subsidiaries (the "BUSINESS PERSONNEL"). Neither Franco-Nevada nor any of its Subsidiaries has engaged in any unfair labour practice with respect to the Business Personnel since March 31, 1999 and there is no unfair labour practice complaint pending or, to the knowledge of Franco-Nevada, threatened, against Franco-Nevada or any of its Subsidiaries with respect to the Business Personnel. There is no labour strike, dispute, slowdown or stoppage pending or, to the knowledge of Franco-Nevada, threatened against Franco-Nevada or any of its Subsidiaries, and neither Franco-Nevada nor any of its Subsidiaries has experienced any labour strike, dispute, slowdown or stoppage or other labour difficulty involving the Business Personnel since March 31, 1999.

          (iii) None of Franco-Nevada or its Subsidiaries is subject to any litigation, actual or, to the knowledge of Franco-Nevada, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or litigation as would, individually or in the aggregate, not be Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole.

          (iv) Franco-Nevada and each of its Subsidiaries has operated in accordance with all applicable Laws with respect to employment and labour, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights

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       and labour relations and there are no current, pending or, to the knowledge of Franco-Nevada, threatened proceedings before any Agency with respect to any of the above.

      (p) PENSION AND EMPLOYEE BENEFITS.

          (i) (S)(p) of the Disclosure Statement includes a complete list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock option, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained by Franco-Nevada or any of its Subsidiaries, including all Employee Benefit Plans and Material Employment Agreements (collectively, the "FRANCO-NEVADA PLANS").

          (ii) To Franco-Nevada's knowledge, no step has been taken, no event has occurred and no condition or circumstance exists that has resulted, or could reasonably be expected to result, in any Franco-Nevada Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or Agency or being required to pay any material Taxes, penalties or levies under applicable Laws. To Franco-Nevada's knowledge, there are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Franco-Nevada Plans or their assets which, individually or in the aggregate, are Materially Adverse to Franco-Nevada and its Subsidiaries, taken as a whole.

          (iii) All of the Franco-Nevada Plans are in compliance in all material respects with all applicable Laws and their terms, and all of the Franco-Nevada Plans are fully insured or fully funded on a projected benefit obligation basis.

          (iv) None of the Franco-Nevada Plans is a Multiemployer Plan nor has Franco-Nevada or any of its Subsidiaries been obligated to contribute to any Multiemployer Plan at any time within the past five years.

          (v) Without limiting the generality of the foregoing with respect to each Franco-Nevada Plan:

             (A) Franco-Nevada has delivered or made available to Newmont a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any, (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if applicable; and (vi) the most recent determination letter from the Internal Revenue Service, if any. Franco-Nevada has delivered or made available to Newmont a true, complete and correct copy of each Material Employment Agreement. Except as specifically provided in the foregoing documents delivered or made available to Newmont, there are no amendments to any Plan or Material Employment Agreement that have been adopted or approved nor has Franco-Nevada or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan or Material Employment Agreement.

             (B) (S)(p) of the Disclosure Statement identifies each Plan that is intended to be a "qualified plan" within the meaning of (S)401(a) of the Code ("QUALIFIED PLANS"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. (S)(p) of the Disclosure Statement identifies each Plan which is intended to meet the requirements of (S)501(c)(9) of the Code, and each such plan meets such requirements and provides no disqualified benefits (as such term is defined in Code (S)4976(b)).

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             (C) (S)(p) of the Disclosure Statement sets forth a list of all
          Employee Benefit Plans or Employment Agreements under which the execution and delivery of this agreement, shareholders approval of the Transactions or the consummation of the Transactions could (either alone or in conjunction with any other event) (i) result in, cause the accelerated vesting, funding or delivery of, or increase the amount of value of, any payment or benefit to any employee, consultant, officer or director of Franco-Nevada or any of its Subsidiaries, or could limit the right of Franco-Nevada or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust or any Material Employment Agreement or related trust, or (ii) result in an "excess parachute payments" within the meaning of (S)280G of the Code.

             (D) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to Franco-Nevada's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of Franco-Nevada or any of its Subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan or any participant in a Plan.

             (E) Franco-Nevada, its Subsidiaries and each member of their respective business enterprises has complied with the WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT and all similar state, local and foreign Laws, so as not to incur any liabilities thereunder.

             (F) All Employee Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special Tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved on a projected obligation basis, as appropriate, based upon reasonable actuarial assumptions.

             (G) Each individual who renders services to Franco-Nevada or any of its Subsidiaries who is classified by Franco-Nevada or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and Tax reporting and under Employee Benefit Plans) is properly so characterized.

             (H) On or before the date hereof, Franco-Nevada has caused each grantor trust providing for funding of amounts payable pursuant to any Plans and/or Employment Agreements to be amended to ensure that no amounts are required to be contributed thereto as a result of the execution and delivery of this agreement, the announcement hereof, and/or the announcement or consummation of the Transactions, and to ensure that such trusts are at all times revocable, in whole or in part, without the consent of the trustees or beneficiaries thereof or any third party.

      (q) BOOKS AND RECORDS. The financial books, records and accounts of Franco-Nevada and its Subsidiaries in all material respects, (i) have been maintained in accordance with Canadian generally accepted accounting principles on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Franco-Nevada and its Subsidiaries and (iii) accurately and fairly reflect the basis for Franco-Nevada consolidated financial statements. The corporate minute books of Franco-Nevada and its Subsidiaries contain minutes of all meetings and resolutions of the directors and shareholders held, and full access thereto has been provided to Newmont.

      (r) INSURANCE. Franco-Nevada has made available to Newmont true, correct and complete copies of all material policies of insurance to which each of Franco-Nevada and its Subsidiaries are a party or are a beneficiary or named insured. Franco-Nevada and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Franco-Nevada and its Subsidiaries.

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      (s) NEWMONT REPRESENTATIONS. Franco-Nevada has no knowledge that any representation and warranty of Newmont set forth in this agreement is not true and correct in all material respects, or is untrue in a manner that is Materially Adverse to Newmont and its Subsidiaries, taken as a whole, on and as of the date of this agreement.

      (t) LITIGATION. Except as specifically disclosed in (S)(t) of the Disclosure Statement, there is no suit, action or proceeding pending or, to the knowledge of Franco-Nevada, threatened against Franco-Nevada or any of its Subsidiaries that, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole, and there is not any judgement, decree, injunction, rule or order of any Agency or arbitrator outstanding against Franco-Nevada or any of its Subsidiaries having, or which would reasonably be expected to have, any Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole. As of the date of this agreement, except as specifically disclosed in (S)(t) of the Disclosure Statement, there is no suit, action, proceeding pending or, to the knowledge of Franco-Nevada, threatened, against Franco-Nevada or any of its Subsidiaries that, individually or in the aggregate, if adversely determined, would reasonably be expected to prevent or delay in any material respect the consummation of the Transactions.

      (u) DETERMINATION BY THE BOARD AND VOTING REQUIREMENTS. The board of directors of Franco-Nevada (after receiving financial advice including the Fairness Opinion, legal advice and after considering other factors), by the unanimous vote of its outside directors, has determined and resolved at its meeting held on November 12, 2001:

          (i) that the entering into of this agreement, the performance by Franco-Nevada of its obligations hereunder and the Transactions are in the best interests of Franco-Nevada and its shareholders;

          (ii) the Arrangement is fair to Franco-Nevada Shareholders;

          (iii) to approve the Transactions and this agreement;

          (iv) to extend the Separation Time (as defined therein), including providing the Rights Agent (as defined in the Franco-Nevada Rights Agreement) with notice in writing of such extension, under the Franco-Nevada Rights Agreement until after the vote by the Franco-Nevada Shareholders on the Arrangement at the Franco-Nevada Special Meeting;

          (v) to recommend that Franco-Nevada Shareholders approve the Arrangement; and

          (vi) to recommend that Franco-Nevada Shareholders waive the Franco-Nevada Rights Agreement so that neither the entering into nor delivery of this agreement, the Arrangement or the other agreements contemplated hereby nor the consummation of all or any part of the Transactions shall constitute a Flip-in Event (as defined in the Franco-Nevada Rights Agreement).

   To the knowledge of Franco-Nevada, after consultation with outside legal counsel, no provincial or state take-over statute or similar statute or regulation (including Rule 61-501 of the Ontario Securities Commission) applies or purports to apply to this agreement or any of the Transactions.

      The approval and adoption of this agreement by the affirmative vote of 66 2/3% of the votes, attaching to the Franco-Nevada Shares, cast at the Franco-Nevada Special Meeting (the "SHAREHOLDER APPROVAL") is the only vote of the holders of any class or series of Authorized Capital of Franco-Nevada necessary to approve this agreement and the Transactions. For purposes of the Shareholder Approval, each outstanding Franco-Nevada Share is entitled to one vote.

      (v) BROKERS; SCHEDULE OF FEES AND EXPENSES. Except as set forth in (S)(v) of the Disclosure Statement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Franco-Nevada. Franco-Nevada has made available to Newmont true and complete copies of all agreements that are referred to in (S)(v) of the Disclosure Statement and all indemnification and other agreements related to the engagement of the persons so listed.

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      (w) OPINION OF FINANCIAL ADVISOR. Franco-Nevada has received the opinion of the Financial Advisor dated the date of this agreement, to the effect that, as of such date, the consideration to be received pursuant to the Transactions by Franco-Nevada Shareholders is fair to the Franco-Nevada Shareholders from a financial point of view, a copy of which opinion will be promptly delivered to Newmont.

      (x) MSHA, OSHA MATTERS. Franco-Nevada and each of its Subsidiaries is in compliance with the requirements of each of the FEDERAL MINE SAFETY AND HEALTH ACT OF 1977, as amended, and the regulations promulgated thereunder, the OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, as amended, and the regulations promulgated thereunder and any similar Laws of any foreign, state, provincial or local jurisdiction (collectively, the "SAFETY ACTS"), except for any non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole. Neither Franco-Nevada nor any of its Subsidiaries has received any citation from the Mine Safety and Health Administration, the Occupational Safety and Health Administration or any other Agency or any inspector setting forth any respect in which the facilities or operations of Franco-Nevada and any of its Subsidiaries are not in compliance with the Safety Acts, or the regulations under such acts which non-compliance has not been corrected or remedied to the satisfaction of such Agency or inspector, except in all such cases for any non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Materially Adverse effect on Franco-Nevada and its Subsidiaries, taken as a whole. Since March 31, 2000, Franco-Nevada has had no citations issued to it under the Safety Acts.

      (y) RIGHTS AGREEMENT. Franco-Nevada has taken all necessary action and executed and delivered all such documents and instruments that are required to extend the Separation Time (as defined therein), including providing the Rights Agent (as defined in the Franco-Nevada Rights Agreement) with notice in writing of such extension, under the Franco-Nevada Rights Agreement until after the vote by the Franco-Nevada Shareholders on the Arrangement at the Franco-Nevada Special Meeting.

      (z) DISPOSITIONS OF COMPANY PROPERTY. Except as described in the Filed Franco-Nevada Public Disclosure Documents or in (S)(z) of the Disclosure Statement, since March 31, 2001 neither Franco-Nevada nor any of its Subsidiaries has sold or disposed of or ceased to hold or own any personal property, real property, any interest or rights with respect to real property (including exploration or production rights), any interest in a joint venture or other assets of properties of Franco-Nevada or any of its Subsidiaries ("FRANCO-NEVADA PROPERTY"), other than sales and dispositions of raw materials, obsolete equipment, mine output and other inventories, and any interest or rights with respect to real property having an individual fair market value of less than $5 million in the aggregate, in each case in the ordinary course of business, consistent with past practice. Except as set forth in (S)(z) of the Disclosure Statement, no Franco-Nevada Property, the fair market value of which on the date of this agreement is greater than $5 million in the aggregate, is subject to any pending sale or disposition transaction.

      (aa) ABSENCE OF REDUCTION IN RESERVES AND MINERALIZED MATERIAL. There has been no material reduction in the aggregate amount of reserves or in the aggregate amount of mineralized material of Franco-Nevada and its Subsidiaries from the amounts set forth in Franco-Nevada's Annual Report for the fiscal year ended March 31, 2001, except for (i) such reductions in reserves that have resulted from production in the ordinary course of business and (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves.

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                                  SCHEDULE G

                   REPRESENTATIONS AND WARRANTIES OF NEWMONT

   Newmont represents and warrants to Franco-Nevada as follows (and acknowledges that Franco-Nevada is relying on such representations and warranties in entering this agreement and completing the Transactions):

      (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Newmont and each of its Subsidiaries is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to own its assets and conduct its business as currently owned and conducted. Each of Newmont and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Newmont has made available for review to Franco-Nevada complete and correct copies of its Certificate of Incorporation and the certificates of incorporation or comparable organization documents of the Subsidiaries of Newmont, in each case as amended to the date of this agreement. Newmont is not in violation of any provision of its Certificate of Incorporation or By-Laws, and no Subsidiary of Newmont is in violation of any provisions of its certificate of incorporation, by-laws or comparable organizational documents.

      (b) NEWMONT SUBSIDIARIES. All the outstanding shares of capital stock of each Subsidiary of Newmont have been validly issued and are fully paid and non-assessable.

      (c) CAPITALIZATION. The authorized and issued capital of Newmont consists of 250,000,000 shares of Original Newmont Shares and 5,000,000 shares of Newmont Preferred Stock. Pursuant to a Certificate of Designations of $3.25 Convertible Preferred Stock, the Board of Directors of Newmont created a series of 2,300,000 shares of Newmont Convertible Preferred Stock. Pursuant to a Certificate of Designations of Series A Junior Participating Preferred Stock, the Board of Directors of Newmont created a series of 500,000 shares of Newmont Series A Preferred Stock. The shares of Newmont Series A Preferred Stock are issuable in connection with the Newmont Rights that were issued pursuant to the Newmont Rights Agreement. At the close of business on November 9, 2001: (i) 196,087,962 shares of Original Newmont Shares were outstanding and 2,299,980 shares of Newmont Convertible Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Newmont Series A Preferred Stock, or of any other series of Newmont Preferred Stock, were outstanding; (ii) 176,950 Original Newmont Shares were held by Newmont in its treasury; (iii) 16,967,453 Original Newmont Shares were reserved for issuance upon the exercise of outstanding employee or non-employee director stock options that were granted, in each case, pursuant to the Newmont's employee stock plans set forth in (S)(c) of Newmont's disclosure statement; (iv) 398,704 Original Newmont Shares were reserved for issuance under Newmont's Non-Employee Directors Stock Plan; (v) 874,751 Original Newmont Shares were reserved for issuance under Newmont's Retirement Savings Plan (401K); (v) 1,150,000 Original Newmont Shares were issuable upon conversion of the outstanding shares of Newmont Convertible Preferred Stock; (vi) 508,988 Original Newmont Shares were reserved for issuance under the 6% Convertible Subordinated Debentures of Newmont; and
   (vii) 500,000 shares of Newmont Series A Preferred Stock were reserved for issuance in connection with the Newmont Rights and none was outstanding. Except as set forth above, there are no shares of capital stock or other voting securities of Newmont issued, reserved for issuance or outstanding. Except as set forth in (S)(c) of Newmont's disclosure statement, there are not any bonds, debentures, notes or other indebtedness of Newmont having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Newmont must vote. Except as set forth above and except as set forth in (S)(c) of Newmont's disclosure statement, as of the date of this agreement, there are not any Options to which Newmont or any of its Subsidiaries is a party or by which any of them is bound relating to the issued or unissued capital stock of Newmont or any of its Subsidiaries, or obligating

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   Newmont or any of its Subsidiaries to issue, transfer, grant, sell or pay for or repurchase any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, Newmont or any of its Subsidiaries or obligating Newmont or any of its Subsidiaries to issue, grant, extend or enter into any such Options. All shares of Newmont's capital stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The issuance and sale of all of the shares of capital stock described in this (S)(c) of Schedule G have been in compliance with all Laws. Newmont has previously provided Franco-Nevada with a schedule setting forth the names of, and the number of shares of each class (including the number of shares issuable upon exercise of Newmont stock options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of Newmont stock options. (S)(c) of Newmont's disclosure statement sets forth the average exercise price for outstanding Newmont stock options, other than options into which options of Battle Mountain Gold Company were converted, for which (S)(c) of Newmont's disclosure statement sets forth the approximate options outstanding and the option price ranges. Except as set forth in (S)(c) of its disclosure statement, Newmont has not agreed to register any securities under any securities Laws or granted registration rights to any person or entity; copies of all such agreements have previously been made available to Franco-Nevada. Except as set forth above and in (S)(c) of Newmont's disclosure statement, as of the date of this agreement, there are not any outstanding contractual obligations or other requirements of Newmont or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Newmont or any of its Subsidiaries, or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Newmont or any other person. Without limiting the generality of the foregoing, there are no stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Newmont or any of its Subsidiaries.

      (d) AUTHORITY; NON-CONTRAVENTION. Newmont has all requisite corporate power and corporate authority to enter into this agreement and to consummate the Transactions and to perform its obligations under this agreement. The Board of Directors of Newmont has unanimously approved this agreement and the Transactions. The execution and delivery of this agreement by Newmont and the consummation by Newmont of the Transactions have been duly authorized by all necessary corporate action on the part of Newmont. No other corporate proceedings on the part of Newmont or any of its Subsidiaries are necessary to authorize this agreement and the Transactions. This agreement has been duly executed and delivered by Newmont and constitutes a valid and binding obligation of Newmont, enforceable by Franco-Nevada against Newmont in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally. The execution and delivery of this agreement does not, and the consummation of the Transactions and compliance with the provisions of this agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of Newmont or any of its Subsidiaries under, (i) the Certificate of Incorporation or By-laws of Newmont or the comparable organization documents of any of its Subsidiaries; (ii) any Contract to which Newmont or any of its Subsidiaries is a party or by which any of them or their respective properties or assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law applicable to Newmont or any of its Subsidiaries or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Agency, is required by or with respect to Newmont or any of its Subsidiaries in connection with the execution and delivery of this agreement by Newmont or the consummation by Newmont of the Transactions, except for (i) any approvals required by the Interim Order or the Final Order, and (ii) the approvals listed on Schedule H.

      (e) PUBLICLY FILED DOCUMENTS; UNDISCLOSED LIABILITIES. Newmont has filed all required reports, schedules, forms, statements and other documents (including documents incorporated by reference) with the applicable security regulatory Agencies since December 31, 1998 (the "NEWMONT PUBLIC DISCLOSURE

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   DOCUMENTS"). As of its date, each Newmont Public Disclosure Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as applicable, and the rules and regulations thereunder applicable to such Newmont Public Disclosure Document. None of the Newmont Public Disclosure Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later-filed Newmont Public Disclosure Document. The consolidated financial statements of Newmont included in the Newmont Public Disclosure Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Newmont as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as and to the extent disclosed, reflected or reserved against on the balance sheet or the notes thereto of Newmont as of December 31, 2000 included in the Filed Newmont Public Disclosure Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this agreement, or (iii) as set forth in (S)(e) of its disclosure statement, Newmont does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Materially Adverse effect on Newmont and its Subsidiaries, taken as a whole.

      (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Newmont or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any Newmont Filings will, at the date the Proxy Statement is first mailed to Franco-Nevada Shareholders or the Newmont Filing is filed, as the case may be, or at the time of the Franco-Nevada Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading. The Newmont Filings will comply as to form in all material respects with the requirements of applicable securities Laws, except that no representation or warranty is made by Newmont with respect to statements made or incorporated by reference therein based on information supplied by Franco-Nevada or Normandy for inclusion or incorporation by reference in the Proxy Statement or the Newmont Filings.

      (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Newmont Public Disclosure Documents filed and publicly available prior to the date of this agreement (the "FILED NEWMONT PUBLIC DISCLOSURE DOCUMENTS"), since December 31, 2000, Newmont has conducted, and caused each of its Subsidiaries to conduct, its business only in the ordinary course, and:

          (i) there has not been any event, change, effect or development (including any decision to implement such a change made by the board of directors of Newmont or any of its Subsidiaries in respect of which senior management believes that confirmation of the board of directors is probable), which, individually or in the aggregate, has had or would reasonably be expected to have a Materially Adverse effect on Newmont and its Subsidiaries, taken as a whole;

          (ii) there has not been, except for regular annual dividends not in excess of $0.12 per Newmont Share, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Newmont Shares;

          (iii) there has not been, except as provided for in this agreement, any split, combination or reclassification of any Newmont Shares or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for Newmont Shares;

          (iv) there has not been any change in accounting methods, principles or practices by Newmont or any of its Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP;

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          (v) neither Newmont nor any of its Subsidiaries has engaged in any action which, if done after the date of this agreement, would violate
       (S)5.B(a) of this agreement, except as set forth in (S)(g) of Newmont's disclosure statement.

      (h) RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgement, injunction, order or decree binding upon Newmont or any of its Subsidiaries that has, or could reasonably be expected to have, the effect of prohibiting, restricting or impairing any business practice of Newmont or any of its Subsidiaries, any acquisition of property by Newmont or any of its Subsidiaries or the conduct of business by any of them as currently conducted (including following the Arrangement) other than such agreements, judgements, injunctions, orders or decrees which are not, individually or in the aggregate, Materially Adverse to Newmont and its Subsidiaries, taken as a whole.

      (i) TITLE. To the knowledge of Newmont, Newmont has good, sufficient and marketable title to its real property interests, except for failures of title that would individually or in the aggregate not be Materially Adverse to Newmont and its Subsidiaries, taken as a whole.

      (j) INSURANCE. Except as set forth in (S)(j) of its disclosure statement, Newmont and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Newmont and its Subsidiaries.

      (k) LITIGATION. Except as disclosed in the Filed Newmont Public Disclosure Documents and except as set forth in (S)(k) of its disclosure statement, there is no suit, action or proceeding pending or, to the knowledge of Newmont, threatened against Newmont or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Materially Adverse effect on Newmont and its Subsidiaries, taken as a whole, and there is not any judgement, decree, injunction, rule or order of any Agency or arbitrator outstanding against Newmont or any of its Subsidiaries having, or which would reasonably be expected to have, a Materially Adverse effect on Newmont and its Subsidiaries, taken as a whole. As of the date of this agreement, except as disclosed in the Filed Newmont Public Disclosure Documents and except as set forth in (S)(k) of its disclosure statement, there is no suit, action or proceeding pending, or, to the knowledge of Newmont, threatened, against Newmont or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to prevent or delay in any material respect the consummation of the Transactions.

      (l) DETERMINATION BY THE BOARD. The board of directors of Newmont has unanimously determined and resolved at its meeting held on November 13, 2001:

          (i) that the entering into of this agreement and the performance by Newmont of its obligations hereunder and the Transactions are in the best interests of Newmont and its shareholders;

          (ii) to approve the Transactions and this agreement; and

          (iii) to recommend that Newmont Shareholders take all actions necessary to consummate the transactions contemplated by this agreement.

      (m) BROKERS. Except as set forth in (S)(m) of its disclosure statement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Newmont.

      (n) COMPLIANCE. Except for any conflicts, defaults or violations that could not, individually or in the aggregate (taking into account the impact of any cross-defaults), reasonably be expected to result in a Materially Adverse effect on Newmont and its Subsidiaries, taken as a whole, Newmont has complied with, and is not in conflict with, or in default (including cross defaults) under or in violation of any Law applicable to its business or operations. As of the Effective Date, each of Newmont and its Subsidiaries has or will have complied with each of its covenants and obligations under this agreement.

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                                  SCHEDULE H

                             REGULATORY APPROVALS

CANADA

  . expiration or earlier termination of the waiting period under Part IX of the COMPETITION ACT (Canada) and receipt of an advance ruling certificate ("ARC") pursuant to the COMPETITION ACT (Canada) or, in the alternative to an ARC, a no-action letter from the Commissioner of Competition

  . if applicable, a determination by the Minister responsible for Investment Canada under the INVESTMENT CANADA ACT (Canada) that the Arrangement is of "net benefit to Canada" for purposes of such Act on terms and conditions satisfactory to Newmont

  . exemption orders from the Canadian securities Agencies from the registration and prospectus requirements with respect to the first trade in Exchangeable Shares

  . relief from the Canadian Securities Administrators from certain U.S. GAAP reporting requirements

  . approval of the TSE regarding the conditional listing of the Exchangeable Shares

UNITED STATES

  . expiration or earlier termination of the waiting period under the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976

  . other filings required under the Securities Act and Securities Exchange Act, and other actions required by the SEC pursuant thereto

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                                  SCHEDULE I

                    FORM OF FRANCO-NEVADA AFFILIATE LETTER

                                                               November  , 2001

Newmont
[     ]
[       ]

Ladies and Gentlemen:

   The undersigned, a holder of common shares (the "FRANCO-NEVADA SHARES") of Franco-Nevada, a corporation incorporated under the laws of Canada ("FRANCO-NEVADA"), has been advised that as of the date hereof, the undersigned may be deemed to be an "affiliate" of Franco-Nevada, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission.

   The undersigned has been further advised that, pursuant to the terms of the Arrangement Agreement, dated as of November 14, 2001 (the "ARRANGEMENT AGREEMENT"), by and between Newmont, a Delaware corporation ("NEWMONT"), and Franco-Nevada, Newmont would acquire indirectly all of the Franco-Nevada Common Shares and as a result of the Arrangement (as that term is defined in the Arrangement Agreement), the undersigned would receive Newmont Shares (as defined in the Arrangement Agreement) or Exchangeable Shares (as defined in the Arrangement Agreement and, collectively with the Newmont Shares, the "NEWMONT SECURITIES") in exchange for Franco-Nevada Shares owned by the undersigned.

   1. The undersigned represents, warrants and covenants that the undersigned:

      A. Has read carefully this letter and discussed applicable limitations upon the ability of the undersigned to sell, transfer or otherwise dispose of Newmont Securities to the extent the undersigned believes necessary with counsel of the undersigned or counsel for Franco-Nevada.

      B. However, the undersigned has also been advised that, because the undersigned may be deemed to have been an affiliate of Franco-Nevada at the time the Arrangement was submitted for a vote of the stockholders of Franco-Nevada and because the distribution by the undersigned of Newmont Securities has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the undersigned may not sell, transfer or otherwise dispose of Newmont Shares and, to the extent applicable, Exchangeable Shares issued to the undersigned under the Arrangement unless
   (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) the undersigned delivers an opinion of counsel reasonably acceptable to Newmont, or a "no-action" or interpretive letter of the Commission is furnished to Newmont, stating that, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

      C. Understands that Newmont is under no obligation to register the sale, transfer or other disposition of Newmont Securities by the undersigned or on behalf of the undersigned under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

      D. Also understands that Newmont may give stop-transfer instructions to its transfer agent with respect to Newmont Securities to enforce the restrictions on the undersigned set forth herein and that it reserves the right to place on the certificates for Newmont Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under said Act or an exemption from such registration.

      E. Also understands that unless the transfer by the undersigned of Newmont Securities of the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Newmont reserves the right to put the following legend on the certificates issued to transferees of the undersigned:

          The securities represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The securities have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.

      F. Neither the execution of this letter nor any provisions set forth herein shall be construed as an admission on the part of the undersigned that the undersigned is an affiliate of Franco-Nevada as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

   2. By Newmont's acceptance of this letter, Newmont hereby agrees with the undersigned to the extent applicable as follows:

      A. For so long as and to the extent necessary to permit the undersigned to sell Newmont Shares and, to the extent applicable, Exchangeable Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Newmont shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act, and (ii) furnish to the undersigned upon request a written statement as to whether Newmont has complied with such reporting requirements during the 12 months preceding any proposed sale of Newmont Shares and, to the extent applicable, Exchangeable Shares by the undersigned under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Newmont and Franco-Nevada have filed all reports required to be filed with the Commission under Section 13 of the Securities Exchange Act during the preceding 12 months.

      B. It is understood and agreed that certificates with the legend set forth in paragraphs 1.D and 1.E above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned received Newmont Securities under the Arrangement and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned received Newmont Securities under the Arrangement and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Newmont has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to it, or a "no-action" or interpretive letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Securities Act no longer apply to the undersigned.

                                          Very truly yours,

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Print Name

ACCEPTED:

Dated:

NEWMONT

By: ___________________________________________________________________________
   Name:
   Title:

Dated:

                                  SCHEDULE J

                          SECURITIES ACT RULE 144(E)

   (e) LIMITATION ON AMOUNT OF SECURITIES SOLD. Except as hereinafter provided, the amount of securities which may be sold in reliance upon this rule shall be determined as follows:

   (1) SALES BY AFFILIATES. If restricted or other securities are sold for the account of an affiliate of the issuer, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of such person within the preceding three months, shall not exceed the greater of: (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer; or (ii) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h), or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker; or (iii) the average weekly volume of trading in such securities reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 during the four-week period specified in subdivision (ii) of this paragraph.

   (2) SALES BY PERSONS OTHER THAN AFFILIATES. The amount of restricted securities sold for the account of any person other than an affiliate of the issuer, together with all other sales of restricted securities of the same class for the account of such person within the preceding three months, shall not exceed the amount specified in paragraph (e)(1)(i), (1)(ii) or (1)(iii) of this section, whichever is applicable, unless the conditions in paragraph (k) of this rule are satisfied.

   (3) DETERMINATION OF AMOUNT. For the purpose of determining the amount of securities specified in paragraphs (e)(1) and (2) of this rule, the following provisions shall apply:

      (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

      (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph (e)(1) or (2) of this section, whichever is applicable;

      (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph (e)(1) or (2) of this section, whichever is applicable;

      (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph (e)(1) or (2) of this section, whichever is applicable;

      (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in subparagraph (1) or (2) of this paragraph, whichever is applicable; PROVIDED, that in no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer;

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

      (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold;

      (vii) The following sales of securities need not be included in determining the amount of securities sold in reliance upon this section: securities sold pursuant to an effective registration statement under the Act; securities sold pursuant to an exemption provided by Regulation A under the Act; securities sold in a transaction exempt pursuant to Section 4 of the Act and not involving any public offering; and securities sold offshore pursuant to Regulation S under the Act.

                                  SCHEDULE K

                               SUPPORT AGREEMENT

   MEMORANDUM OF AGREEMENT made as of the . day of . , 2002, between Newmont Mining Company, a corporation existing under the laws of Delaware, [CALLCO], a company existing under the laws of . (hereinafter referred to as "CALLCO") and Acquisitionco, a corporation existing under the laws of Canada (hereinafter referred to, together with the continuing corporation from the amalgamation of Acquisitionco, Franco-Nevada ("FRANCO-NEVADA") and others ("ACQUISITIONCO").

   RECITALS:

      (a) in connection with an arrangement agreement (the "ARRANGEMENT AGREEMENT") made as of November 14, 2001 between Newmont and Franco-Nevada, the Exchangeable Shares are to be issued to certain holders of securities of Franco-Nevada pursuant to the Plan of Arrangement contemplated by the Arrangement Agreement; and

      (b) pursuant to the Arrangement Agreement, Newmont, Acquisitionco and Callco are required to execute a support agreement substantially in the form of this agreement.

   In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINED TERMS

   Each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares as set out in the articles of Acquisitionco. In this agreement, "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation".

SECTION 1.2 INTERPRETATION NOT AFFECTED BY HEADINGS

   The division of this agreement into Articles, section, (S) and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an "Article" or "(S)" refer to the specified Article or (S) of this agreement.

SECTION 1.3 NUMBER, GENDER

   Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

SECTION 1.4 DATE FOR ANY ACTION

   If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day. For the purposes of this agreement, a "BUSINESS DAY" means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable law.

                                   ARTICLE 2

                    COVENANTS OF NEWMONT AND ACQUISITIONCO

SECTION 2.1 COVENANTS REGARDING EXCHANGEABLE SHARES

   So long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding, Newmont will:

      (a) not declare or pay any dividend on the Newmont Shares unless (i) Acquisitionco shall (A) on the same day declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares (an "EQUIVALENT DIVIDEND"), and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) Acquisitionco shall (A) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) (an "EQUIVALENT STOCK SUBDIVISION"), and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

      (b) advise Acquisitionco sufficiently in advance of the declaration by Newmont of any dividend on the Newmont Shares and take all such other actions as are reasonably necessary, in co-operation with Acquisitionco, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Newmont Shares, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the Newmont Shares;

      (c) ensure that the record date for any dividend declared on the Newmont Shares is not less than 7 days after the declaration date of such dividend;

      (d) take all such actions and do all such things as are reasonably necessary to enable and permit Acquisitionco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Newmont or its affiliates) upon the liquidation, dissolution or winding-up of Acquisitionco or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Acquisitionco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Acquisitionco to cause to be delivered Newmont Shares to the holders of Exchangeable Shares in accordance with the provisions of (S)5, 6 or 7, as the case may be, of the Share Provisions;

      (e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco or Newmont, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco or Newmont to cause to be delivered Newmont Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

      (f) except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of Acquisitionco or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Acquisitionco or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs.

SECTION 2.2 SEGREGATION OF FUNDS

   Newmont will cause Acquisitionco to deposit a sufficient amount of funds in a separate account of Acquisitionco and segregate a sufficient amount of such other assets and property as is necessary to enable Acquisitionco to pay dividends when due and to pay or otherwise satisfy its respective obligations under (S)5, 6 and 7 of the Share Provisions, as applicable.

SECTION 2.3 RESERVATION OF NEWMONT SHARES

   Newmont hereby represents, warrants and covenants in favour of Acquisitionco and Callco that Newmont has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Newmont or its affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Newmont Shares (or other shares or securities into which Newmont Shares may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and
(b) as are now and may hereafter be required to enable and permit Newmont to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Newmont may now or hereafter be required to issue Newmont Ordinary Shares, to enable and permit Callco or Newmont to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Acquisitionco to meet its obligations hereunder and under the Share Provisions.

SECTION 2.4 NOTIFICATION OF CERTAIN EVENTS

   In order to assist Newmont to comply with its obligations hereunder and to permit Callco or Newmont to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Acquisitionco will notify Newmont and Callco of each of the following events at the time set forth below:

      (a) in the event of any determination by the Board of Directors of Acquisitionco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Acquisitionco or to effect any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

      (b) promptly, upon the earlier of receipt by Acquisitionco of notice of and Acquisitionco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Acquisitionco or to effect any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs;

      (c) immediately, upon receipt by Acquisitionco of a Retraction Request;

      (d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

      (e) as soon as practicable upon the issuance by Acquisitionco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement).

SECTION 2.5 DELIVERY OF NEWMONT SHARES TO ACQUISITIONCO AND CALLCO

   In furtherance of its obligations under Section 2.1(d) and Section 2.1(e), upon notice from Acquisitionco or Callco of any event that requires Acquisitionco or Callco to cause to be delivered Newmont Shares to any holder of Exchangeable Shares, Newmont shall forthwith allot, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by Acquisitionco or Callco the requisite number of Newmont Shares to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares (but, for the avoidance of doubt, not to Acquisitionco or Callco). All such Newmont Shares shall be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Newmont Share, Acquisitionco or Callco, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of such Newmont Shares.

SECTION 2.6 QUALIFICATION OF NEWMONT SHARES

   If any Newmont Shares (or other shares or securities into which Newmont Shares may be reclassified or changed as contemplated by Section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, state, provincial or territorial securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority in the United States or Canada or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Newmont and delivered by Newmont at the direction of Callco or Acquisitionco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "CONTROL PERSON" for purposes of Canadian federal, provincial or territorial securities Law or the equivalent thereof under any United States Laws), Newmont will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such Newmont Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law. Newmont will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Newmont Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Newmont Shares (or such other shares or securities) have been listed by Newmont and remain listed and are quoted or posted for trading at such time.

SECTION 2.7 ECONOMIC EQUIVALENCE

   So long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding:

      (a) Newmont will not without prior approval of Acquisitionco and the prior approval of the holders of the Exchangeable Shares given in accordance with (S)10(2) of the Share Provisions:

          (i) issue or distribute Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares) to the holders of all or substantially all of the then outstanding Newmont Shares by way of stock dividend or other distribution, other than an issue of Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares) to holders of Newmont Shares (i) who exercise an option to receive dividends in Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Newmont Shares entitling them to subscribe for or to purchase Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Newmont Shares (A) shares or securities (including evidence of indebtedness) of Newmont of any class (other than Newmont Shares or securities convertible into or exchangeable for or carrying rights to acquire Newmont Shares), or (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(ii),

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   unless in each case the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Newmont in order to give effect to and to consummate, is in furtherance of or is otherwise in connection with the transactions contemplated by, and in accordance with, the Plan of Arrangement.

      (b) Newmont will not without the prior approval of Acquisitionco and the prior approval of the holders of the Exchangeable Shares given in accordance with (S)10(2) of the Share Provisions:

          (i) subdivide, redivide or change the then outstanding Newmont Shares into a greater number of Newmont Shares; or

          (ii) reduce, combine, consolidate or change the then outstanding Newmont Shares into a lesser number of Newmont Shares; or

          (iii) reclassify or otherwise change Newmont Shares or effect an amalgamation, merger, reorganization or other transaction affecting Newmont Shares;

   unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least seven days prior written notice is given to the holders of Exchangeable Shares.

      (c) Newmont will ensure that the record date for any event referred to in
   Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by Newmont (with contemporaneous notification thereof by Newmont to Acquisitionco).

      (d) The Board of Directors of Acquisitionco shall determine, acting in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on Newmont. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Acquisitionco to be relevant, be considered by the Board of Directors of Acquisitionco:

          (i) in the case of any stock dividend or other distribution payable in Newmont Shares, the number of such shares issued in proportion to the number of Newmont Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Newmont Share;

          (iii) in the case of the issuance or distribution of any other form of property (including any shares or securities of Newmont of any class other than Newmont Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of Newmont or any assets of Newmont), the relationship between the fair market value (as determined by the Board of Directors of Acquisitionco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Newmont Share and the Current Market Price of a Newmont Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding Newmont Shares into a greater number of Newmont Shares or the reduction, combination, consolidation or change of the then outstanding Newmont Shares into a lesser number of Newmont Shares or any amalgamation, merger, reorganization or other transaction affecting Newmont Shares, the effect thereof upon the then outstanding Newmont Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Newmont Shares as a result of differences between taxation laws of Canada and the

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       United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

      (e) Acquisitionco agrees that, to the extent required, upon due notice from Newmont, Acquisitionco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Acquisitionco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Newmont Shares and Exchangeable Shares as provided for in this Section 2.7.

SECTION 2.8 TENDER OFFERS

   In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Newmont Shares (an "OFFER") is proposed by Newmont or is proposed to Newmont or its shareholders and is recommended by the Board of Directors of Newmont, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Newmont, and the Exchangeable Shares are not redeemed by Acquisitionco or purchased by Callco or Newmont pursuant to the Redemption Call Right, Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to enable and permit holders of Exchangeable Shares (other than Newmont and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Newmont Shares, without discrimination. Without limiting the generality of the foregoing, Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Acquisitionco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Acquisitionco to redeem (or Callco or Newmont to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Newmont Control Transaction.

SECTION 2.9 OWNERSHIP OF OUTSTANDING SHARES

   Without the prior approval of Acquisitionco and the prior approval of the holders of the Exchangeable Shares given in accordance with (S)10(2) of the Share Provisions, Newmont covenants and agrees in favour of Acquisitionco that, as long as any outstanding Exchangeable Shares are owned by any person other than Newmont or any of its affiliates, Newmont will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Acquisitionco and Callco.

SECTION 2.10 NEWMONT AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES

   Newmont covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Newmont further covenants and agrees that it will not, and will cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the CBCA (or any successor or other corporate statute by which Acquisitionco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

SECTION 2.11 ORDINARY MARKET PURCHASES

   For certainty, nothing contained in this agreement, including the obligations of Newmont contained in Section 2.8, shall limit the ability of Newmont (or any of its subsidiaries including, without limitation, Callco or

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Acquisitionco) to make ordinary market purchases of Newmont Shares in accordance with applicable laws and regulatory or stock exchange requirements.

SECTION 2.12 STOCK EXCHANGE LISTING

   Newmont covenants and agrees in favour of Acquisitionco that, as long as any outstanding Exchangeable Shares are owned by any person other than Newmont or any of its affiliates, Newmont will use its best efforts to maintain a listing for such Exchangeable Shares on The Toronto Stock Exchange.

                                   ARTICLE 3

                              NEWMONT SUCCESSORS

SECTION 3.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

   As long as any outstanding Exchangeable Shares are owned by any person other than Newmont or any of its affiliates, Newmont shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

      (a) such other person or continuing corporation (the "NEWMONT SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Newmont Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Newmont Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Newmont under this agreement; and

      (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

SECTION 3.2 VESTING OF POWERS IN SUCCESSOR

   Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Newmont Successor and such other person that may then be the issuer of the Newmont Shares shall possess and from time to time may exercise each and every right and power of Newmont under this agreement in the name of Newmont or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of Newmont or any officers of Newmont may be done and performed with like force and effect by the directors or officers of such Newmont Successor.

SECTION 3.3 WHOLLY-OWNED SUBSIDIARIES

   Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Newmont with or into Newmont, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Newmont, provided that all of the assets of such subsidiary are transferred to Newmont or another wholly-owned direct or indirect subsidiary of Newmont, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Newmont among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

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                                   ARTICLE 4

                                    GENERAL

SECTION 4.1 TERM

   This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Newmont and any of its affiliates.

SECTION 4.2 CHANGES IN CAPITAL OF NEWMONT AND ACQUISITIONCO

   At all times after the occurrence of any event contemplated pursuant to
Section 2.7 and Section 2.8 or otherwise, as a result of which either Newmont Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which Newmont Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

SECTION 4.3 SEVERABILITY

   If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 4.4 AMENDMENTS, MODIFICATIONS

      (a) Subject to Section 4.2, Section 4.3 and Section 4.5 this agreement may not be amended or modified except by an agreement in writing executed by Acquisitionco, Callco and Newmont and approved by the holders of the Exchangeable Shares in accordance with (S)10(2) of the Share Provisions.

      (b) No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

SECTION 4.5 MINISTERIAL AMENDMENTS

   Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

      (a) adding to the covenants of any or all parties provided that the Board of Directors of each of Acquisitionco, Callco and Newmont shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

      (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Acquisitionco, Callco and Newmont, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

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      (c) making such changes or corrections which, on the advice of counsel to
   Acquisitionco, Callco and Newmont, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Acquisitionco, Callco and Newmont shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

SECTION 4.6 MEETING TO CONSIDER AMENDMENTS

   Acquisitionco, at the request of Newmont, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the bylaws of Acquisitionco, the Share Provisions and all applicable laws.

SECTION 4.7 ENUREMENT

   This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.8 NOTICES TO PARTIES

   Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:


       .


or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

SECTION 4.9 COUNTERPARTS

   This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

SECTION 4.10 JURISDICTION

   This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

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   IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                          NEWMONT

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          [CALLCO]

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          ACQUISITIONCO

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

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                                  SCHEDULE L

                      VOTING AND EXCHANGE TRUST AGREEMENT

   MEMORANDUM OF AGREEMENT made as of the . day of . , 2002, between New Newmont, a corporation existing under the laws of [DELAWARE] ("NEWMONT"), Acquisitionco, a corporation existing under the laws of Canada (together with the continuing corporation from the amalgamation of Acquisitionco, Franco-Nevada and others, hereinafter referred to as "ACQUISITIONCO") and . , a trust company incorporated under the laws of Canada (hereinafter referred to as "TRUSTEE").

   RECITALS:

      A In connection with an arrangement agreement (as further amended, supplemented and/or restated, the "ARRANGEMENT AGREEMENT") made as of November 14, 2001 between Newmont and Franco-Nevada ("FRANCO-NEVADA"), the Exchangeable Shares are to be issued to certain holders of securities of Franco-Nevada pursuant to the Plan of Arrangement contemplated in the Arrangement Agreement;

      B Pursuant to the Arrangement Agreement, Newmont and Acquisitionco are required to execute a voting and exchange trust agreement substantially in the form of this agreement.

   In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

   In this agreement, each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares as set out in the articles of Acquisitionco and the following terms shall have the following meanings:

      "AUTHORIZED INVESTMENTS" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or any province thereof or a Canadian chartered bank (which may include an affiliate or related party of the Trustee), maturing not more than one year from the date of investment, provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or any equivalent rating by Canadian Bond Rating Service.

      "AUTOMATIC EXCHANGE RIGHT" means the benefit of the obligation of Newmont under (S)5.1 pursuant to which Newmont is required to purchase all or any part of the Exchangeable Shares from the holders thereof in exchange for Newmont Shares upon the occurrence and during the continuance of an Insolvency Event.

      "AUTOMATIC EXCHANGE RIGHTS ON LIQUIDATION" means the benefit of the obligation of Newmont to effect the automatic exchange of Exchangeable Shares for Newmont Shares pursuant to (S)5.8.

      "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Newmont's affiliates.

      "BENEFICIARY VOTES" has the meaning ascribed thereto in (S)4.2.

      "BOARD OF DIRECTORS" means the Board of Directors of Acquisitionco.

      "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of Acquisitionco as more particularly described in Appendix 1 to Schedule B.

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      "INCLUDING" means "including without limitation" and "INCLUDES" means
   "includes without limitation".

      "INDEMNIFIED PARTIES" has the meaning ascribed thereto in (S)9.1.

      "INSOLVENCY EVENT" means (i) the institution by Acquisitionco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Acquisitionco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by Acquisitionco to contest in good faith any such proceedings commenced in respect of Acquisitionco within 30 days of becoming aware thereof, or the consent by Acquisitionco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Acquisitionco of a general assignment for the benefit of creditors, or the admission in writing by Acquisitionco of its inability to pay its debts generally as they become due, or (iv) Acquisitionco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to
   (S)6(6) of the Share Provisions.

      "LIQUIDATION EVENT" has the meaning ascribed thereto in (S)5.8(2).

      "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in
   (S)5.8(3).

      "LIST" has the meaning ascribed thereto in (S)4.6.

      "NEWMONT MEETING" has the meaning ascribed thereto in (S)4.2.

      "NEWMONT SPECIAL VOTING SHARE" means the special voting share in the capital of Newmont which entitles the holder of record to a number of votes at meetings of holders of Newmont Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Newmont and affiliates of Newmont), subject to a maximum aggregate number of votes equal to 10% of the aggregate number of votes attached to the Newmont Shares that are issued and outstanding at the relevant time, which share is to be issued to and voted by, the Trustee as described herein.

      "NEWMONT SUCCESSOR" has the meaning ascribed thereto in (S)11.1(a).

      "OFFICER'S CERTIFICATE" means, with respect to Newmont or Acquisitionco, as the case may be, a certificate signed by any officer or director of Newmont or Acquisitionco, as the case may be.

      "SUPPORT AGREEMENT" means that certain support agreement of even date between Acquisitionco, Callco and Newmont in the form of Schedule D to the Arrangement Agreement, as amended in accordance with the terms of the Support Agreement.

      "TRUST" means the trust created by this agreement.

      "TRUST ESTATE" means the Newmont Special Voting Share, any other securities, the Automatic Exchange Right, the Automatic Exchange Rights on Liquidation and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

      "TRUSTEE" means [COMPUTERSHARE TRUST COMPANY OF CANADA] and, subject to the provisions of Article 10, includes any successor trustee.

      "VOTING RIGHTS" means the voting rights attached to the Newmont Special Voting Share.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

   The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an "Article" or "section" refer to the specified Article or section of this agreement.

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1.3 NUMBER, GENDER, ETC.

   Words importing the singular number only shall include the plural and VICE VERSA. Words importing any gender shall include all genders.

1.4 DATE FOR ANY ACTION

   If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.

                                   ARTICLE 2

                             PURPOSE OF AGREEMENT

2.1 ESTABLISHMENT OF TRUST

   The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Newmont Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

                                   ARTICLE 3

                         NEWMONT SPECIAL VOTING SHARE

3.1 ISSUE AND OWNERSHIP OF THE NEWMONT SPECIAL VOTING SHARE

   Immediately following execution of this agreement, Newmont shall issue to the Trustee the Newmont Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. Newmont hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Newmont Special Voting Share by Newmont to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Newmont Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Newmont Special Voting Share provided that the Trustee shall:

      (a) hold the Newmont Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

      (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Newmont Special Voting Share and the Newmont Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2 LEGENDED SHARE CERTIFICATES

   Acquisitionco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3 SAFE KEEPING OF CERTIFICATE

   The certificate representing the Newmont Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

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                                   ARTICLE 4

                           EXERCISE OF VOTING RIGHTS

4.1 VOTING RIGHTS

   The Trustee, as the holder of record of the Newmont Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy attaching to the Newmont Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Newmont at a Newmont Meeting. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this agreement. Subject to (S)7.15:

      (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Newmont or by applicable law for such Newmont Meeting who are entitled to instruct the Trustee as to the voting thereof; and

      (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2 NUMBER OF VOTES

   (1) With respect to all meetings of shareholders of Newmont at which holders of Newmont Shares are entitled to vote (each, a "NEWMONT MEETING"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise for each Exchangeable Share owned of record by a Beneficiary on the record date established by Newmont or by applicable law for such Newmont Meeting (the "BENEFICIARY VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such Newmont Meeting, a pro rata number of Voting Rights determined by reference to the total number of outstanding Exchangeable Shares not owned by Newmont and its affiliates.

   (2) The aggregate Voting Rights on a poll at a Newmont Meeting shall consist of a number of votes equal to the lesser of:

      (a) one vote per outstanding Exchangeable Share from time to time not owned by Newmont and its affiliates, and

      (b) one vote for every 10 votes attaching to outstanding Newmont Shares,

and for which the Trustee has received voting instructions from the Beneficiary. Pursuant to the terms of the Special Voting Share, the Trustee or its proxy is entitled on a vote on a show of hands to one vote in addition to any votes which may be cast by a Beneficiary (or its nominee) on a show of hands as proxy for the Trustee. Any Beneficiary who chooses to attend a Newmont Meeting in person, and who is entitled to vote in accordance with (S)4.8(2) shall be entitled to one vote on a show of hands.

4.3 MAILINGS TO SHAREHOLDERS

   (1) With respect to each Newmont Meeting, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Newmont utilizes in communications to holders of Newmont Shares subject to applicable regulatory requirements and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence wherever practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Newmont to its shareholders:

      (a) a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of Newmont;

      (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Newmont Meeting or, pursuant to (S)4.7, to attend such Newmont Meeting and to exercise personally the Beneficiary Votes thereat;


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      (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          (i) a proxy to such Beneficiary or his, her or its designee to exercise personally the Beneficiary Votes; or

          (ii) a proxy to a designated agent or other representative of Newmont to exercise such Beneficiary Votes;

      (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

      (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

      (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Newmont Meeting shall not be earlier than the close of business on the fourth business day prior to such meeting, and of the method for revoking or amending such instructions.

   (2) The materials referred to in this (S)4.3 are to be provided to the Trustee by Newmont, and the materials referred to in (S)4.3(1)(c), (S)4.3(1)(e) and (S)4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner. Subject to the foregoing, Newmont shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Newmont Shares. Newmont agrees not to communicate with holders of Newmont Shares with respect to the materials referred to in this (S)4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

   (3) For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Newmont Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Newmont or by applicable law for purposes of determining shareholders entitled to vote at such Newmont Meeting. Newmont will notify the Trustee of any decision of the board of directors of Newmont with respect to the calling of any Newmont Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this (S)4.3.

4.4 COPIES OF SHAREHOLDER INFORMATION

   Newmont will deliver to the Trustee copies of all proxy materials (including notices of Newmont Meetings but excluding proxies to vote Newmont Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Newmont from time to time to holders of Newmont Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Newmont Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Newmont, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Newmont) received by the Trustee from Newmont contemporaneously with the sending of such materials to holders of Newmont Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto all proxy materials, information statements, reports and other written communications that are:

      (a) received by the Trustee as the registered holder of the Newmont Special Voting Share and made available by Newmont generally to the holders of Newmont Shares; or

      (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Newmont.


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4.5 OTHER MATERIALS

   As soon as reasonably practicable after receipt by Newmont or shareholders of Newmont (if such receipt is known by Newmont) of any material sent or given by or on behalf of a third party to holders of Newmont Shares generally, including dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Newmont shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Newmont, copies of all such materials received by the Trustee from Newmont. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto copies of all such materials.

4.6 LIST OF PERSONS ENTITLED TO VOTE

   Acquisitionco shall, (a) prior to each annual, general and extraordinary Newmont Meeting and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Newmont Meeting, at the close of business on the record date established by Newmont or pursuant to applicable law for determining the holders of Newmont Shares entitled to receive notice of and/or to vote at such Newmont Meeting. Each such List shall be delivered to the Trustee promptly after receipt by Acquisitionco of such request or the record date for such meeting and in any event within sufficient time as to permit the Trustee to perform its obligations under this agreement. Newmont agrees to give Acquisitionco notice (with a copy to the Trustee) of the calling of any Newmont Meeting, together with the record date therefor, sufficiently prior to the date of the calling of such meeting so as to enable Acquisitionco to perform its obligations under this (S)4.6.

4.7 ENTITLEMENT TO DIRECT VOTES

   Subject to (S)4.8 and (S)4.11, any Beneficiary named in a List prepared in connection with any Newmont Meeting will be entitled (a) to instruct the Trustee in the manner described in (S)4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8 VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING

   (1) In connection with each Newmont Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to (S)4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of (S)4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to (S)4.3.

   (2) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Newmont Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to (S)4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

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4.9 DISTRIBUTION OF WRITTEN MATERIALS

   Any written materials distributed by the Trustee pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as Newmont utilizes in communications to holders of Newmont Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Acquisitionco. Newmont agrees not to communicate with holders of Newmont Shares with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Acquisitionco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

      (a) a current List; and

      (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10 TERMINATION OF VOTING RIGHTS

   All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Newmont or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon
(i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the occurrence of the automatic exchange of Exchangeable Shares for Newmont Shares, as specified in Article 5 (unless Newmont shall not have delivered the requisite Newmont Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or
(ii) the retraction or redemption of Exchangeable Shares pursuant to (S)6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of Acquisitionco pursuant to (S)5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by Callco or Newmont pursuant to the exercise by Callco or Newmont of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

4.11 DISCLOSURE OF INTEREST IN EXCHANGEABLE SHARES

   The Trustee and/or Acquisitionco shall be entitled to require any Beneficiary or any person who the Trustee and/or Acquisitionco know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Acquisitionco) under (S)101 of the SECURITIES ACT (Ontario), as amended from time to time, or as would be required under the articles of Newmont or any laws or regulations, or pursuant to the rules or regulations of any Agency, if the Exchangeable Shares were Newmont Shares. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this (S)4.11, the board of directors of Newmont may take any action permitted under the articles of Newmont or any laws or regulations, or pursuant to the rules or regulations of any Agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

                                   ARTICLE 5

                              AUTOMATIC EXCHANGE

5.1 AUTOMATIC EXCHANGE

   (1) Newmont hereby agrees with the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries that the Trustee shall have
(i) the Automatic Exchange Right, and (ii) the Automatic Exchange Rights on Liquidation, all in accordance with the provisions of this agreement. The Automatic Exchange Right shall represent an agreement on the terms set out herein between Newmont and the Trustee (acting on behalf of

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the Beneficiaries) that upon the occurrence of an Insolvency Event, Newmont will purchase from each and every Beneficiary all of the Exchangeable Shares held by such Beneficiary. The Automatic Exchange Rights on Liquidation shall represent an agreement on the terms set out herein between Newmont and the Trustee (acting on behalf of the Beneficiaries) that Newmont will purchase from each and every Beneficiary all of the outstanding Exchangeable Shares held by such Beneficiary on the fifth business day prior to the Liquidation Event Effective Date. Newmont hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for agreeing with the Trustee (acting on behalf of the Beneficiaries) to be bound by the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation.

   (2) During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, provided that the Trustee shall:

      (a) hold the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

      (b) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this agreement.

   (3) The obligations of Newmont to issue Newmont Shares pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation are subject to all applicable laws and regulatory or stock exchange requirements.

5.2 LEGENDED SHARE CERTIFICATES

   Acquisitionco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation.

5.3 AUTOMATIC EXCHANGE RIGHT

   (1) The purchase price payable by Newmont for each Exchangeable Share to be purchased by Newmont under the Automatic Exchange Right shall be an amount per share equal to (i) the Current Market Price of a Newmont Share on the last business day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Automatic Exchange Right, which shall be satisfied in full by Newmont causing to be delivered to such holder one Newmont Share, plus (ii) to the extent not paid by Acquisitionco on the designated payment date therefor, an additional amount equal to and in full satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Automatic Exchange Right, Newmont shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Newmont issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Newmont Share and on the applicable payment date a cheque for the balance, if any, of the purchase price, in each case less any amounts withheld pursuant to (S)5.9. Upon payment by Newmont of such purchase price the relevant Beneficiary shall cease to have any right to be paid by Acquisitionco any amount in respect of declared and unpaid dividends on each such Exchangeable Share.

   (2) Immediately upon the occurrence of an Insolvency Event, the closing of the transaction of purchase and sale contemplated by the Automatic Exchange Right shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Newmont all of the Beneficiary's right, title and interest in and to such

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Beneficiary's Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from Acquisitionco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Newmont shall issue to the Beneficiary the Newmont Shares issuable upon the automatic exchange of Exchangeable Shares for Newmont Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to (S)5.9. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the Newmont Shares issued pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for Newmont Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Newmont pursuant to such automatic exchange shall thereafter be deemed to represent Newmont Shares issued to the Beneficiary by Newmont pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Newmont Shares, duly endorsed in blank and accompanied by such instruments of transfer as Newmont may reasonably require, Newmont shall deliver or cause to be delivered to the Beneficiary certificates representing the Newmont Shares of which the Beneficiary is the holder.

5.4 FAILURE TO RETRACT

   Upon the occurrence of an event referred to in paragraph (iv) of the definition of Insolvency Event, Acquisitionco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Acquisitionco or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to (S)6(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares.

5.5 NOTICE OF INSOLVENCY EVENT

   As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Acquisitionco and Newmont shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Acquisitionco and Newmont of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Newmont (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Newmont, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Automatic Exchange Right.

5.6 LISTING OF NEWMONT SHARES

   Newmont covenants that if any Newmont Shares to be issued and delivered pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any Agency under any United States or Canadian federal, provincial or territorial law or regulation or pursuant to the rules and regulations of any Agency or the fulfillment of any other United States or Canadian legal requirement before such shares may be issued and delivered by Newmont to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" or the equivalent of Newmont for purposes of Canadian securities Law or any United States equivalent), Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause such Newmont Shares to be and remain duly registered, qualified or approved. Newmont will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause all Newmont Shares to be delivered pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which issued Newmont Shares have been listed by Newmont and remain listed and are quoted or posted for trading at such time.

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5.7 NEWMONT SHARES

   Newmont hereby represents, warrants and covenants that the Newmont Shares issuable as described herein will be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance.

5.8 AUTOMATIC EXCHANGE ON LIQUIDATION OF NEWMONT

   (1) Newmont will give the Trustee written notice of each of the following events at the time set forth below:

      (a) in the event of any determination by the board of directors of Newmont to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Newmont or to effect any other distribution of assets of Newmont among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

      (b) as soon as practicable following the earlier of (A) receipt by Newmont of notice of, and (B) Newmont otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Newmont or to effect any other distribution of assets of Newmont among its shareholders for the purpose of winding up its affairs, in each case where Newmont has failed to contest in good faith any such proceeding commenced in respect of Newmont within 30 days of becoming aware thereof.

   (2) As soon as practicable following receipt by the Trustee from Newmont of notice of any event (a "LIQUIDATION EVENT") contemplated by (S)5.8(1)(a) or
(S)5.8(1)(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Newmont and shall include a brief description of the automatic exchange of Exchangeable Shares for Newmont Shares provided for in (S)5.8(3).

   (3) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Newmont Shares in the distribution of assets of Newmont in connection with a Liquidation Event, on the fifth business day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for Newmont Shares. To effect such automatic exchange, Newmont shall purchase on the fifth business day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to (i) the Current Market Price of a Newmont Share on the fifth business day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Newmont issuing to the Beneficiary one Newmont Share, plus
(ii) to the extent not paid by Acquisitionco on the designated payment date therefor, an additional amount equal to and in full satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. Newmont shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

   (4) On the fifth business day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Newmont Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Newmont all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from Acquisitionco shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Newmont shall issue to the Beneficiary the Newmont Shares issuable upon the automatic exchange of Exchangeable Shares for Newmont Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance,

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if any, of the purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to (S)5.9. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the Newmont Shares issued pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for Newmont Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Newmont pursuant to such automatic exchange shall thereafter be deemed to represent Newmont Shares issued to the Beneficiary by Newmont pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Newmont Shares, duly endorsed in blank and accompanied by such instruments of transfer as Newmont may reasonably require, Newmont shall deliver or cause to be delivered to the Beneficiary certificates representing the Newmont Shares of which the Beneficiary is the holder.

5.9 WITHHOLDING RIGHTS

   Newmont, Acquisitionco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or Newmont Shares such amounts as Newmont, Acquisitionco or the Trustee is required to deduct and withhold with respect to such payment under the INCOME TAX ACT (Canada) or United States tax Laws or any provision of provincial, state, local or foreign tax Law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Newmont, Acquisitionco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Newmont, Acquisitionco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Newmont, Acquisitionco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Newmont represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United States tax laws.

                                   ARTICLE 6

            RESTRICTIONS ON ISSUE OF NEWMONT SPECIAL VOTING SHARES

6.1 ISSUE OF ADDITIONAL SHARES

   During the term of this agreement, Newmont will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with (S)10(2) of the Share Provisions, issue any additional Newmont Special Voting Shares.

                                   ARTICLE 7

                            CONCERNING THE TRUSTEE

7.1 POWERS AND DUTIES OF THE TRUSTEE

   (1) The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as Trustee of the Trust, shall include:

      (a) receipt and deposit of the Newmont Special Voting Share from Newmont as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

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      (b) granting proxies and distributing materials to Beneficiaries as provided in this agreement;

      (c) voting the Beneficiary Votes in accordance with the provisions of this agreement;

      (d) receiving the grant of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation from Newmont as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

      (e) enforcing the benefit of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Newmont Shares and cheques, if any, to which such Beneficiaries are entitled pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation, as the case may be;

      (f) holding title to the Trust Estate;

      (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

      (h) taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Newmont and Acquisitionco under this agreement; and

      (i) taking such other actions and doing such other things as are specifically provided in this agreement to be carried out by the Trustee whether alone, jointly or in the alternative.

   (2) In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

   (3) The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

   (4) The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2 NO CONFLICT OF INTEREST

   The Trustee represents to Newmont and Acquisitionco that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this
(S)7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this (S)7.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as Trustee hereunder.

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7.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

   (1) Each of Newmont and Acquisitionco irrevocably authorizes the Trustee, from time to time, to:

      (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Newmont Shares; and

      (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (ii) from the transfer agent of Newmont Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Automatic Exchange Right and pursuant to the Automatic Exchange Rights on Liquidation.

   (2) Newmont and Acquisitionco shall irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Newmont covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, in each case pursuant to Article 5.

7.4 BOOKS AND RECORDS

   The Trustee shall keep available for inspection by Newmont and Acquisitionco at the Trustee's principal office in Toronto correct and complete books and records of account relating to the Trust created by this agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation. On or before [JANUARY 15], 2003, and on or before January 15th in every year thereafter, so long as the Newmont Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Newmont and Acquisitionco a brief report, dated as of the preceding December 31st, with respect to:

      (a) the property and funds comprising the Trust Estate as of that date;

      (b) the number of exercises of the Automatic Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Newmont of Newmont Shares in connection with the Automatic Exchange Right, during the calendar year ended on such December 31st; and

      (c) any action taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5 INCOME TAX RETURNS AND REPORTS

   The Trustee shall, to the extent necessary, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any other Agency, including any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Newmont or Acquisitionco). If requested by the Trustee, Newmont or Acquisitionco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

   (1) The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee

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reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Newmont Special Voting Share pursuant to Article 4, subject to (S)7.15, and with respect to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation pursuant to Article 5.

   (2) None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7 ACTION OF BENEFICIARIES

   No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in (S)7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8 RELIANCE UPON DECLARATIONS

   The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of (S)7.9, if applicable, and with any other applicable provisions of this agreement.

7.9 EVIDENCE AND AUTHORITY TO TRUSTEE

   (1) Newmont and/or Acquisitionco shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by Newmont and/or Acquisitionco or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including in respect of the Voting Rights or the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation and the taking of any other action to be taken by the Trustee at the request of or on the application of Newmont and/or Acquisitionco promptly if and when:

      (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this (S)7.9; or

      (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives Newmont and/or Acquisitionco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

   (2) Such evidence shall consist of an Officer's Certificate of Newmont and/or Acquisitionco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

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   (3) Whenever such evidence relates to a matter other than the Voting Rights or the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation or the taking of any other action to be taken by the Trustee at the request or on the application of Newmont and/or Acquisitionco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Newmont and/or Acquisitionco it shall be in the form of an Officer's Certificate or a statutory declaration.

   (4) Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

      (a) declaring that he has read and understands the provisions of this agreement relating to the condition in question;

      (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

      (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10 EXPERTS, ADVISERS AND AGENTS

   The Trustee may:

      (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by Newmont and/or Acquisitionco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

      (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

      (c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 INVESTMENT OF MONEYS HELD BY TRUSTEE

   Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee shall, upon the receipt by the Trustee of the written direction of Acquisitionco, be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, or in Authorized Investments. Any direction of Acquisitionco to the Trustee as to investment or reinvestment of funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (local time) or if received on a non-business day, shall be deemed to have been given prior to 9:00 a.m. (local time) on the immediately following business day. If no such direction is received, the Trustee shall not have any obligation to invest the monies and pending receipt of such a direction all interest or other income and such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Acquisitionco, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided.

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7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY

   The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13 TRUSTEE NOT BOUND TO ACT ON REQUEST

   Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Newmont and/or Acquisitionco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 AUTHORITY TO CARRY ON BUSINESS

   The Trustee represents to Newmont and Acquisitionco that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this (S)7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

7.15 CONFLICTING CLAIMS

   (1) If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

      (a) the rights of all adverse claimants with respect to the Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

      (b) all differences with respect to the Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

   (2) If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16 ACCEPTANCE OF TRUST

   The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

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                                   ARTICLE 8

                                 COMPENSATION

8.1 FEES AND EXPENSES OF THE TRUSTEE

   Newmont and Acquisitionco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental Agency, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that Newmont and Acquisitionco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.

                                   ARTICLE 9

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 INDEMNIFICATION OF THE TRUSTEE

   (1) Newmont and Acquisitionco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by Newmont or Acquisitionco pursuant hereto.

   (2) In no case shall Newmont or Acquisitionco be liable under this indemnity for any claim against any of the Indemnified Parties unless Newmont and Acquisitionco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Newmont and Acquisitionco shall be entitled to participate at their own expense in the defence and, if Newmont and Acquisitionco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Newmont or Acquisitionco; or (ii) the named parties to any such suit include both the Trustee and Newmont or Acquisitionco and the Trustee shall have been advised by counsel acceptable to Newmont or Acquisitionco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Newmont or Acquisitionco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Newmont and Acquisitionco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

9.2 LIMITATION OF LIABILITY

   The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

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                                  ARTICLE 10
                               CHANGE OF TRUSTEE

10.1 RESIGNATION

   The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Newmont and Acquisitionco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Newmont and Acquisitionco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Newmont and Acquisitionco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Newmont and Acquisitionco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2 REMOVAL

   The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Newmont and Acquisitionco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3 SUCCESSOR TRUSTEE

   Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to Newmont and Acquisitionco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of Newmont and Acquisitionco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Newmont, Acquisitionco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4  NOTICE OF SUCCESSOR TRUSTEE

   Upon acceptance of appointment by a successor trustee as provided herein, Newmont and Acquisitionco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Newmont or Acquisitionco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Newmont and Acquisitionco.

                                  ARTICLE 11

                              NEWMONT SUCCESSORS

11.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

   As long as any outstanding Exchangeable Shares are owned by any person other than Newmont or any of its affiliates, Newmont shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

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      (a) such other person or continuing corporation (the "Newmont
   Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Newmont Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Newmont Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Newmont under this agreement; and

      (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2 VESTING OF POWERS IN SUCCESSOR

   Whenever the conditions of (S)11.1 have been duly observed and performed, the Trustee, Newmont Successor and Acquisitionco shall, if required by (S)11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon Newmont Successor and such other person that may then be the issuer of the Newmont Shares shall possess and from time to time may exercise each and every right and power of Newmont under this agreement in the name of Newmont or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of Newmont or any officers of Newmont may be done and performed with like force and effect by the directors or officers of such Newmont Successor.

11.3 WHOLLY-OWNED SUBSIDIARIES

   Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Newmont with or into Newmont, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Newmont (other than Acquisitionco or Callco), provided that all of the assets of such subsidiary are transferred to Newmont or another wholly-owned direct or indirect subsidiary of Newmont, or
(iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Newmont (other than Acquisitionco or Callco) among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 11.

                                  ARTICLE 12

                 AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 AMENDMENTS, MODIFICATIONS, ETC.

   Subject to (S)12.2, (S)12.4 and (S)14.1, this agreement may not be amended or modified except by an agreement in writing executed by Newmont, Acquisitionco and the Trustee and approved by the Beneficiaries in accordance with (S)10(2) of the Share Provisions.

12.2 MINISTERIAL AMENDMENTS

   Notwithstanding the provisions of (S)12.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

      (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Acquisitionco and Newmont shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

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      (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Newmont and Acquisitionco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

      (c) making such changes or corrections which, on the advice of counsel to Newmont, Acquisitionco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

12.3 MEETING TO CONSIDER AMENDMENTS

   Acquisitionco, at the request of Newmont, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Acquisitionco, the Share Provisions and all applicable laws.

12.4 CHANGES IN CAPITAL OF NEWMONT AND ACQUISITIONCO

   At all times after the occurrence of any event contemplated pursuant to
(S)2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Newmont Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Newmont Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

   For greater certainty, this agreement, which is entered into in connection with the issuance of the Exchangeable Shares to shareholders of Franco-Nevada as part of the acquisition of the shares of Franco-Nevada by Acquisitionco, shall continue to apply with full force and effect following the amalgamation of Acquisitionco, Franco-Nevada and others pursuant to the Plan of Agreement.

12.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

   From time to time Acquisitionco (when authorized by a resolution of its Board of Directors), Newmont (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

      (a) evidencing the succession of Newmont Successors and the covenants of and obligations assumed by each such Newmont Successor in accordance with the provisions of Article 10 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

      (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Newmont, Acquisitionco, the Trustee or this agreement; and

      (c) for any other purposes not inconsistent with the provisions of this agreement, including to make or evidence any amendment or modification to this agreement as contemplated hereby; provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

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                                  ARTICLE 13

                                  TERMINATION

13.1 TERM

   The Trust created by this agreement shall continue until the earliest to occur of the following events:

      (a) no outstanding Exchangeable Shares are held by a Beneficiary;

      (b) each of Newmont and Acquisitionco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with (S)10(2) of the Share Provisions; and

      (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2 SURVIVAL OF AGREEMENT

   This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 8 and Article 9 shall survive any such termination of this agreement.

                                  ARTICLE 14

                                    GENERAL

14.1 SEVERABILITY

   If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2 ENUREMENT

   This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

14.3 NOTICES TO PARTIES

   Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

       .


or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

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

14.4 NOTICE TO BENEFICIARIES

   Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Acquisitionco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5 COUNTERPARTS

   This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6 JURISDICTION

   This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.7 ATTORNMENT

   Each of the Trustee, Newmont and Acquisitionco agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Newmont hereby appoints Acquisitionco at its registered office in the Province of Ontario as attorney for service of process.

   IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                          ACQUISITIONCO

                                          By: _________________________________
                                             Name:  .
                                             Title:  .

                                          [TRUST COMPANY]

                                          By: _________________________________
                                             Name:  .
                                             Title:  .

                                          NEW NEWMONT

                                          By: _________________________________
                                             Name:  .
                                             Title:  .

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